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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Richardson Electronics, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: $210,000,000
	(5)	Total fee paid: $14,973.00
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED OCTOBER 20, 2010

RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

Dear Stockholders:

        It is my pleasure to invite you to a special meeting of the stockholders of Richardson Electronics, Ltd. to be held on [    •    ], 2010 at [    •    ], Central time, at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois 60147.

        At the special meeting, you will be asked to consider and vote upon a proposal to sell to Arrow Electronics, Inc. all of the assets primarily used or held for us in our RF, Wireless and Power Division business unit, certain other Company assets, and certain liabilities, pursuant to an acquisition agreement, dated October 1, 2010.

        After careful consideration, our Board of Directors determined that the proposed transaction and the related acquisition agreement are advisable and in the best interests of Richardson Electronics. Our Board of Directors unanimously approved the proposed transaction and recommends that you vote "FOR" the proposal to approve the transaction.

        Whether or not you plan to attend the special meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

        The enclosed proxy statement provides you with detailed information about the special meeting, the proposed transaction and the Acquisition Agreement. A copy of the Acquisition Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission.

        Thank you in advance for your continued support and your consideration of this matter.

                      Best regards,

                      EDWARD J. RICHARDSON
                       Chairman of the Board, Chief Executive Officer and
                      President

LaFox, Illinois
 [    •    ], 2010

This proxy statement is dated [    •    ], 2010 and is first being mailed to stockholders
on or about [    •    ], 2010.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED OCTOBER 20, 2010

RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2010

To our Stockholders:

        Notice is hereby given that a special meeting of the stockholders of Richardson Electronics, Ltd. will be held on [       •      ], 2010 at [    •    ], Central time, at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois 60147. At the special meeting or any postponement, adjournment or delay thereof (the "Special Meeting"), you will be asked to consider and vote upon the following proposals:

  1.
  to approve the sale to Arrow Electronics, Inc. of all of the assets primarily used or held for use in our RF, Wireless and Power Division business unit, certain other Company assets, and certain liabilities (the "Transaction"), pursuant to the Acquisition Agreement, dated October 1, 2010 (the "Acquisition Agreement"), by and among Richardson Electronics, Ltd., certain subsidiaries of Richardson Electronics, Ltd. and Arrow Electronics, Inc.; and

  2.
  to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on [    •     ], 2010 are entitled to notice of and to vote at the Special Meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE TRANSACTION.

        The affirmative vote of the holders of a majority of the voting power of our outstanding shares of our common stock is required to approve the Transaction.

        The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the Special Meeting. We encourage you to read the proxy statement and all annexes thereto carefully and in their entirety.

                      By order of the Board of Directors,

                      KYLE C. BADGER
                       Executive Vice President, General Counsel
                      and Secretary

LaFox, Illinois
 [    •    ], 2010

ANNEX A	Acquisition Agreement, dated October 1, 2010
ANNEX B	Opinion of Morgan Joseph LLC, dated September 27, 2010
ANNEX C	Audited Consolidated Financial Statements of Richardson Electronics, Ltd. included in its Annual Report on Form 10-K for the Year Ended May 29, 2010
ANNEX D	Unaudited Condensed Consolidated Financial Statements of Richardson Electronics, Ltd. included in its Quarterly Report on Form 10-Q for the Three Months Ended August 28, 2010
ANNEX E	Pro Forma Consolidated Financial Statements of Richardson Electronics, Ltd. for the Years Ended May 30, 2009 and May 29, 2010 and the Three Months Ended August 28, 2010

TRADEMARKS AND COPYRIGHTS

        We own or have rights to trademarks, service marks and trade names that we use in conjunction with the operation of our business including, without limitation, the following: Richardson ElectronicsTM, AmperexTM, National ElectronicsTM, National®, CanvysTM, Image Systems®, and Pixelink®. Each trademark, service mark or trade name of any other company appearing in this proxy statement belongs to its holder.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTION

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Transaction, the Acquisition Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Richardson Electronics, Ltd. Please refer to the "Summary" beginning on page 8 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. See "Where You Can Find Additional Information" beginning on page 57.

        Unless the context otherwise requires, in this proxy statement, (i) references to "Richardson Electronics, Ltd.," "Richardson Electronics," "we," "our," "us" and "the Company" refer to Richardson Electronics, Ltd. and its subsidiaries, (ii) references to "RFPD" refer to the RF, Wireless and Power Division of the Company, (iii) references to "the Board" refer to the board of directors of the Company, (iv) references to "Arrow Electronics" refer to Arrow Electronics, Inc., (v) references to the "Acquisition Agreement" refer to that certain acquisition agreement, dated October 1, 2010, by and among the Company, the subsidiaries of the Company signatory thereto and Arrow Electronics, and (vi) references to the "Transaction" refer to the sale of the assets of RFPD and certain other assets pursuant to the Acquisition Agreement.

Q:    Why did I receive these materials?

A:
We have entered into an Acquisition Agreement to sell to Arrow Electronics Inc. ("Arrow Electronics") all of the assets primarily used or held for use in, and certain liabilities of, our RF, Wireless & Power Division ("RFPD"), as well as certain other Company assets, including our information technology assets, in exchange for $210 million in cash (the "Transaction"). The terms of the Transaction are more fully described below under "The Transaction" beginning on page 9. A copy of the Acquisition Agreement is attached to this proxy statement as Annex A. The Board is soliciting your proxy to vote at a special meeting of our stockholders (the "Special Meeting") being held for the purpose of obtaining stockholder approval for the Transaction.

Q.    What do I need to do now?

A:
We urge you to carefully read this proxy statement, including its annexes, and to consider how the Transaction will affect you. Even if you plan to attend the Special Meeting, if you hold your shares in your own name as the stockholder of record, please vote your shares by signing, dating and returning the enclosed proxy card. You can also attend the Special Meeting and vote by ballot in person. If you hold your shares in "street name," follow the procedures provided by your bank, broker or other nominee.

Q:    Why does the Transaction require stockholder approval?

A:
The Board is seeking stockholder approval of the Transaction because we are a Delaware corporation and the Transaction may constitute the sale of "substantially all" of our property and assets under Section 271 of the General Corporation Law of the State of Delaware (the "DGCL"). Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the stockholders for the sale of "all or substantially all of its property and assets." Additionally, approval of the Transaction by stockholders is a closing condition under the Acquisition Agreement.

Q:    What will the net proceeds from the Transaction be and what will they be used for?

A:
We expect the net proceeds from the Transaction to be approximately $185 million. However, the actual proceeds available to us is subject to uncertainties. See "Material United States Federal Income Tax Consequences" beginning on page 35. We have not yet determined how we will use the proceeds, but we may use them for a variety of purposes, including any or all of the following: strategic acquisitions, repurchases of outstanding shares of common stock, dividends to stockholders and general corporate purposes. Among the strategic acquisitions that we may consider are acquisitions of companies involved in engineering and manufacturing electronic equipment, including equipment used in alternative energy markets.

Q:    What will happen if the Transaction is not approved by stockholders or is not completed for any other reason?

A:
If the Transaction is not completed: (i) in certain circumstances, we will be required to pay to Arrow Electronics a termination fee of $8,400,000, plus up to $1,600,000 of Arrow Electronics' expenses incurred in connection with the Transaction, (ii) we may have difficulty recouping the significant transaction costs incurred in connection with the Transaction, (iii) our relationships with customers, business partners and employees of RFPD may be damaged and the business of RFPD may be harmed, and (iv) the market price for our common stock may decline.

Q:    When is the Transaction expected to be completed?

A:
If the Transaction is approved by stockholders at the Special Meeting, we expect to complete the Transaction in early 2011. However, the Transaction is subject to various regulatory clearances and the satisfaction or waiver of other conditions, and it is possible that factors outside of our control could result in the Transaction being completed at a later date or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Transaction. While the exact timing of the completion of the Transaction cannot be predicted, the Acquisition Agreement may be terminated by any of the parties if the closing has not occurred on or before April 1, 2011.

Q:    How will Arrow Electronics finance the Transaction?

A:
Arrow Electronics intends to finance the Transaction with available cash. The Transaction is not conditioned on Arrow Electronics securing third-party financing.

Q:    How will the Transaction affect outstanding equity awards held by our directors, executive officers and other employees?

A:
The Transaction will have no affect on the outstanding equity awards held by our directors, executive officers and other employees, other than the extension of the termination date for options held by executive officers and other employees affiliated with RFPD and being hired by Arrow Electronics as a result of the Transaction (the "Transferred Employees"). For the Transferred Employees, the period during which they may exercise their Company stock options will be extended from 90 days to one year after termination of employment with us.

Q:    Will the Transaction trigger any payments to our current or former executive officers or directors?

A:
All of our executive officers participate in the 2011 incentive plan, which establishes financial metrics and other performances objectives for each executive officer. Under the 2011 incentive plan, each executive officer, other than Wendy Diddell, our Executive Vice President of Corporate Development, has a portion of his or her annual bonus opportunity based on our annual net income after taxes. In addition, Edward J. Richardson, our Chairman of the Board, Chief Executive Officer and President, participates in the Edward J. Richardson Incentive Compensation Plan. Under the plan, Mr. Richardson is eligible for an annual cash bonus equal to 2% of our annual net income after taxes.

  Awards under both plans are subject to the discretion of the compensation committee and, if the Transaction is completed, the compensation committee may determine to include within net income for fiscal 2011 some or all of the proceeds from the Transaction and may therefore award bonuses to some or all of our executive officers based on net income generated from the Transaction. However, the compensation committee has not made any decision on these matters and such decision will be made in 2011 once the financial results for the year ended May 29, 2011 are known. For additional information regarding these matters, see "The Transaction—Interests of Our Directors and Executive Officers in the Transaction" beginning on page 33.

Q:    Will Richardson Electronics continue to be publicly traded on The NASDAQ Global Market and subject to rules and regulations of the Securities and Exchange Commission ("SEC")?

A:
Yes. Whether or not the Transaction is completed, we expect to continue to be publicly traded on The NASDAQ Global Market and to remain subject to the rules and regulations of the SEC, including the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Q:    What will be the nature of our business following completion of the Transaction?

A:
After the Transaction is completed, we will have two remaining divisions: Electron Device Group ("EDG") and Canvys. EDG provides engineered solutions including manufacturing and distributing electronic components and equipment to customers in diverse markets including the steel, automotive, textile, plastics, semiconductor manufacturing, and broadcast industries. Our team of engineers design solutions based on high power/ high frequency vacuum devices for applications such as industrial heating, laser technology, semiconductor manufacturing equipment, radar, and welding. Canvys is a global provider of integrated display products, workstations, and value-add services to the healthcare, industrial and medical original equipment manufacturer ("OEM"), and digital signage markets. We offer custom display solutions that include touch screens, protective panels, custom enclosures, specialized cabinet finishes, application specific software packages, and our own privately branded display products. In addition, we partner with leading branded hardware vendors to offer the highest quality liquid crystal displays, mounting devices, and customized computing platforms. On a combined basis, EDG and Canvys had net sales of $135.4 million in the year ended May 29, 2010 and $37.5 million in the three months ended August 28, 2010. For additional information regarding these matters, see "Unaudited Condensed Consolidated Financial Information."

Q:    What am I being asked to vote on at the Special Meeting?

A:
You will be asked to consider and vote upon the following proposals: to approve the sale to Arrow Electronics of all of the assets primarily used or held for use in RFPD, certain other Company assets, and certain liabilities, pursuant to the Acquisition Agreement.

Q:    How does the Board recommend that I vote?

A:
After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote "FOR" the proposal to approve the Transaction. You should read "The Transaction—Reasons for the Transaction" beginning on page 24 for a discussion of the factors that the Board considered in deciding to recommend approval of the Transaction.

Q:    When and where is the Special Meeting?

A:
The Special Meeting will be held at [    •    ], on [    •    ], 2010 at [    •    ], Central time at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois 60147.

Q:    Who is entitled to vote at the Special Meeting?

A:
Only stockholders at the close of business on [    •    ], 2010, the record date for the Special Meeting (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. If you hold your shares through a bank, broker or other nominee (in "street name"), you must obtain from the record holder a "legal proxy" issued in your name in order to vote in person at the Special Meeting. At the close of business on the Record Date, there were [    •    ] shares of our common stock outstanding and entitled to vote, representing [    •    ] votes.

Q:    Am I entitled to appraisal rights in connection with the Transaction?

A:
No. Delaware law does not provide for stockholder appraisal rights in connection with the Transaction.

Q:    What vote is required for stockholders to approve the Transaction?

A:
The affirmative "FOR" vote of the holders representing a majority of the voting power of the outstanding shares of our common stock and our Class B common stock, voting together, is required to approve the Transaction. At the record date, shares representing [    •    ] votes constituted a majority and Mr. Richardson held shares representing [    •    ] votes, which represent approximately 67% of our voting power. In connection with the execution of the Acquisition Agreement, Mr. Richardson and Arrow Electronics entered into a voting agreement pursuant to which Mr. Richardson has appointed certain officers of Arrow Electronics as proxy for him to vote all of his shares at the special meeting for the Transaction.

Q:    How many shares must be present or represented to conduct business at the Special Meeting?

A:
A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. We will have a quorum for the Special Meeting if the holders outstanding shares of our common stock entitled to vote at the Special Meeting and representing a majority of the voting power, or [    •    ] votes, are present at the Special Meeting, either in person or represented by proxy. Abstentions and "broker non-votes" are counted as present for the purpose of determining whether a quorum is present. Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In connection with the execution of the Acquisition Agreement, Mr. Richardson and Arrow Electronics entered into a voting agreement pursuant to which Mr. Richardson has appointed certain officers of Arrow Electronics as proxy for him to vote all of his shares at the special meeting for the Transaction.

Q:    How do I vote?

A:
You may vote using any of the following methods:

•
Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative. Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Special Meeting. All stockholders may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:    How many votes do I have?

A:
Holders of our common stock are entitled to one vote for each share of our common stock owned as of the close of business on the record date. Holders of our Class B common stock are entitled to ten votes for each share of our Class B common stock owned as of the close of business on the record date.

Q:    What can I do if I change my mind after I vote my shares?

A:
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•
sending a written notice of revocation to our Corporate Secretary;

•
submitting a new, properly completed proxy dated later than the date of the revoked proxy;

•
voting over the Internet at a later time; or

•
attending the Special Meeting and voting in person.

  If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the next question. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Q:    How can I attend the Special Meeting?

A:
You are entitled to attend the Special Meeting only if you were a stockholder of the Company as of the close of business on [    •    ], 2010, the Record Date for the Special Meeting, or hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the Record Date prior to being admitted. If you are not a stockholder of record but hold shares in street name, you should be prepared to provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided to you by your bank, broker, or other nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

  The Special Meeting will begin promptly on [    •    ], 2010 at [    •    ], Central time.

Q:    What happens if additional matters are presented at the Special Meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Edward Richardson and Kyle Badger, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:    What if I fail to vote or abstain from voting?

A:
If you fail to vote or abstain from voting, including if you fail to instruct your broker, bank or other nominee to vote, it will have the effect of a vote "AGAINST" the Transaction.

Q:    What if I return a signed proxy card, but do not vote for the matter listed on the proxy card?

A:
If you properly complete and sign your proxy card and timely return it, but do not indicate how your shares should be voted on the matter, the shares represented by your proxy will be voted as the Board recommends and, therefore, "FOR" the proposal to approve the Transaction.

Q:    If my shares are held in "street name" by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:
Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to approve the Transaction.

Q:    What do I do if I receive more than one proxy or set of voting instructions?

A:
If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote your shares by telephone or over the Internet (if those options are available to you).

Q:    What is the deadline for voting my shares?

A:
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Special Meeting.

  If you hold shares in street name, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares in person at the Special Meeting only if you obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation.

Q:    What if I sell my shares before the Special Meeting?

A:
If you sell your shares after the Record Date but before the Special Meeting you will still be entitled to vote at the Special Meeting.

Q:    Who will bear the cost of this solicitation?

A:
We are making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Q:    Who can help answer any other questions that I have?

A:
If you have additional questions about the Transaction, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact us at Richardson Electronics, Ltd., 40W267 Keslinger Road, PO Box 393, LaFox, Illinois 60147-0393, Attention: Corporate Secretary.

SUMMARY

        This summary highlights selected information contained in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. See "Where You Can Find Additional Information" beginning on page 57.

The Parties to the Transaction (page 17)

Richardson Electronics, Ltd.

        Richardson Electronics, Ltd. is a global provider of engineered solutions and a global distributor of electronic components to the radio frequency ("RF"), wireless and power conversion, electron device, and display systems markets. Utilizing our core engineering and manufacturing capabilities, our strategy is to provide specialized technical expertise and value-add, or "engineered solutions." We provide solutions and add value through design-in support, systems integration, prototype design and manufacturing, testing, and logistics for end products of its customers. More information is available online at www.rell.com. Our common stock trades on the NASDAQ Global Market under the ticker symbol RELL.

Arrow Electronics, Inc.

        Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for over 900 suppliers and 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 310 locations in 51 countries and territories. More information is available online at www.arrow.com.

The Special Meeting (page 14)

Date, Time, Place and Purpose (page 14)

        The Special Meeting will be held at [    •    ], on [    •    ], 2010 at [    •    ], Central time.

        The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:

    1.
    to approve the sale to Arrow Electronics of all of the assets primarily used or held for use in RFPD, certain other Company assets, and certain liabilities, pursuant to the Acquisition Agreement; and

    2.
    to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date, Quorum, Voting (page 14)

        Only holders of our common stock at the close of business on [    •    ], 2010, the Record Date, are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were [    •    ] shares of our common stock outstanding and entitled to vote.

        A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. A quorum will be present or represented at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, or [    •    ] shares, are present at the Special Meeting, either in person or represented by proxy.

        Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting. The affirmative "FOR" vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Transaction pursuant to the Acquisition Agreement.

Revocation of Proxies (page 15)

        Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  sending a written notice of revocation to our Corporate Secretary;

  •
  submitting a new, properly completed proxy dated later than the date of the revoked proxy;

  •
  voting over the Internet at a later time; or

  •
  attending the Special Meeting and voting in person.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Special Meeting will not, by itself, revoke a proxy.

The Transaction (page 17)

General

        On October 1, 2010, we entered into the Acquisition Agreement, pursuant to which we agreed to sell all of the assets of our RFPD business, and certain other assets, subject to stockholder approval. A copy of the Acquisition Agreement is attached as Annex A. We encourage you to read the Acquisition Agreement carefully and in its entirety.

Recommendation of the Board (page 26)

        Taking into consideration the fairness opinion of Morgan Joseph LLC, referred to herein as Morgan Joseph, a copy of which is attached to this proxy statement as Annex B and other factors relating to the advisability and fairness of the Transaction, the Board determined that the Transaction is in the best interest of the Company and unanimously approved the Acquisition Agreement and the transactions contemplated thereby, including the Transaction, and unanimously recommends that you vote "FOR" the approval of the Transaction.

Opinion of Morgan Joseph (page 26)

        At a meeting of the Board held on September 27, 2010, Morgan Joseph delivered its oral opinion, which it subsequently confirmed in writing, to the Board that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the consideration to be received by us pursuant to the Acquisition Agreement was fair to us from a financial point of view. The complete text of Morgan Joseph's opinion, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Morgan Joseph, is attached to this proxy statement as Annex B. You should read the Morgan Joseph opinion carefully and in its entirety. Morgan Joseph provided its opinion for the information and assistance of the Board in connection with and for the purpose of the Board's evaluation of the transaction contemplated by the Acquisition Agreement. The Morgan Joseph opinion does not address any other aspect of the Transaction, or any related transaction, and does not constitute a recommendation to any Company stockholder as to how that stockholder should vote or act on any matter relating to the Transaction.

Net Proceeds from the Transaction and Their Expected Use (page 31)

        Pursuant to the Acquisition Agreement, aggregate consideration for the Transaction will consist of $210 million in cash. The consideration may further increase or decrease based on a potential purchase price adjustment for working capital. Additionally, the net proceeds will vary based on final transaction expenses and taxes payable on the gain on sale. The Transaction will be a taxable event to us for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences."

Use of Proceeds

        We have not yet determined how we will use the proceeds, but we may use them for a variety of purposes, including any or all of the following: strategic acquisitions, repurchases of outstanding shares of common stock, dividends to stockholders and general corporate purposes, including further investment in our remaining businesses.

Nature of our Business Following the Transaction (page 31)

        After the Transaction is completed, we will have two remaining divisions: Electron Device Group ("EDG") and Canvys. EDG provides engineered solutions including manufacturing and distributing electronic components and equipment to customers in diverse markets including the steel, automotive, textile, plastics, semiconductor manufacturing, and broadcast industries. Canvys is a global provider of integrated display products, workstations, and value-add services to the healthcare, industrial and medical original equipment manufacturer ("OEM"), and digital signage markets. On a combined basis, EDG and Canvys had net sales of $135.4 million in the year ended May 29, 2010 and $37.5 million in the three months ended August 28, 2010.

Effect of the Transaction on Stock Options and Stock-Based Awards and Interests of Our Directors and Executive Officers in the Transaction (page 33)

        Under the terms of our outstanding non-qualified stock option agreements, an employee whose employment with us terminates has 90 days from the date of such termination to exercise vested but unexercised stock options that were held by such employee on the date of termination. In connection with the Transaction, we will be amending the terms of the outstanding non-qualified stock option agreements of those employees whose employment will transfer to Arrow Electronics at closing by extending the time period that they have to exercise their vested but unexercised options to the earlier of one year following termination of employment or the original term of the award.

Appraisal Rights in Respect of the Transaction (page 34)

        Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Transaction.

The Acquisition Agreement (page 40)

General (page 40)

        Under the terms of the Acquisition Agreement, Arrow Electronics will purchase all of the assets primarily used or held for use in RFPD, certain other Company assets, and certain liabilities from us and our subsidiaries for a purchase price of $210 million, subject to potential working capital related adjustments.

Restrictions on Solicitation of Other Offers (page 43)

        During the pendency of the Acquisition Agreement, we will not, and will cause our each of our affiliates and subsidiaries not to (a) directly or indirectly solicit, initiate or encourage the submission of any alternative acquisition proposals, (b) enter into any agreement with respect to any alternative acquisition proposal; or (c) directly or indirectly take any action to facilitate any inquiries or the making of any proposal that constitutes any alternative acquisition proposal.

Non-Compete and Non-Solicitation (page 45)

        For a period of three years beginning after the closing, subject to certain customary exceptions, (a) the Sellers have agreed not to manufacture, distribute, market or sell any RFPD products or any products that are mechanically and electronically interchangeable with RFPD products anywhere in the world, provided that Sellers may manufacture such products if operating as a contract manufacturer to a customer or if it first offers RFPD the opportunity to purchase such products for distribution and (b) Arrow Electronics has agreed not to, and to cause its affiliates not to manufacture, distribute, market or sell any electron tubes anywhere in the world. The parties have also agreed to mutual restrictions on the solicitation of one another's employees for a period of three years from the closing, subject to certain restrictions.

Conditions to Closing (page 46)

        Each party's obligations to close are subject to a number of customary closing conditions, including (a) the accuracy in all material respects of the other party's representations and warranties and the performance in all material respects of the other party's obligations under the Acquisition Agreement, (b) the approval of the Transaction by our stockholders, (c) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Transaction; (d) the absence of any judicial order that prohibits the consummation of the Transaction; and (e) the delivery by each party of certain customary closing documents.

Termination (page 46)

        The Acquisition Agreement may be terminated under a number of circumstances, including (a) by mutual written consent of us and Arrow Electronics; (b) by us or Arrow Electronics if the closing shall not have occurred on or before April 1, 2011, (c) by us or Arrow Electronics, if at our special stockholder meeting the Acquisition Agreement and transactions contemplated thereby are not approved, (d) by Arrow Electronics, if our Board withdraws or modifies its recommendation to our stockholders to approve the Transaction, or approves or recommends an alternative acquisition proposal, or (e) by us if we enter into an alternative agreement that we deem to be a superior deal, in accordance with the relevant provision of the Acquisition Agreement.

Termination Fees and Expenses (page 46)

        Under certain circumstances, we may be obligated to pay a termination fee to Arrow Electronics equal to $8,400,000, and in addition, to pay all of Arrow Electronics' transaction expenses, up to a maximum amount of $1,600,000.

Indemnification (page 47)

        Subject to certain limitations, the parties have each agreed to indemnify one another against and in respect of any and all losses incurred in connection with, arising from or as a result of a number of items, including (a) any breach, non-fulfillment or violation of the covenants made in the Acquisition Agreement, (b) any breach of any of the representations and warranties made in the Acquisition Agreement, and (c) any fraud, intentional misrepresentation or criminal acts committed on or prior to the Closing Date.

Agreements Related to the Acquisition Agreement (page 49)

Voting Agreement (page 49)

        In order to induce Arrow Electronics to enter the Transaction, Arrow Electronics and Mr. Richardson, who beneficially owns and has the right to vote shares of our Common Stock and Class B Common Stock which collectively represent approximately 67% of the voting power of the issued and outstanding shares of our Common Stock and Class B Common Stock, have entered into a Voting Agreement pursuant to which Mr. Richardson has appointed Arrow Electronics' Secretary and Treasurer as proxy for him to vote all of his shares of our Common Stock and Class B Common Stock at the special meeting for the Transaction and against any proposal regarding any other alternative acquisition proposal for RFPD. The Voting Agreement automatically terminates if the Acquisition Agreement is terminated by its terms.

Transition Services Agreement (page 49)

        To help facilitate the transition of RFPD to Arrow Electronics, the Company will agree to provide or cause to be provided to Arrow Electronics, certain financial support services, warehouse services, and access to facilities on a transitional basis commencing immediately following the Closing and in accordance with the terms and subject to the conditions set forth in the Transition Services Agreement. In addition, Arrow Electronics will agree to provide or cause to be provided to the Company, certain information technology services on a transitional basis following the Closing in accordance with the terms and subject to the conditions set forth in the transition services agreement. Arrow Electronics will also provide certain warehouse services, and access to facilities and equipment on a transitional basis to us following the Closing.

LaFox Facility Lease (page 49)

        In connection with the Transaction, we will agree to lease to Arrow Electronics an approximately 25,375 square foot portion of the building that we own located at 40W267 Keslinger Road, LaFox, IL. Arrow Electronics will use the premises solely for office use in connection with the operation of the business formerly conducted by RFPD and other ancillary uses reasonably related thereto. The initial term of the Lease will be five years and Arrow Electronics will have the option to extend the term of the Lease for two additional periods of one year.

Manufacturing Agreement (page 49)

        In connection with the Transaction, we will enter into a manufacturing agreement with Arrow Electronics for a term of three years. Pursuant to this manufacturing agreement, we will agree to manufacture and sell certain products used in the RFPD business to Arrow Electronics in accordance with the terms and subject to the conditions described therein.

Trademark License Agreement (page 50)

        Pursuant to the Acquisition Agreement, we will enter into a trademark license agreement with Arrow Electronics, granting Arrow Electronics a worldwide, perpetual, royalty-free, non-exclusive right and license to certain of our marks for use in connection with the sale, offering for sale, advertising and promotion of goods and services of the RFPD business. The Trademark License Agreement will remain in effect, enforceable, and continue in perpetuity from the execution date unless terminated sooner under certain circumstances specified therein.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

        Certain statements in this proxy statement may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions, or beliefs and are subject to a number of factors, assumptions, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following:

  •
  the inability to close the Transaction in a timely manner;

  •
  the inability to complete the Transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Transaction, including required regulatory and court approvals;

  •
  the failure of the transaction to close for any other reason;

  •
  the effect of the transaction on our business relationships, operating results and business generally;

  •
  the uncertainty surrounding the amount of after-tax proceeds that we will receive in connection with the Transaction;

  •
  the less diversified nature of our business and operations post-closing;

  •
  the non-competition provisions that we will be bound by post-closing;

  •
  the contingent liabilities that we will be taking on post-closing;

  •
  general competitive, economic, political and market conditions and fluctuations;

  •
  actions taken or conditions imposed by the United States and foreign governments; and

  •
  adverse outcomes of pending or threatened litigation or government investigations.

        Additionally, we are subject to other factors that may affect future results of the Company described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended May 29, 2010, and our Quarterly Report on Form 10-Q for the quarter ended August 28, 2010, which should be read in conjunction with this proxy statement. Readers are strongly urged to read the full cautionary statements contained in those materials. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events, or otherwise.

THE SPECIAL MEETING

Date, Time and Place

        The Special Meeting will be held at [    •    ], on [    •    ], 2010 at [    •    ], Central time, at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois 60147.

Purpose of the Special Meeting

        The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:

  1.
  to approve the sale to Arrow Electronics of all of the assets primarily used or held for use in RFPD, certain other Company assets, and certain liabilities, pursuant to the Acquisition Agreement; and

  2.
  to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date and Quorum

        Stockholders of record at the close of business on [    •    ], 2010, the record date, are entitled to notice of and to vote their shares at the Special Meeting. At the record date, [    •    ] shares of our common stock, and [    •    ] shares of our Class B common stock were issued and outstanding. The common stock is listed for trading on the Nasdaq Global Market under the symbol "RELL". The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of common stock and Class B common stock entitled to vote is required to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes (which occur when a broker indicates on a proxy card that it is not voting on a matter) are considered as shares present at the Special Meeting for the purpose of determining a quorum. If you hold your shares through a bank, broker or other nominee (in "street name"), you must obtain from the record holder a "legal proxy" issued in your name in order to vote in person at the Special Meeting.

How to Vote

        Telephone and Internet voting information is provided on your proxy card. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded.

        If your shares are held in the name of a bank or broker, you should follow the voting instructions on the form you receive from the bank or broker. The availability of telephone or Internet voting will depend on your bank or broker's voting process. If you choose not to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card.

        If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the approval of the transactions contemplated by the Acquisition Agreement, and otherwise in the discretion of the proxies referenced in the proxy card.

        We know of no other matters scheduled to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies that are marked to deny discretionary authority.

        We encourage you to vote your shares in advance of the Special Meeting date even if you plan on attending the Special Meeting.

Vote Required

        Holders of common stock are entitled to one vote for each share of common stock held on the record date, and holders of the Class B common stock are entitled to ten votes for each share of Class B common stock held on the record date. If a quorum is present at the Special Meeting, the affirmative vote of a majority of the combined voting power of the outstanding shares of common stock and Class B Common Stock present in person or represented by proxy and voting on the matter is required to approve the transactions contemplated by the Acquisition Agreement.

Abstentions and Broker Non-Votes

        Shares represented by proxies which are marked or voted "abstain" on the proposal to approve the transactions contemplated by the Acquisition Agreement, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against the proposal to approve the transactions contemplated by the Acquisition Agreement, and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Revocability of Proxies

        You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to our Secretary or by executing and mailing a later-dated proxy. To revoke a proxy given, or change your vote cast, by telephone or on the Internet, you must do so by telephone or on the Internet, respectively (following the directions on your proxy card), by [    •    ] Central time on [    •    ] , 2010.

Proxy Solicitation

        We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

        Please vote using your proxy or voting instruction card, or by telephone or over the Internet (if those options are available to you), so your vote can be counted.

Revocation of Proxies

        Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  sending a written notice of revocation to our Corporate Secretary;

  •
  submitting a new, properly proxy dated later than the date of the revoked proxy;

  •
  voting over the Internet at a later time; or

  •
  attending the Special Meeting and voting in person.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Attending the Special Meeting

        You are entitled to attend the Special Meeting only if you were a stockholder of Richardson Electronics at the close of business on the Record Date, or hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted. If you are not a stockholder of record but hold shares in street name, you should be prepared to provide proof of beneficial ownership on the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided to you by your bank, broker, or other nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by us on behalf of the Board. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Common Stock Ownership of Directors and Executive Officers

        As of October [    •    ], our directors and executive officers had, or were deemed to have, beneficial ownership of shares of our common stock and Class B common stock representing, in the aggregate, approximately [68]% of our voting power entitled to vote at the Special Meeting. Mr. Richardson, our Chairman, Chief Executive Officer and President, has agreed to vote his shares in favor of the Transaction. In addition, we have no reason to believe that our other directors and executive officers will not vote all of the shares for which they have, or are deemed to have, beneficial ownership "FOR" the proposal to approve the Transaction.

Other Matters

        At this time, we know of no other matters to be submitted to our stockholders at the Special Meeting. If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [            ] 2010

        The proxy statement is available at http://[            ].

Questions and Additional Information

        If you have questions about this proxy statement, the special meeting or the Transaction or need assistance with voting procedures, you should contact:

Richardson Electronics, Ltd.
40W267 Keslinger Road
PO Box 393
LaFox, IL 60147-0393
(630) 208-2200

THE TRANSACTION (PROPOSAL NO. 1)

        We are asking our stockholders to approve the Transaction.

The Parties to the Transaction

Richardson Electronics, Ltd.
40W267 Keslinger Road
PO Box 393
LaFox, Illinois 60147-0393
Telephone: (630) 208-2200
 www.rell.com

        We are a global provider of engineered solutions and a global distributor of electronic components to the radio frequency, wireless and power conversion, electron device, and display systems markets. Utilizing our core engineering and manufacturing capabilities, our strategy is to provide specialized technical expertise and value-add, or "engineered solutions." We provide solutions and add value through design-in support, systems integration, prototype design and manufacturing, testing, and logistics for end products of our customers. We employ approximately 755 people in 28 countries.

Arrow Electronics, Inc.
50 Marcus Drive
Melville, New York 11747
Telephone: (631) 847-2000
 www.arrow.com

        Arrow Electronics is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow Electronics serves as a supply channel partner for over 900 suppliers and 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 310 locations in 51 countries and territories.

Background of the Transaction

        The Board continuously reviews our results of operations and competitive position, as well as the strategic alternatives available to us. RFPD has generally recognized lower gross margin as a percentage of total sales than our other businesses. In early 2007, the Board became concerned that RFPD's business was at risk of being commoditized and that it would no longer fit within our engineered solutions business strategy.

        In the summer of 2007, we engaged an investment bank to provide financial advisory services to us in connection with a proposed sale or other strategic disposition of RFPD. Beginning in June 2007 and continuing through October 2007, the investment bank contacted approximately 30 to 35 potential buyers, consisting of both strategic and financial parties, to investigate whether they had any interest in acquiring RFPD. Six of these parties, including Arrow Electronics, entered into non-disclosure agreements with us and performed preliminary due diligence. After preliminary due diligence, five of these parties decided not to provide a written expression of interest, although one party, a large, strategic competitor, provided a verbal indication of interest at a purchase price of approximately $100 million or net book value.

        On October 28, 2007, Arrow Electronics submitted a non-binding preliminary indication of interest to purchase all of the assets of our RFPD business for an estimated total purchase price between $183 million and $200 million. We believed this purchase price was too low and directed the investment bank to continue to solicit interest from additional parties through the end of 2007. No additional parties expressed an interest in a proposed transaction involving RFPD, and on January 8, 2008, the

Board reviewed and discussed Arrow Electronics' non-binding preliminary indication of interest. The Board agreed to permit Arrow Electronics to conduct more extensive due diligence, but urged management to seek a higher purchase price.

        Thereafter, we informed Arrow Electronics that we considered its purchase price to be too low, but that we would permit it to conduct further due diligence if it believed that such due diligence would enable it to increase its estimated purchase price. Arrow Electronics agreed, and in early February we granted Arrow Electronics access to an electronic data room to allow it to conduct further due diligence.

        On March 7, 2008, Arrow Electronics delivered another non-binding indication of interest in acquiring the assets of our RFPD business, this time proposing a purchase price of $200 million, together with the proposed terms under which Arrow Electronics would be willing to enter into a transaction. From March 8 through March 13, the investment bank relayed to and discussed with Arrow Electronics our concerns with Arrow Electronics' indication of interest and proposed terms, including that we still believed the purchase price to be too low, that Arrow Electronics must assume leases for all facilities used primarily by RFPD, that Arrow Electronics must offer employment to all employees of RFPD and certain support staff, and that Arrow Electronics must be responsible for any severance payments due to such employees who decide not to accept Arrow Electronics' offer of employment.

        On March 14, 2008, Arrow Electronics delivered a letter setting forth additional information regarding its non-binding indication of interest in response to our concerns, which indicated a purchase price of $210 million, that Arrow Electronics would assume leases for all facilities used primarily by RFPD, that Arrow Electronics would offer employment to all direct employees of RFPD and certain mutually agreed support staff, and that Arrow Electronics would be responsible for any severance payments due to employees of RFPD to whom Arrow Electronics decided not to make offers of employment. On March 15, 2008, Arrow Electronics provided a revised letter making certain further clarifications, and we entered into an exclusivity agreement with Arrow Electronics restricting us from discussing a proposed transaction involving RFPD with any party other than Arrow Electronics until May 14, 2008.

        On March 17, 2008, Mr. Richardson provided a telephonic update to each of the directors regarding the status of negotiations with Arrow Electronics.

        From March 17 through the May 2008 Arrow Electronics continued its due diligence of RFPD. On April 22, 2008, Arrow Electronics provided a draft of an acquisition agreement, and the parties continued to negotiate the terms thereof and exchanged multiple drafts through the first week of June 2008. Management of both parties met in person on April 23-25 and May 19, 2008 in connection with these efforts. Throughout this time, Mr. Richardson emphasized that we would not continue with the proposed transaction if Arrow Electronics lowered its purchase price from $210 million or insisted on terms in the draft acquisition agreement which we believed would result in a lower purchase price.

        At a regularly scheduled meeting of our Board on April 8, 2008, management provided an update to the Board regarding the status of negotiations with Arrow Electronics.

        As the parties continued their discussions, it became clear that in order to support an acquisition by Arrow Electronics of RFPD, we would be required to provide transitional information technology ("IT") services to Arrow Electronics for an extended period of time after closing. Arrow Electronics believed it would be unable to migrate RFPD to its existing IT systems, and RFPD was substantially dependent on our IT systems. The extent and cost of the transitional IT services that we would have to provide to Arrow Electronics was the subject of numerous conversations both between the parties and internally at the Company among members of management between March and June, 2008.

        On June 5, 2008, Arrow Electronics informed the investment bank that it would be unable to continue with the transaction proposed in its non-binding indication of interest primarily because it believed that the prospects for RFPD and the selling, general and administrative costs of operating RFPD, combined with the complexity of the transaction, did not support a purchase price of $210 million. We were unwilling to discuss a lower purchase price, and all discussions with Arrow Electronics with respect to a purchase of our RFPD business ceased.

        In December 2009, Cathy Morris, the Chief Strategy Officer of Arrow Electronics, who was involved in terminating our previous discussions with Arrow Electronics, contacted Mr. Richardson and proposed that the parties discuss renewing negotiations regarding a purchase of our RFPD business. We entered into a non-disclosure agreement with Arrow Electronics dated December 16, 2009, and on December 18, 2009, Ms. Morris and Mr. Richardson met in LaFox, Illinois, and discussed the issues that had led to failure of our last negotiations. Ms. Morris indicated that Arrow Electronics would be interested in reassessing a proposed transaction, and subsequent to the meeting we provided Arrow Electronics with financial information relating to RFPD's business since May 2008. On December 22, Mr. Richardson provided Ms. Morris with the preliminary results for the second quarter of our fiscal 2010, and on January 6, Mr. Richardson provided Ms. Morris with the forecasted results for RFPD for our fiscal years 2010, 2011 and 2012. Mr. Richardson and Ms. Morris discussed a possible transaction via telephone several times in January and met in person again in LaFox on January 18, 2010, along with Wendy Diddell, our Executive Vice President of Corporate Development, Greg Peloquin, our Executive Vice President and General Manager of RFPD, and Jeffrey Greene, Corporate Development for Arrow Electronics, to discuss RFPD's organization structure as well as the corporate overhead structure required to support RFPD. During these calls and meetings, Mr. Richardson reiterated that we still considered $210 million to be the purchase price for RFPD because, although RFPD's net sales for the first six months of fiscal 2010 decreased by 14.7% compared to the first six months of fiscal 2009, we believed its prospects were improving. Between January 20 and February 4, we provided additional data regarding corporate overhead allocations to RFPD as well as information regarding RFPD's top suppliers and held several follow up calls to discuss the data.

        On February 4, 2010, Ms. Morris informed Mr. Richardson that Arrow Electronics was not interested in pursuing a transaction with us at that time for many of the reasons that the discussion had ended in June 2008 as well as the uncertainty of the macroeconomic conditions of the world economy and capital and equity markets.

        Around May 12, 2010, Mr. Richardson telephoned Ms. Morris and provided her with preliminary financial information regarding RFPD's performance in the fourth quarter of our fiscal 2010, which indicated that RFPD's net sales were up 26% over the prior fourth quarter, to see if Arrow Electronics would be interested in resuming discussion regarding an acquisition of RFPD. Ms. Morris indicated that based on the information provided by Mr. Richardson with respect to our fourth quarter performance, Arrow Electronics may be interested in resuming such discussions. As a result of this conversation, we shared additional detail on corporate overhead allocations as well as a list of our specific support functions that we believed would be required to transfer with the RFPD business. Mr. Richardson and Ms. Morris spoke via telephone several times between May 13 and June 29, during which calls he reviewed in detail the corporate allocations as well as shared and discussed with Ms. Morris certain additional financial information regarding RFPD.

        On June 29, 2010, Mr. Richardson, Ms. Diddell and Ms. Morris met at the O'Hare Airport in Chicago to discuss issues that had not been resolved by the parties in connection with their discussions in 2008, including that we required Arrow Electronics to be responsible for certain severance costs incurred by us in connection with the transaction. They also discussed Arrow Electronics' acquisition of our IT systems in conjunction with an acquisition of RFPD. During this meeting, the parties reached preliminary agreement on several issues, including that Arrow Electronics would be responsible for certain of our severance costs incurred in connection with the transaction, that approximately 96 of our support personnel would transfer to Arrow Electronics and that Arrow Electronics would acquire our IT systems, subject in each case to Arrow Electronics' further due diligence and review by Arrow Electronics' business and support teams.

        Between June 30 and July 6, 2010, we provided Arrow Electronics with an analysis of the support functions that we thought Arrow Electronics would need to operate RFPD as a stand-alone global division of Arrow Electronics, including an estimate of the costs of such support functions. On July 6, Ms. Morris stated in an email that she would seek authorization to proceed with the transaction from Arrow Electronics' executive committee during the week of July 12, and we further agreed to use the prior draft acquisition agreement, revised pursuant to the agreements reached during our June 29 meeting, as the basis for a definitive agreement. During the week of July 12, 2010, Ms. Morris informed Mr. Richardson that she had received authorization from Arrow Electronics' executive committee to move forward with discussions regarding a purchase of our RFPD business, including our IT systems, at a purchase price of $210 million. Mr. Richardson and Ms. Morris then agreed to meet in Chicago on July 22 with a view toward resolving the significant business issues that were not resolved in 2008.

        On July 15, 2010, we received a due diligence request list from Arrow Electronics, and Ms. Diddell and Mr. Green discussed the due diligence process. On July 16, 2010, the parties entered into a new non-disclosure agreement in anticipation of the upcoming meeting on July 22 and the due diligence process. Between July 16 and August 12, Ms. Diddell and Mr. Green discussed the due diligence process and the type of information that Arrow Electronics required for its review on numerous occasions.

        On July 20, 2010, during an executive session of our regularly scheduled Board meeting, Mr. Richardson informed the directors that discussions with Arrow Electronics regarding a purchase of our RFPD business had resumed and that management teams intended to meet in Chicago on July 22 to discuss the significant business issues that had not been resolved during the prior negotiations that ended in June 2008.

        On July 21, 2010, we delivered to Arrow Electronics a list of significant business issues for discussion at our meeting on July 22, and on July 22, the parties, including Mr. Richardson, Ms. Diddell, Ms. Morris and inside and outside legal counsel for both parties met in Chicago to discuss the business issues. At the conclusion of the meeting, both parties had reached substantial agreement on all of the significant business issues discussed, except for Arrow Electronics' proposal that we be prevented from entertaining any other offers for RFPD after execution of a definitive acquisition agreement, since we believed that an ability to entertain an alternative offer was necessary pursuant to our Board's fiduciary duties to stockholders and, in any event, would be required by our Board in any transaction with Arrow Electronics. We agreed that the parties' legal counsel would continue to discuss the issue of other offers, and that Arrow Electronics would prepare a revised draft of the acquisition agreement last discussed between the parties in June 2008 to reflect the agreements reached at the meeting. We stated that we would withhold Arrow Electronics' access to further due diligence material until we were satisfied that the revised acquisition agreement reflected the agreements that had been reached.

        In the last week of July and the first week of August 2010, counsel for the parties discussed legal issues related to other offers via several telephone conference calls. On August 5, Arrow Electronics provided for our review a revised version of the other offer provisions from the draft acquisition agreement last discussed by the parties in June 2008, which provided that we could entertain other offers after execution of the Acquisition Agreement, subject to certain limitations, and that, if we decided to accept another offer, we would be required to terminate the Acquisition Agreement and pay a termination fee to Arrow Electronics, together with their transaction expenses. Legal counsel for both parties discussed this draft on August 6, and on August 8, we provided a further revised draft of the other offer provisions of the Acquisition Agreement to Arrow Electronics, which proposed certain minor clarifications to the process for our reviewing and accepting other offers and to limit the termination fee to $8.4 million without a requirement that we would have to pay any transaction expenses.

        On August 10, 2010, counsel for Arrow Electronics provided a revised draft of the entire acquisition agreement that had last been discussed between the parties in June 2008, which included additional proposed changes to the other offers provisions, including that the termination fee be $8.4 million plus Arrow Electronics' legal expenses, but subject to a cap of $1.6 million. We believed this to be acceptable, but on August 11 and August 12, Mr. Richardson and Ms. Morris discussed via telephone several other issues that we had with the revisions reflected in the draft of the Acquisition Agreement, including clarification regarding Arrow Electronics' agreement to be liable for certain severance costs incurred by us in connection with the transaction. On August 12, Arrow Electronics provided further revised language regarding these points.

        Also on August 12, we hosted a conference call with Arrow Electronics' functional leads and reviewed a document we had provided to them on August 11 which outlined the resources that we proposed to be transferred to Arrow Electronics in connection with the transaction, the transition services that we believed would be required by both parties and other issues regarding transition of the RFPD business to Arrow Electronics. We then opened an electronic data room to permit Arrow Electronics to conduct its confirmatory due diligence.

        On August 13, 2010, Ms. Diddell and Mr. Green discussed the preparation of a draft transition services agreement and the types of services that each party would need from the other in connection with an acquisition of RFPD.

        Between August 13 and September 30, 2010, Arrow Electronics completed its due diligence review of RFPD, and members of management of both parties discussed due diligence issues in numerous telephone calls.

        On August 17, representatives of ours, including Mr. Richardson and Ms. Diddell, and representatives of Arrow Electronics, including Mr. Green, met in Geneva, Illinois, and at our corporate headquarters in LaFox, Illinois, to discuss the types and terms of transition services that each party would require in connection with a transaction. The parties agreed that Arrow Electronics would provide IT services to us using the IT system assets that it would acquire from us for a period of at least three years. The parties also agreed that we would provide certain financial services to Arrow Electronics with respect to RFPD, and that each party would provide certain warehouse and facility related services to the other in warehouses and facilities that both parties would be sharing after the transaction. Finally, we agreed to sublet to Arrow Electronics a portion of our corporate headquarters in LaFox, Illinois to permit Arrow Electronics to keep RFPD headquartered there, and we agreed to enter into a manufacturing services agreement to permit Arrow Electronics to continue to buy from us certain products that we manufacture for sale by RFPD.

        Between August 18 and September 26, Mr. Richardson and Ms. Morris spoke via telephone on several occasions to discuss open issues and the status of due diligence and document drafting. Some of these calls also included Ms. Diddell and Mr. Green.

        On August 24, we provided a revised draft of the Acquisition Agreement to Arrow Electronics, and on August 25, legal counsel for the parties discussed our proposed revisions to the Acquisition Agreement.

        On August 25, we provided to Arrow Electronics a draft term sheet for a lease for a portion of our LaFox facility, as well as draft terms for the transition services discussed by the parties, and on August 26, we provided to Arrow Electronics a draft of a manufacturing services agreement. From

August 26 to September 30, the parties discussed these agreements in numerous telephone calls and exchanged numerous drafts and proposed revisions.

        On August 30, Arrow Electronics provided to Mr. Richardson a draft of the voting agreement which it desired that he enter into in connection with the transaction. We provided a revised draft on September 15 based on comments received from Mr. Richardson and his legal counsel, and counsel for us and Arrow Electronics discussed the draft voting agreement in several telephone calls between September 15 and September 30.

        On September 8, Arrow Electronics delivered a revised draft of the Acquisition Agreement. Also on September 8, representatives of our and Arrow Electronics' IT departments, as well as Mr. Richardson, Ms. Diddell, and a member of Arrow Electronics' legal department met in Geneva, Illinois, to discuss transitional IT services.

        On September 15, we delivered a revised draft of the Acquisition Agreement, along with initial drafts of the LaFox lease and a trademark license which would permit Arrow Electronics to continue using the Richardson name with the RFPD business.

        On September 16, our Board held a special meeting by teleconference, which was also attended by Ms. Diddell and Kyle Badger, our Executive Vice President and General Counsel. Mr. Richardson reviewed for the Board the material terms of the proposed transaction with Arrow Electronics, including its structure as an asset purchase, the proposed $210 million purchase price, that approximately 400 employees of ours would become Arrow Electronics employees and that Arrow Electronics would also acquire our IT systems. He explained that Arrow Electronics had also agreed to lease approximately 25,000 square feet of our LaFox facility for $508,000 annually for five years.

        The Board also discussed the proposed terms of an engagement of Morgan Joseph to prepare and deliver an opinion to the Board regarding the fairness, from a financial point of view, of the consideration to be received by us in the Transaction, as outlined in a draft engagement letter previously provided to the directors for their review. The Board unanimously approved the engagement of Morgan Joseph.

        On September 20, we provided to Arrow Electronics draft disclosure schedules to the Acquisition Agreement, and on September 21, legal counsel for both parties discussed open issues via telephone.

        On September 23, Ms. Morris told Mr. Richardson that the Board of Arrow Electronics had approved the proposed transaction at its meeting on September 23.

        On September 24, Arrow Electronics delivered a revised draft of the Acquisition Agreement.

        On September 27, 2010, our Board held a special meeting which was also attended by a representative of Morgan Joseph, Ms. Diddell, Mr. Badger and Kathleen Dvorak, our Chief Financial Officer. A representative of Bryan Cave LLP, outside counsel to us, also attended portions of the meeting. Mr. Richardson updated the Board on the status of the ongoing negotiations with Arrow Electronics and discussed with the Board the prospects of RFPD in light of continuing product margin pressure and increased competition. Mr. Richardson and Mr. Badger then provided a detailed overview of the proposed acquisition agreement and related documents, copies of which were provided to the Board. The representative of Bryan Cave provided an overview of the other offer provisions of the Acquisition Agreement and then made a presentation regarding the fiduciary duties of the directors in connection with their review and approval of the Acquisition Agreement and the transactions contemplated thereby.

        The Morgan Joseph representative then made a presentation regarding the proposed Transaction and the process Morgan Joseph had participated in with respect to the transaction. The valuation analysis performed by Morgan Joseph was discussed with the Board and the various valuation metrics used by Morgan Joseph were reviewed with the Board. For a more complete discussion of the methodologies used to calculate the implied valuation of RFPD, please see the "The Transaction—Opinion of Morgan Joseph" on page 26 of this proxy statement.

        Morgan Joseph orally presented to the Board its opinion, subsequently confirmed in writing, that, as of September 27, 2010, and based upon and subject to the factors, assumptions, qualifications and limitations set forth in the written opinion, the consideration to be received by us in the proposed Transaction was fair from a financial point of view.

        Ms. Dvorak then presented and discussed pro forma financial statements reflecting our results for the three months ended August 28, 2010, after giving effect to the Transaction as if it had occurred at the beginning of such period. The Board then discussed possible uses of the projected proceeds from the Transaction, including investments in our remaining businesses, strategic acquisitions of small technology-oriented companies, repurchases of outstanding shares of common stock, an increase to our regular quarterly dividends and a special one-time dividend.

        Mr. Richardson and Ms. Dvorak then discussed opportunities and challenges for our businesses remaining after the proposed Transaction, noting that management believed we should strive to attain market leadership through technological superiority and by extending our product range, with a focus on high-growth markets that are aligned with our past experience.

        After further discussion, upon a motion, the Board unanimously (i) determined that the Acquisition Agreement and the transactions contemplated thereby, including the Transaction, are advisable, fair to and in the best interests of us and our stockholders, (ii) approved the Acquisition Agreement and the transactions contemplated thereby, including the Transaction and (iii) recommended the adoption by our stockholders of the Acquisition Agreement.

        On September 27, Mr. Richardson and Ms. Diddell held a call with Ms. Morris and Peter Brown, Arrow Electronics' General Counsel, to discuss the status of open issues with respect to the proposed transaction, including the allocation of the purchase price among the assets to be acquired, the breadth of a representation regarding RFPD inventory, the terms of offers of employment to our RFPD employees, and the level of detail that Arrow Electronics requested be included in the disclosure schedules. The parties reached conceptual agreement on all of the open issues, other than the allocation of the purchase price, which both sides believed was still being discussed by the parties' finance and tax personnel and their advisors.

        On September 28, Arrow Electronics hosted a conference call with us to discuss the communications plan to announce the Transaction publicly and to our employees, vendors and customers.

        On the evening of September 29, Mr. Richardson, Ms. Diddell, Mr. Badger, Ms. Morris and Mr. Brown held a conference call to discuss the remaining open issues. During that call and a subsequent follow up call between Mr. Richardson and Ms. Morris, the parties resolved all remaining issues.

        Throughout September 30, and into the morning of October 1, Mr. Richardson, Ms. Diddell, Mr. Badger and representatives of both parties' outside counsel finalized the Acquisition Agreement and other related documents, and the Acquisition Agreement was executed by the parties. The voting agreement was also finalized and executed.

        On October 1, 2010, prior to the commencement of trading on NASDAQ, we and Arrow Electronics issued separate press releases announcing the execution of the definitive Acquisition Agreement.

Reasons for the Transaction

        Our Board, acting with the advice and assistance of its legal advisors and Morgan Joseph, evaluated the Acquisition Agreement, including the consideration to be received from Arrow Electronics as part of the Transaction. After careful consideration, the Board determined that the Transaction is advisable and in our best interests. At a meeting of the Board held on September 27, 2010, the Board discussed and resolved to adopt and approve the Acquisition Agreement and the transactions contemplated thereby, and to recommend to our stockholders that they vote for the approval of the Transaction. For additional information regarding the Board's discussion and approval of the Transaction, see "Background of the Transaction" on page 17 of this proxy statement.

        In the course of reaching its determinations, the Board consulted with our management and our financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Transaction. The Board believed that, taken as a whole, the following factors supported its decision to approve the Transaction:

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  Strategic Review Process.  The Board considered the process (which began in 2008) through which we had explored strategic alternatives for RFPD, which process included, among other things, (i) entering into confidentiality agreements and engaging in preliminary discussions with Arrow Electronics and five other parties, and (ii) engaging Morgan Joseph to conduct a valuation of us for the purpose of furnishing to us an opinion as to the fairness, from a financial point of view, of the consideration to be received by us in the proposed Transaction.

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  Consideration.  The Board considered the value and the consideration to be received by us pursuant to the Acquisition Agreement, including the fact that the full amount of the consideration is to be paid at closing in cash, and that the consideration represents a good return on our investment in RFPD. The Board also considered the prospect of the consideration increasing or decreasing based on the post-closing working capital adjustment pursuant to the Acquisition Agreement.

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  Likelihood of Consummation of the Transaction.  The Board considered the likelihood that the Transaction will be completed, including the limited number and nature of the conditions to Arrow Electronics' obligation to consummate the transaction and the likelihood that those conditions would be satisfied.

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  Ability to Respond to Certain Alternative Proposals.  The Board considered the fact that the Acquisition Agreement affords the Board with the ability to consider, evaluate and accept unsolicited superior proposals to the Transaction in the period after signing and prior to the approval of the Transaction by our stockholders. In addition, the Voting Agreement automatically terminates if the Acquisition Agreement is terminated by its terms.

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  Increasing Competition from China.  In recent years, a number of significant competitors to RFPD have emerged in China. The Board considered the increased competition from these new competitors and the impact that they were likely to have on RFPD in the future.

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  Downward Pressure on Margins.  The Board considered the anticipated downward pressure on margins in the RFPD business going forward due to increased competition and a variety of other factors.

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  Arrow Electronics' Transaction History.  Based in part on Arrow Electronics' history of completing corporate transactions, the Board concluded that a transaction with Arrow Electronics could be completed relatively quickly and in an orderly manner, and with limited negative impact on our reputation, customers, strategic partners and employees.

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  Minimal Impact on Remaining Business.  The Board considered that the Transaction would impose minimal impact on EDG and Canvys as a result of Arrow Electronics' leasing space in our headquarters in LaFox for five years, the transfer of our IT system, the transition services to be provided by the parties, and vendor and customer acceptance of Arrow Electronics' acquisition of RFPD.

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  Opinion of Morgan Joseph.  The Board considered the valuation analyses presented by Morgan Joseph and Morgan Joseph's opinion that, as of September 27, 2010 and subject to and based upon the various considerations and assumptions described in Morgan Joseph's written opinion, the consideration to be received by us pursuant to the Acquisition Agreement was fair, from a financial point of view, to us. See "Opinion of Morgan Joseph" on page 26 of this proxy statement.

        The Board also considered a variety of risks and other potentially negative factors relating to the Transaction, including the following:

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  Future Growth and Risk Profile.  The Board considered the fact that if the Transaction is consummated, we will no longer participate in the potential future growth of RFPD. The Board recognized that the divestiture of RFPD eliminates substantial cash flows that we traditionally received through RFPD and, as a result, we will become entirely dependent upon our remaining business units and the risk/reward profile of the Company following the Transaction will be changed accordingly.

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  Risk of Non-Completion.  The Board considered the risk that the Transaction might not be completed and in that event, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, we will have incurred significant transaction costs, and the failure to complete the Transaction could cause significant harm with respect to our relationships with our customers, suppliers and employees.

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  Possible Payment of Termination Fee.  The Board considered the termination fee of $8,400,000, plus up to $1,600,000 of Arrow Electronics' expenses incurred in connection with the Transaction, that would be payable by us to Arrow Electronics if the Acquisition Agreement is terminated under certain circumstances. The Board believed that the termination fee was reasonable and would not unduly preclude a third party from making a superior proposal.

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  Possible Disruption of the Business.  The Board considered the possible disruption to RFPD's business that might result from the announcement of the Transaction and the resulting distraction of the attention of our management and employees. The Board also considered the fact that the Acquisition Agreement contains certain limitations regarding the operation of RFPD during the period between the signing of the Acquisition Agreement and the completion of the Transaction. The Board believed that such limitations were customary for transactions similar to the Transaction and appropriately tailored to the specific requirements of the operation of RFPD.

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  Indemnification Obligations.  The Board was aware that the Acquisition Agreement placed certain indemnification obligations on us. The Board considered the customary nature of such indemnification obligations in a sale of a major business unit and the risk of liability to us following the closing.

        The foregoing discussion summarizes the material factors considered by the Board in its consideration of the Transaction. In view of the variety of factors and the quality and amount of information considered, as well as the complexity of these matters, the Board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this determination. The Board conducted an overall analysis of the factors described above, as well as others, including thorough discussion with, and questioning of, our senior management, our legal advisors and Morgan Joseph, and considered the benefits of the Transaction to outweigh the risks and the factors overall to be favorable to, and to support, its determination. Individual members of the Board may have given different weight to different factors.

Recommendation of Our Board

        After careful consideration, the Board unanimously recommends that you vote "FOR" the approval of the Transaction.

Opinion of Morgan Joseph

        On September 17, 2010, we, with the Board's authorization, engaged Morgan Joseph to evaluate the fairness, from a financial point of view, of the consideration to be received in the proposed Transaction by us.

        At the September 27, 2010 meeting of the Board, Morgan Joseph provided its opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration to be received by us in the proposed Transaction was fair, from a financial point of view. Morgan Joseph's opinion, which is addressed to the Board, is directed only to the fairness, from a financial point of view, of the consideration to be received in the proposed Transaction. The opinion was prepared solely for the information of the Board for its use in connection with its consideration of the proposed Transaction and was not intended to be, and does not constitute, a recommendation to any stockholder of ours as to how that stockholder should vote or act with respect to the proposed Transaction.

        A copy of Morgan Joseph's written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations of the scope of review undertaken by Morgan Joseph in rendering its opinion, is attached to this Proxy Statement as Annex B and is incorporated into this Proxy Statement by reference. The summary of the opinion of Morgan Joseph set forth in this document is supplemented by reference to the full text of such opinion and describes all material provisions of the opinion. Stockholders are urged to, and should, carefully read Morgan Joseph's opinion in its entirety. Morgan Joseph was not requested to opine as to, and its opinion does not address, the relative merits of the Acquisition Agreement or the proposed Transaction or any alternatives to such Transaction, our underlying decision to proceed with or effect the proposed Transaction, or any other aspect of the proposed Transaction.

        In conducting its analysis and arriving at its opinion, Morgan Joseph reviewed and analyzed, among other things, the following:

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  The September 14, 2010 draft of the Acquisition Agreement, which has been represented as being substantially in the form of the definitive Acquisition Agreement;

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  Our Annual Report on Form 10-K for the fiscal year ended May 29, 2010, and our Form 8-K filed on June 2, 2010;

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  The reported prices and trading activity for our common stock;

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  Certain internal information and other data relating to us, our business and prospects, including forecasts and projections, provided to Morgan Joseph by our management;

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  Certain publicly available information concerning certain other companies engaged in businesses which Morgan Joseph believed to be generally comparable to us and the trading markets for certain of such other companies' securities; and

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  The financial terms of certain recent business combinations which Morgan Joseph believed to be relevant.

        Morgan Joseph also held discussions with certain of our officers and employees of concerning the business, operations, assets, present financial condition and prospects of RFPD, as well as the proposed Transaction, and undertook such other studies, analyses and investigations as Morgan Joseph deemed appropriate.

        In arriving at its opinion, with our express permission and without any independent verification, Morgan Joseph assumed and relied upon the accuracy and completeness of the financial and other information and data publicly available, provided to, or otherwise reviewed by or discussed with Morgan Joseph, and upon the assurances of our management and RFPD's management that no information relevant to Morgan Joseph's opinion was omitted or remained undisclosed to Morgan Joseph. Morgan Joseph did not attempt to independently verify any such information or data and did not assume any responsibility to do so. With respect to budgets, forecasts and projections of RFPD provided to and reviewed by Morgan Joseph, Morgan Joseph assumed that such budgets, forecasts and projections were reasonably prepared in good faith by the management of RFPD and us based on their best current estimates and judgment as to the future financial condition, cash flows and results of operations of RFPD. Such forecasts and projections involved numerous and significant subjective determinations which may or may not prove to be correct.

        Morgan Joseph made no independent investigation of and expressed no view on any legal, accounting or tax matters affecting us, and Morgan Joseph assumed the correctness of all legal, accounting and tax advice provided to the Board by our management and professional advisors. Morgan Joseph did not conduct a physical inspection of any of the properties, assets or facilities of RFPD, nor did it make or obtain any independent valuation or appraisal thereof. Although Morgan Joseph took into account its assessment of general economic, market and financial conditions and its experience in transactions that, in whole or in part, it deemed to be relevant for purposes of its analyses as well as its experience in the valuation of securities in general, its opinion necessarily was based upon and limited to economic, financial, political, regulatory and other domestic and international events and conditions as they existed and were susceptible to evaluation as of the date thereof. Morgan Joseph assumed no responsibility to update, revise or reaffirm its opinion based upon any events or circumstances occurring or continuing after the date of the its opinion.

        In rendering its opinion, Morgan Joseph assumed that the proposed Transaction would be consummated in all respects in accordance with the financial, economic and other material terms specified in the draft Acquisition Agreement. Morgan Joseph expressed no opinion as to the underlying business decision regarding the proposed Transaction, and Morgan Joseph's opinion does not constitute a recommendation to us, the Board, our stockholders or any other person or entity as to any specific action that should be taken (or omitted to be taken) in connection with a transaction with RFPD.

Summary of Financial Analyses Conducted by Morgan Joseph

        The following is a summary of the material financial analyses underlying Morgan Joseph's opinion, dated September 27, 2010 and delivered to the Board at its meeting of that date in connection with its consideration of the proposed Transaction. The order of the analyses described below does not represent the relative importance or weight given to those analyses by Morgan Joseph or by the Board. Considering such data without considering the full narrative description of the financial analyses could create a misleading or incomplete view of Morgan Joseph's financial analyses.

        In arriving at its opinion, Morgan Joseph was not authorized to solicit, and did not solicit, interest from any party with respect to a merger, business combination or other extraordinary transaction involving RFPD, nor did it negotiate with any parties with respect to such potential transaction.

        The description below explains Morgan Joseph's methodology for evaluating the fairness, from a financial point of view, of the consideration to be received in the proposed Transaction. No company or transaction used in the analyses described below was deemed to be directly comparable to RFPD or the proposed Transaction and the summary set forth below does not purport to be a complete description of all the analyses or data presented by Morgan Joseph.

        Although each analysis was provided to the Board, in connection with arriving at its opinion, Morgan Joseph considered all of its analyses as a whole and did not attribute any particular weight to any analysis or factor described below, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Morgan Joseph, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factor considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Joseph's fairness opinion.

        Selected Publicly Traded Company Analysis.    Morgan Joseph compared certain operating and valuation information for us and RFPD to certain publicly available operating and valuation information for nine selected companies operating in the electronic component distribution industry, as follows:

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  Avnet Inc.;

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  Arrow Electronics, Inc.;

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  WPG Holdings Limited;

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  Ingram Micro Inc.;

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  Premier Farnell plc;

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  Electrocomponents plc;

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  Tech Data Corp.;

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  WT Microelectronics Co., Ltd.; and

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  Acal plc.

        In its analysis, Morgan Joseph derived a range of trading multiples for the selected companies, including, but not limited to, enterprise value as a multiple of trailing twelve month EBITDA for the most recently reported twelve-month period and equity market capitalization as a multiple of most recently reported net tangible book value, calculated as follows:

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  Enterprise Value, which Morgan Joseph defined as market value of common equity on a diluted basis (including outstanding warrants, options and restricted stock units) plus the par value of total debt including out-of-the-money convertible debt, capitalized leases and preferred stock (on an as converted basis, if applicable) minus cash, cash equivalents and marketable securities, divided by EBITDA, which excludes one-time charges and includes stock-based compensation.

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  Equity Market Capitalization, which Morgan Joseph defined as market value of common equity on a diluted basis (including outstanding warrants, options and restricted stock units) divided by Net Tangible Book Value, which Morgan Joseph defined as stockholders' equity minus any goodwill or other intangible assets.

        Although none of the selected companies is directly comparable to RFPD in all respects, they were chosen because they have operations, lines of business and/or product segments that for purposes of analysis may be considered similar to certain of RFPD's operations, lines of business and/or product segments.

        The financial information reviewed by Morgan Joseph included trading multiples exhibited by the selected companies with respect to their LTM financial performance. All trading multiples for the selected companies were based upon closing stock prices as of September 24, 2010. The table below provides a summary of these trading multiples.

  Trading Multiples Observed from the Selected Companies:

	Low		High
Enterprise Value/LTM EBITDA	3.9	x	14.0	x
Equity Market Capitalization/Net Tangible Book Value	0.9	x	12.4	x

        Selected Historic Transactions Analysis.    Morgan Joseph analyzed certain publicly available information relating to the following selected acquisitions:

Announced	Target	Acquirer
09/20/10	Nu Horizons Electronics Corp.	Arrow Electronics, Inc.
05/25/10	Unidux Inc.	Avnet Japan Co., Ltd.
03/28/10	Bell Microproducts Inc.	Avnet, Inc.
03/20/10	Yosun Industrial Corp.	WPG Holdings Limited
11/17/09	A.E. Petsche Company, Inc.	Arrow Electronics, Inc.
10/10/08	Abacus Group plc	Electron House (Overseas) Limited
09/09/08	Daiwabo Information System Co., Ltd.	Daiwabo Holdings Co. Ltd.
09/01/08	Asian Information Technology, Inc.	WPG Holdings Limited
03/18/08	Horizon Technology Group plc	Avnet, Inc.
03/03/08	Scribona AB, IT Distribution Operations	Tech Data Corp.
02/29/08	Achieva Ltd., Electronic Comp Business	Arrow Electronics, Inc.
11/09/07	Banque Magnetique SAS	Gem Distribution Ltd. (DCC plc)
09/27/07	Acal IT Limited	Avnet, Inc.
01/02/07	Agilysys KeyLink Systems Group	Arrow Electronics, Inc.
11/06/06	GE Access Distribution	Avnet, Inc.
10/05/06	Alternative Technology, Inc.	Arrow Electronics, Inc.
10/27/05	DNSint.com	Arrow Electronics, Inc.
04/26/05	Memec, Inc.	Avnet, Inc.
09/27/04	Tech Pacific Limited AG	Ingram Micro Inc.
08/07/00	Wyle Components and Wyle Systems	Arrow Electronics, Inc.

        For each of the selected transactions, Morgan Joseph calculated the multiple of last twelve months' sales and, where information was available, calculated the multiple of last twelve months' EBITDA. The following table summarizes the results.

   Multiples Observed from the Selected Transactions:

	Low		High
Enterprise Value/LTM EBITDA	6.9	x	14.6	x
Enterprise Value/LTM Sales	0.13	x	0.90	x

        Discounted Cash Flow Analysis.    Using our projected financial information for fiscal years 2011 through 2015, Morgan Joseph calculated the net present values of RFPD's unlevered free cash flows using discount rates ranging from 9.5% to 11.5%. Morgan Joseph's estimate of the appropriate range of discount rates was based on the estimated cost of equity and pre-tax cost of debt based on RFPD's assumed target debt-to-capital structure, as well as assumptions regarding interest rates, historical market risk premiums, size premiums and marginal tax rates. Morgan Joseph also estimated a range of terminal values for RFPD based on EBITDA in 2015 applying multiples that ranged from 7.0x to 9.0x and discounted these terminal values using the assumed range of discount rates. The present values of the implied terminal values of RFPD were then added to the present value of the after-tax unlevered free cash flows to arrive at a range of enterprise values. The discounted cash flow analysis indicated a range of implied enterprise values from $143.3 million to $188.4 million.

        Leveraged Buyout Analysis.    Using our projected financial information for fiscal years 2011 through 2015, Morgan Joseph performed a leveraged buyout analysis to determine the potential implied enterprise value that might be achieved in an acquisition in a leveraged buyout transaction assuming an exit from the business in 2015. Estimated exit values were calculated by applying a range of exit value multiples from 7.0x to 9.0x LTM EBITDA, which are the same terminal value multiples used in the discounted cash flow analysis. Morgan Joseph then derived a range of theoretical purchase prices based on assumed required internal rates of return for a buyer of greater than 25%, which was, in Morgan Joseph's professional judgment, generally reflective of the minimum required internal rate of return commonly assumed when performing a leveraged buyout analysis of this type. This analysis indicated an implied current enterprise value of approximately $110.8 million to $148.5 million.

Additional Considerations

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Joseph believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Morgan Joseph considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Joseph's view of the actual value of RFPD.

        In performing its analyses, Morgan Joseph made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond our control. The analyses performed by Morgan Joseph are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board and were prepared solely as part of Morgan Joseph's analysis of the fairness, from a financial point of view, of the consideration to be received in connection with the proposed Transaction. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Morgan Joseph was one of many factors taken into consideration by the Board in making its determination to approve the proposed Transaction. Consequently, the analyses described above should not be viewed as determinative of the opinion of us, our management or the Board with respect to the value of RFPD.

We placed no limits on the scope of the analysis performed, or opinion expressed, by Morgan Joseph. Morgan Joseph did not perform a liquidation analysis.

        Although some analyses performed may imply an enterprise value higher than the price being offered in the proposed Transaction, in reaching its conclusion, Morgan Joseph considered the results of all of the other analyses Morgan Joseph performed. Morgan Joseph believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete and potentially inaccurate view of the process underlying its opinion.

        Morgan Joseph's opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on September 27, 2010, and any material change in such circumstances and conditions may affect Morgan Joseph's opinion, but Morgan Joseph does not have any obligation to update, revise or reaffirm that opinion.

        For services rendered in connection with the delivery of its opinion, we paid Morgan Joseph a fee of $600,000 upon delivery of its opinion. We also agreed to reimburse Morgan Joseph for its expenses incurred in connection with its services, including legal fees and disbursements, and will indemnify Morgan Joseph against certain liabilities arising out of its engagement.

        Morgan Joseph is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Morgan Joseph may trade in our securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Net Proceeds from the Transaction and Their Expected Use

        The net proceeds from the Transaction will vary based on final transaction expenses, taxes payable on the gain on the Transaction, and the net working capital calculation on the closing date. The $210 million purchase price is based on projected working capital levels as of the closing date. Because this is a sale of assets, the amount by which the purchase price exceeds the net tax basis of the sold assets is subject to U.S. federal and state income taxes. We estimate that the U.S. federal and state income taxes and other taxes associated with the Transaction will be approximately $25 million as a result of net operating loss carry forward available to us in the United States.

        We have not yet determined how we will use the proceeds, but we may use them for a variety of purposes, including any or all of the following: strategic acquisitions, repurchases of outstanding shares of common stock, dividends to stockholders and general corporate purposes. If we elect to use a portion of the proceeds for strategic acquisitions, we will seek to acquire businesses that are complementary to our then-existing business, including businesses involved in engineering and manufacturing equipment, including electronic equipment used in alternative energy markets.

Nature of our Business Following the Transaction

        After the Transaction is completed, we will have two remaining divisions: Electron Device Group ("EDG") and Canvys.

Electron Device Group

        Since 1947, EDG has been in the business of manufacturing and distributing electron tubes, microwave generators, vacuum capacitors and related components and sub-assemblies. EDG also provides engineered solutions consisting of design and assembly services, component modification and development of customer-specific solutions designed to fit unique applications.

        EDG serves customers in diverse markets including manufacturers and users of equipment in the semiconductor, steel, automotive, textile, plastics, marine, avionics, and broadcast equipment industries. We design solutions and provide components for applications such as industrial heating, laser technology, semiconductor manufacturing, radar, and welding.

        Typically, our engineered solutions and products are used in high power and high frequency applications. We provide our solutions and products to original manufacturers of systems and equipment requiring such high power or high frequency devices and provide replacement products to the industrial end-users of such systems and equipment.

        We represent and support leading manufacturers of electron tubes and microwave and vacuum devices, including Amperex, CPI, Draloric, Eimac, General Electric, Hitachi, Jennings, Litton, L3, National, NJRC, and Thales.

Canvys

        Canvys is a global provider of integrated display products, workstations, and value-add services to the healthcare, industrial and medical original equipment manufacturer ("OEM"), and digital signage markets. Our engineers design, manufacture, source, and support a full spectrum of display solutions to match the needs of our customers. We offer custom display solutions that include touch screens, protective panels, custom enclosures, specialized cabinet finishes and application specific software packages. We also offer display products under our own brands, including Image Systems and Pixelink. In addition, we partner with leading branded hardware vendors to offer the highest quality liquid crystal displays, mounting devices, and customized computing platforms.

        As a longtime provider of healthcare solutions, we specialize in creating comprehensive solutions for diagnostic and clinical review, 3-D and post processing, surgical suites and modality-specific applications. In addition, all of our solutions meet the most critical agency certifications and calibration standards for patient monitoring, bio-medical displays, ultrasound, cardiac imaging and picture archiving and communications systems.

        The industrial OEM market offers a wide range of custom-based project opportunities that complement our ability to provide value-added manufacturing capabilities. We continue to focus on specialty display applications by leveraging engineering resources and advanced technologies. We meet the needs of this complex market environment by providing programs and material management services.

        The digital signage market is an area that represents a tremendous long-term growth opportunity once information technology discretionary spending recovers from the economic downturn. We utilize a turn-key approach for growing sales and service revenue specific to signage applications, targeting (but not limited to) the enterprise, financial, and hospitality markets. We provide display hardware and associated products, computers, and diagnostic software that are either branded or custom variations.

        We have long-standing relationships with key component and finished goods manufacturers including 3M, AUO, CMO, Eizo, HP, IBM, Intel, LG, NEC Displays, Sharp Electronics, Samsung, and WIDE Corporation. We believe our distributor relationships, in conjunction with our OEM manufacturing capabilities and private label brands, allow us to maintain a well-balanced and technologically advanced line of products.

Effect of the Transaction on Stock Options and Stock-Based Awards

        Under the terms of our outstanding non-qualified stock option agreements, an employee whose employment with us terminates has 90 days from the date of such termination to exercise vested but unexercised stock options that were held by such employee on the date of termination. In connection with the Transaction, we will be amending the terms of the outstanding non-qualified stock option agreements of those employees whose employment will transfer to Arrow Electronics at closing by extending the time period that they have to exercise their vested but unexercised options from 90 days to the earlier of one year following termination of employment or the original term of the award. Other than this, there will be no changes to the terms of any of our outstanding stock options and other stock-based awards.

Interests of Our Directors and Executive Officers in the Transaction

Effect of the Transaction on Stock Options and Stock-Based Awards Held by our Directors and Executive Officers

        Except for Gregory Peloquin, Executive Vice President and General Manager of RFPD, who will become an employee of Arrow Electronics at the closing of the Transaction, the Transaction will have no effect on the stock options or stock-based awards held by our directors or executive officers. Mr. Peloquin, who holds vested stock options to purchase up to [60,515] shares of our common stock, will have the exercise period for these options extended as described under "Effect of the Transaction on Stock Options and Stock-Based Awards" above. Arrow Electronics intends to enter into an employment agreement with Mr. Peloquin prior to the closing of the Transaction, which will be conditioned on the closing of the Transaction.

Potential Payments to Executive Officers

        All of our executive officers participate in our 2011 incentive plan, which establishes financial metrics and other performances objectives for each executive officer. Under the 2011 incentive plan, each executive officer other than Ms. Diddell has a portion of his or her annual bonus opportunity based on our annual net income after taxes.

        In addition, Mr. Richardson participates in the Edward J. Richardson Incentive Compensation Plan. Under the plan, Mr. Richardson is eligible for an annual cash bonus equal to 2% of our annual net income after taxes each fiscal year, subject to exclusion of extraordinary items at the discretion of the compensation committee of our Board. Awards under the Edward J. Richardson Incentive Compensation Plan are discretionary and subject to the compensation committee's right, in its sole and exclusive discretion, to reduce the bonus, including a reduction to zero.

        Awards under both plans are subject to the discretion of the compensation committee and, if the Transaction is completed, the compensation committee may determine to include within net income for fiscal 2011 some or all of the proceeds from the Transaction and may therefore award bonuses to some or all of our executive officers based on net income generated from the Transaction.

Stockholder Approval Requirement

        The Board is seeking stockholder approval of the Transaction because we are a Delaware corporation and the Transaction may constitute the sale of "substantially all" of our property and assets under Section 271 of the General Corporation Law of the State of Delaware (the "DGCL"). Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the stockholders for the sale of "all or substantially all of its property and assets." Additionally, approval of the Transaction by stockholders is a closing condition under the Acquisition Agreement.

        The affirmative "FOR" vote of the holders representing a majority of the voting power of the outstanding shares of our common stock and our Class B common stock, voting together, is required to approve the Transaction. At the record date, shares representing [    •    ] votes constituted a majority and Mr. Richardson held shares representing [    •    ] votes.

        A quorum must be present or represented at the Special Meeting for our stockholders to conduct business at the Special Meeting. We will have a quorum for the Special Meeting if the holders outstanding shares of our common stock entitled to vote at the Special Meeting and representing a majority of the voting power, or [    •    ] votes, are present at the Special Meeting, either in person or represented by proxy. Abstentions and "broker non-votes" are counted as present for the purpose of determining whether a quorum is present. Generally, a broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

No Changes to the Rights of Stockholders

        There will be no change in the rights of our stockholders as a result of the Transaction.

Appraisal Rights in Respect of the Transaction

        Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Transaction.

Regulatory Matters

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the related rules and regulations that have been issued by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated until specified information and documentary material has been furnished for review by the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. These requirements apply to the Transaction. Richardson Electronics and Arrow Electronics filed their respective required premerger notification and report forms on October 15, 2010.

        In addition, the Transaction may be subject to various foreign antitrust laws. To the extent required, we and Arrow Electronics expect to file notifications in certain foreign jurisdictions.

        Although there can be no assurance that the Transaction will not be challenged by a governmental authority or private party on antitrust grounds, we, based on a review of information provided by Arrow Electronics relating to the businesses in which they and its affiliates are engaged, believe that the Transaction can be effected in compliance with federal, state and foreign antitrust laws. The term "antitrust laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        Other than applicable antitrust laws, neither we nor Arrow Electronics are aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Transaction, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.

Accounting Treatment of the Transaction

        If the Transaction is consummated, it is expected to be accounted for as a sale of assets, in conformity with accounting principles generally accepted in the United States of America. At the closing of the Transaction, the excess of the purchase price received by us, less transaction expenses, over the carrying value of the assets sold in the Transaction will be recognized as a gain for financial accounting purposes. Contingent consideration, if any, to be received in connection with the sale of RFPD will be recorded in subsequent periods, when received. In subsequent reporting periods, the presentation of RFPD for current and prior years, including the gain on sale of its assets after the Transaction is consummated, will be presented in our financial statements as a discontinued operation for financial accounting purposes. For additional information, see "Pro Forma Consolidated Financial Statements" which are attached hereto at Annex E.

Material United States Federal Income Tax Consequences

        The following is a summary of the material United States federal income tax consequences of the Transaction based upon the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations, court decisions, and rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof and, all of which are subject to change, possibly on a retroactive basis. This summary does not purport to be a complete analysis of all federal income tax consequences of the Transaction, nor does it address any aspect of state, local, foreign or other tax laws.

        The Transaction will be treated as a sale of corporate assets in exchange for cash and the assumption of certain liabilities. The Transaction is a taxable transaction for United States federal income tax purposes. We will realize gain with respect to the assets of RFPD equal to the difference between the proceeds received by us on such sale and our tax basis in the assets sold. However, it is anticipated that we may have tax attributes available to offset a portion of our federal income tax liability resulting from the Transaction. The determination of whether and to what extent our tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Transaction. To the extent tax attributes are not available to offset all of our federal income tax liability resulting from the Transaction, the proposed Transaction will generate a United States federal income tax liability to us and in such case would reduce the net after tax proceeds available for future use by us.

        The Transaction is entirely a corporate action and therefore will not be taxable to our stockholders.

RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE TRANSACTION

        You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended May 29, 2010, and our subsequent SEC filings, along with other information provided to you in this proxy statement, in deciding how to vote on the proposal to approve the Transaction. See "Where You Can Find Additional Information" beginning on page 57. The special risk considerations described below are not the only ones facing us. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occurs, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.

While the proposed Transaction is pending, we may experience business uncertainties and are subject to restrictions on the conduct of our business.

        Uncertainty about the effect of the proposed Transaction on employees, suppliers and customers may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the proposed Transaction is consummated, and could cause third parties, including our suppliers and customers, to seek to change existing business relationships with us, which could have an adverse effect on our results of operations. In addition, the Acquisition Agreement restricts us from taking specified actions without Arrow Electronics' approval including, among other things, making certain acquisitions or dispositions, making certain capital expenditures, and entering into, terminating or amending material contracts. Our management may also be required to devote substantial time to Transaction-related activities, which could otherwise be devoted to our day-to-day business operations or pursuing other beneficial business opportunities.

Failure to complete the proposed Transaction could negatively impact our stock price and financial results.

        Consummation of the proposed Transaction is subject to various conditions, including, among others, approval of the Acquisition Agreement by our stockholders and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurance that the Transaction will be completed in a timely manner or at all. If the Transaction is not completed in a timely manner, we will be subject to several risks, including the following:

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  we may be required to pay Arrow Electronics a termination fee of $8.4 million and/or reimburse Arrow Electronics for up to $1.6 million of its expenses incurred in connection with the transactions contemplated by the Acquisition Agreement;

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  the current market price of our common stock may reflect a market assumption that the Transaction will occur, and a failure to complete the Transaction could result in a negative perception by the stock market of us generally and a decline in the market price of our common stock; and

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  certain costs relating to the Transaction, such as legal, accounting and fairness opinion fees, are payable by us whether or not the Transaction is completed.

The Acquisition Agreement contains provisions that could discourage a potential competing acquirer of us.

        The Acquisition Agreement contains "no shop" provisions that, subject to limited exceptions, restrict our ability to solicit, initiate, or knowingly encourage and facilitate competing third-party proposals for the acquisition of our stock or assets. Further, even if our Board withdraws or qualifies its recommendation with respect to the Transaction, we will still be required to submit the proposed Transaction proposal to a vote at a special meeting. In addition, Arrow Electronics generally has an opportunity to offer to modify the terms of the Transaction in response to any competing acquisition proposals before our Board may withdraw or qualify its recommendation with respect to the Transaction in response to a third party proposal. In some circumstances, upon termination of the Acquisition Agreement, we will be required to pay a termination fee of $8.4 million to Arrow Electronics. These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of us from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher cash or market value than the market value proposed to be received or realized in the Transaction.

        If the Acquisition Agreement is terminated and we seek another transaction to sell our RFPD business, we may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Transaction.

The amount of net proceeds that we will receive from the Transaction is subject to uncertainties.

        Our proceeds from the Transaction will consist of $210 million in cash and we estimate that we will have approximately $185 million in after tax proceeds. However, the actual proceeds available to us is subject to uncertainties. See "Material United States Federal Income Tax Consequences" beginning on page 35. The total consideration we receive may increase or decrease based on a post-closing working capital adjustment. The amount of net proceeds is subject to further reduction after the closing if Arrow Electronics successfully asserts claims for indemnification pursuant to the indemnification provisions of the Acquisition Agreement. Furthermore, we may have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Transaction. As a result, the amount of the net proceeds from the Transaction is subject to substantial uncertainty, and it is possible that the net proceeds from the Transaction will be materially less than we expect.

You are not guaranteed any of the proceeds from the Transaction.

        We have not determined the exact use of the net proceeds from the Transaction and cannot guarantee that we will distribute any of the net proceeds from the Transaction to our stockholders. You should not vote to approve the Transaction based upon the assumption that you will receive any portion of the net proceeds from the Transaction. Our management could spend or invest the proceeds from the Transaction in ways with which you may not agree and the investment of these proceeds may not yield a favorable return.

If we are deemed to be an investment company as a result of the completion of the Transaction, we will be required to meet burdensome compliance requirements and restrictions on our activities.

        If we are deemed to be an "investment company" as defined under the Investment Company Act of 1940 (the "Investment Company Act") as a result of the completion of the Transaction, the nature of our investments may be subject to various restrictions. In addition, we may be subject to burdensome compliance requirements and may have to:

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  register as an investment company;

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  adopt a specific form of corporate structure; and

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  report, maintain records and adhere to voting, proxy, disclosure and other requirements.

        We do not believe that our planned principal activities following the completion of the Transaction will subject us to the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses.

By completing the Transaction, we will no longer be engaged in the business of distributing radio frequency and wireless electronic components.

        RFPD accounted for a significant portion of our revenue for the fiscal year ended May 29, 2010 and for the three months ended August 28, 2010. By selling substantially all of our assets relating to RFPD to Arrow Electronics, we will be exiting the business of distributing radio frequency and wireless electronic components. Upon the closing of the Transaction, EDG and Canvys will be our only operating businesses and, accordingly, our profitability will be entirely dependent upon these lines of business. On a pro forma basis, EDG and Canvys have generated net operating losses for the past three fiscal years and have generated only modest operating gains for the first three months of fiscal 2011. To make our business profitable after completing the Transaction, we will need to reduce expense and to grow revenue. If we cannot adjust our operations to make EDG and Canvys profitable, we may experience ongoing losses and expenses. Accordingly, we may need to seek additional funding. We would likely seek such funding through public or private financing or some combination thereof. Additional funding may not be available to us on acceptable terms, or at all.

If the Transaction is completed, our remaining business and assets will be less diversified.

        After selling RFPD, we will focus our efforts on operating and growing EDG and Canvys. We may encounter unanticipated difficulties or challenges as we transition into a company dependent primarily on electron tube distribution and display screen solutions business for growth. If we are unable to address and overcome these difficulties or challenges, we may not be successful with our new business focus.

We will be unable to compete with RFPD for a period of three years after the date of the closing of the Transaction.

        The Acquisition Agreement provides that for a period of three years after the date of the closing of the Transaction, we will be prohibited from manufacturing, distributing, marketing or selling any RFPD products anywhere in the world. In addition, we cannot own, own, manage, operate, invest in or acquire more than 5% of the capital stock or equity, or a significant portion of the assets of, a person that engages in any of the foregoing activities. These restrictions may prevent us from pursuing business opportunities that would be attractive to us or our stockholders.

The Acquisition Agreement will expose us to contingent liabilities that could have a material adverse effect on our financial condition.

        We have agreed to indemnify Arrow Electronics for breaches of any representation, warranty, or covenant made by us in the Acquisition Agreement, for losses arising out of or in connection with excluded assets or excluded liabilities, and for certain other matters. Significant indemnification claims by Arrow Electronics could have a material adverse effect on our financial condition. We will not be obligated to indemnify Arrow Electronics for any breach of the representations, warranties or covenants made by us under the Acquisition Agreement unless any individual claim for indemnification exceeds $10,000 and the aggregate amount of all such claims for indemnification exceed $2.1 million. In the event that claims for indemnification for breach of most of the representations and warranties made by us under the Acquisition Agreement exceed this threshold, we will be obligated to indemnify Arrow Electronics for any damages or loss resulting from such breach in excess of $2.1 million up to $42 million. Claims for indemnification for breaches of covenants made by us under the Acquisition Agreement and for breaches of representations and warranties related to authorization, taxes and brokers will not be subject to the deductible or aggregate liability cap described above. Claims for indemnification for losses by Arrow Electronics arising out of or in connection with excluded assets or excluded liabilities and certain other matters are not subject to any of the individual limit, the deductible or the aggregate liability cap described above.

If the information technology services that are to be rendered to us pursuant to the Transition Services Agreement are not adequately provided to us, our business may suffer.

        Pursuant to the Acquisition Agreement, Arrow Electronics is purchasing our entire IT operations, and pursuant to the Transition Services Agreement it is required to provide IT services to us consistent with those services provided to us by our IT operations prior to the Transaction. If the IT services provided by Arrow Electronics are not provided to us in an adequate manner, we may be unable to find an alternative means of obtaining such IT services in a timely manner, which could significantly impair our ability to effectively serve our customers and perform other vital company functions. In such event, our results of operations could suffer.

THE ACQUISITION AGREEMENT AND CERTAIN RELATED AGREEMENTS

        The following is a summary of the material terms of the Acquisition Agreement. This summary does not purport to describe all the terms of the Acquisition Agreement and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached as Annex A. We urge you to read the Acquisition Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the Transaction.

        The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of the Acquisition Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Acquisition Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

General

        The Acquisition Agreement provides that Arrow Electronics will acquire all of the assets primarily used or held for use in, and certain liabilities of, our RF, Wireless & Power Division ("RFPD"), as well as certain other assets, including our information technology assets (the "Transaction").

Consideration

        As consideration in the Transaction, we will be paid $210 million in cash at closing. The closing consideration is subject to a post-closing working capital adjustment

Closing

        Under the terms of the Acquisition Agreement, the Transaction is to close on the first business day of the month following the month in which the conditions precedent to closing set forth in the Acquisition Agreement have occurred or have been satisfied. The parties have agreed that the closing will not occur prior to January 1, 2011, and expect to close the Transaction in early 2011.

Representations and Warranties

        The Acquisition Agreement contains general representation and warranties made by us and our subsidiaries that are parties to the Acquisition Agreement on the one hand and Arrow Electronics on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Transaction.

        We and our subsidiaries that are parties to the Acquisition Agreement made a number of representations and warranties to Arrow Electronics, including representations and warranties related to, among other things, the following matters:

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  corporate organization, good standing and qualification;

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  organizational power and authority to enter into the Acquisition Agreement;

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  required regulatory filings, consents and approvals of governmental entities;

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  title to, condition of and sufficiency of their assets;

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  equipment and inventory to be purchased by Arrow Electronics;

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  accounts receivable to be acquired by Arrow Electronics;

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  certain financial statements of RFPD;

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  taxes;

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  changes since August 28, 2010;

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  litigation and unknown liabilities;

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  real property;

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  material contracts;

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  licenses and permits;

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  compliance with laws;

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  environmental matters;

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  intellectual property;

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  labor matters;

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  employee benefits;

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  customers and suppliers;

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  affiliate transactions;

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  brokers and finders;

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  the approval of the Transaction by our Board;

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  our solvency immediately following the closing of the Transaction; and

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  the fairness opinion delivered by Morgan Joseph.

        Arrow Electronics made a number of representations and warranties to us and our subsidiaries that are parties to the Acquisition Agreement, including representations and warranties related to, among other things, the following matters:

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  corporate organization, good standing and qualification;

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  organizational power and authority to enter into the Acquisition Agreement;

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  brokers and finders;

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  financial capability; and

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  litigation.

Employees

        Arrow Electronics has agreed, where provided for under applicable local laws, to take or cause to be taken such actions as are required to be taken to accomplish the transfer of employment from the Sellers to Arrow Electronics or its appropriate affiliates of certain employees of the Sellers. It is presently estimate that 410 employees in aggregate will transfer at Closing. For a period of not less than one year following the Closing, Arrow shall provide each transferred employee with aggregate compensation that is comparable to that aggregate compensation provided to such employee immediately prior to the Closing.

Operation of the Company Prior to Closing

        We have agreed in the Acquisition Agreement that, until the closing of the Transaction, we and each of our subsidiaries that are parties to the Acquisition Agreement will:

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  conduct the operations of the Business in the ordinary course;

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  use reasonable best efforts to maintain insurance in such amounts and against such risks and losses as are consistent with past practice and apply all insurance proceeds received with respect to claims made for the assets to be purchased by Arrow Electronics to replace or repair, as applicable, such assets; and

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  use reasonable best efforts to:

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  preserve intact RFPD's business organizations;

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  keep available the services of its current officers and the employees that are to transfer to Arrow Electronics at the closing;

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  preserve its relationships with customers, creditors and suppliers;

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  maintain its books, accounts and records; and

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  in all material respects comply with any applicable laws.

        We have also agreed that, until the closing of the Transaction, except as Arrow Electronics may otherwise consent to or approve in writing with respect to RFPD, we and each of our subsidiaries that are parties to the Acquisition Agreement will not:

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  amend its certificate of incorporation or bylaws (or equivalent governing documents) in any manner which could reasonably be expected to adversely affect the Transaction;

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  merge or consolidate with any entity or acquire any interest in any business or entity;

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  liquidate, dissolve or effect any recapitalization or reorganization in any form;

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  sell, lease, license, transfer, encumber or otherwise dispose of any of the assets to be purchased by Arrow Electronics, in each case that are material, individually or in the aggregate, to RFPD;

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  create, incur, assume or suffer to exist any new encumbrances affecting any of the assets to be purchased by Arrow Electronics;

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  change any of the accounting principles or practices used by it in the preparation of the RFPD financial statements that were provided to Arrow Electronics;

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  change in any material respect its pricing policies or credit practices, the rate or timing of its payment of accounts payable or its collection of accounts receivable or change its earnings accrual rates on contracts;

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  fail to pay any creditor any amount owed to such creditor in the ordinary course, unless such amount is being contested or disputed in good faith by the applicable Seller;

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  enter into or renew any contract with or engage in any transaction (other than certain previously disclosed transactions) with any affiliate for which Arrow Electronics could have any liability;

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  make any capital investment in, any loan to or any acquisition of securities other than in the ordinary course;

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  except for the purchase of supplies in the ordinary course, make any capital expenditures or commitments for capital expenditures, either involving more than $300,000, or outside the ordinary course;

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  enter into, terminate, renew, amend in any material respect or waive any material right under, certain material contracts, except in the ordinary course;

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  take or fail to take any action that will cause a termination of or material breach or default under certain material contracts;

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  make or change any material tax election, settle or compromise any material tax liability, file any amendment to a tax return, settle any material claim or material assessment in respect of taxes or consent to any extension or waivers of the limitation period applicable to any claim or assessment in respect of taxes, or change in any material respect any accounting method in respect of taxes, with respect to RFPD or the assets to be acquired by Arrow Electronics, except (i) in the ordinary course, or (ii) other than in the ordinary course if such action would not have any adverse impact upon, or create any Liability, for Arrow Electronics or, after the closing, RFPD;

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  settle or compromise any material pending or threatened legal proceeding for more than $300,000 in any way which would have any adverse impact upon, or create any liability, for Arrow Electronics or, after the closing, RFPD; or

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  subject to certain exceptions, (i) grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former manager, officer or employee of RFPD, (ii) increase or accelerate the payment or vesting of benefits payable under any existing severance, retention or termination pay policies or employment agreements, (iii) enter into or amend any employment, consulting, deferred compensation or other similar agreement with any manager, officer, or consultant of RFPD, other than execution of standard employment terms and conditions by new employees in the ordinary course, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former manager, director, officer or employee, or any beneficiaries thereof, of the business, (v) undertake any office closing or employee layoffs, except in the ordinary course, or (vi) increase the compensation, bonus or other benefits payable or to become payable to any manager, director or officer or employee of RFPD except in the ordinary course.

Access Prior to Closing

        We have agreed to give Arrow Electronics access, at all reasonable times prior to closing, to all RFPD plants, properties, management, books and records.

Alternative Transactions

        During the pendency of the Acquisition Agreement, Sellers and RFPD will not, and will cause each of their affiliates and subsidiaries and their respective representatives, agents, employees, officers and directors not to:

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  directly or indirectly solicit, initiate or encourage the submission of any alternative acquisition proposals;

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  enter into any letter of intent, agreement in principle, acquisition agreement or any other agreement with respect to any alternative acquisition proposal; or

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  directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any alternative acquisition proposal.

        Further, upon execution of this Acquisition Agreement, we, our subsidiaries and our and their respective representatives agreed to immediately cease and cause to be terminated all existing discussions or negotiations with any other person or entity previously conducted with respect to any alternative acquisition proposal.

        However, at any time prior to the approval of the Transaction by our stockholders, we may, in response to an unsolicited alternative acquisition proposal:

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  furnish information with respect to us and our affiliates to the party making such alternative acquisition proposal and its representatives pursuant to a customary confidentiality and standstill agreement; and

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  participate in discussions or negotiations with such party and its representatives regarding any alternative acquisition proposal, if our Board (i) believes in good faith that such alternative acquisition proposal to be bona fide, (ii) determines in good faith (after consultation with outside legal counsel and a qualified financial advisor) that the unsolicited alternative acquisition proposal constitutes or would reasonably be expected to lead to a transaction that is more favorable, from a financial point of view to our stockholders, than the Transaction, (iii) determines that the failure to take any of the above actions would not be consistent with its fiduciary duties to our stockholders under Delaware Law and (iv) complies in all material respects with the requirements to notify Arrow Electronics of such an alternative acquisition proposal as set forth in the Acquisition agreement.

        At any time prior to the date on which our stockholders approve the Transaction, if our Board (i) receives an alternative acquisition proposal that it determines in good faith (after consultation with outside legal counsel and a qualified financial advisor) constitutes a superior deal to the Transaction, and (ii) determines in good faith (after consultation with outside legal counsel) that failure to take any of the following actions would not be consistent with its fiduciary duties to our stockholders under Delaware Law, then our Board may:

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  withdraw its recommendation that our stockholders vote in favor of the Transaction, or approve or recommend that our stockholders vote in favor of an alternative deal to the Transaction; and/or

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  cause the Company to enter into such an alternative transaction, but only if it concurrently terminates the Acquisition Agreement (as set forth in more detail below) and pays Arrow Electronics the applicable termination fees and expenses in accordance with the Acquisition Agreement.

        If our Board determines to withdraw its recommendation that the Company's stockholders vote in favor of the Transaction, or approve or recommend that our stockholders vote in favor of an alternative deal to the Transaction, or to cause the Company to enter into an alternative transaction, such action may only become effective after the end of the fifth (5th) day following Arrow Electronics' receipt of written notice from us of such intended action (provided that any material amendment to the terms of such an alternative deal shall require new notice to Arrow and an additional five day period before such action becomes effective). In determining whether to take any such action, our Board shall negotiate in good faith with Arrow Electronics and its representatives (to the extent Arrow Electronics desires to do so) with respect to any offer from Arrow Electronics and take into account in good faith any changes to the terms of the Acquisition Agreement proposed by Arrow Electronics in response to such an intended action in determining whether the proposed alternative deal is superior to the Transaction.

        We have also agreed to, within 48 hours of receipt of an alternative acquisition proposal, advise Arrow Electronics orally and in writing (a) of such alternative acquisition proposal, (b) the identity of the party making such alternative acquisition proposal and (c) the material terms of any such alternative acquisition proposal, and also to keep Arrow Electronics reasonably informed of the status of any such alternative acquisition proposal.

Non-Compete and Non-Solicitation

        For a period of three years beginning after the closing, subject to certain customary exceptions:

  •
  the Sellers have agreed not to manufacture, distribute, market or sell any RFPD products or any products that are mechanically and electronically interchangeable with RFPD products anywhere in the world, provided that Sellers may manufacture such products if operating as a contract manufacturer to a customer or if it first offers RFPD the opportunity to purchase such products for distribution; and

  •
  Arrow Electronics has agreed not to, and to cause its affiliates not to manufacture, distribute, market or sell any electron tubes anywhere in the world.

        In addition, for a period of three years from and after the closing, the Sellers have agreed not to:

  •
  solicit the employment of any employees who transfer to Arrow Electronics while such person is, or was within the twelve (12) month period prior to his or her solicitation of employment, an employee of Arrow Electronics or one of its affiliates, other than through general advertising not specifically directed at such employees;

  •
  hire any employees who transfer to Arrow Electronics while such person is, or was within the twelve (12) month period prior to his or her offer of employment, an employee of Arrow Electronics or one of its affiliates; or

  •
  solicit, entice, induce or encourage any employees who transfer to Arrow Electronics or any other employee, consultant or independent contractor of Arrow Electronics to terminate his, her or its relationship with Arrow Electronics in order to become an employee of, or a consultant or independent contractor to, a person other than Arrow Electronics.

        Further, other than the solicitation of Company employees contemplated by the Acquisition Agreement, for a period of three years from and after the closing, Arrow Electronics has agreed that it will not take any action, formal or informal, direct or indirect, to:

  •
  solicit the employment of any person while such person is, or was within the twelve (12) month period prior to his or her solicitation of employment, an employee of the Sellers other than through general advertising not specifically directed at such employee;

  •
  hire any employee of a Seller while such person is, or was within the twelve (12) month period prior to his or her offer of employment, an employee of such Seller or one of its affiliates; or

  •
  solicit, induce or encourage any employee of the Sellers or any consultant or independent contractor of the Seller to terminate his, her or its relationship with the Sellers in order to become an employee of, or a consultant or independent contractor to, a person other than a Seller.

Conditions to Closing

        Arrow's obligation to complete the Transaction is subject to the satisfaction or waiver, prior to the consummation of the Transaction, of certain conditions, including:

  •
  the accuracy in all material respects of the sellers' representations and warranties and the sellers' performance in all material respects of their obligations under the Acquisition Agreement, provided that this condition will be deemed satisfied unless one or more inaccuracies causes a material adverse effect in excess of $7,000,000;

  •
  the approval of the Transaction by our stockholders in accordance with Delaware law;

  •
  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Transaction and the receipt of certain other foreign antitrust approvals;

  •
  the absence of any judicial order that prohibits the consummation of the Transaction; and

  •
  the delivery to Arrow by us of bills of sale, deeds or other applicable documents of transfer necessary to effect the Transaction.

        Our obligation to complete the Transaction is subject to the satisfaction or waiver, prior to the consummation of the Transaction, of certain conditions, including:

  •
  the accuracy in all material respects of Arrow's representations and warranties and Arrow's performance in all material respects of its obligations under the Acquisition Agreement;

  •
  the approval of the Transaction by our stockholders in accordance with Delaware law;

  •
  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Transaction and the receipt of certain other foreign antitrust approvals; and

  •
  the absence of any judicial order that prohibits the consummation of the Transaction.

Termination; Termination Fees and Expenses

        This Acquisition Agreement may only be terminated:

  •
  by mutual written consent of us and Arrow Electronics;

  •
  by us or Arrow Electronics if the closing shall not have occurred on or before April 1, 2011, except that a party may not exercise this termination right if that party's failure to perform any of its obligations under the agreement resulted in the failure of the Transaction to be completed by such date;

  •
  by us or Arrow Electronics, upon the issuance of any final, nonappealable order by a court of competent jurisdiction precluding the consummation of the closing or the transactions contemplated by the Acquisition Agreement, provided that a party whose failure to perform any of its obligations under the Acquisition Agreement was the primary cause of such issuance may not exercise this termination right;

  •
  by us or Arrow Electronics, if at our stockholder meeting the Acquisition Agreement and transactions contemplated there by is not approved;

  •
  by Arrow Electronics, if our Board withdraws or modifies its recommendation to our stockholders to approve the Transaction, or approves or recommends an alternative acquisition proposal, or proposes publicly to take any such action, or otherwise causes or permits us to enter into a superior deal as detailed above and in the Acquisition Agreement;

  •
  by Arrow Electronics, if we shall have willfully and materially breached the provisions of the Acquisition Agreement regarding alternative offers in any respect adverse to Arrow Electronics;

  •
  by Arrow Electronics, in the event the Sellers are in breach of any representation, warranty, covenant or agreement contained in this Acquisition Agreement, and such breach, individually or in combination with any other breach, would cause any of Arrow Electronics' closing conditions set forth in the Acquisition Agreement not to be satisfied;

  •
  by us if we enter into an alternative agreement that we deem to be a superior deal, in accordance with the relevant provision of the Acquisition Agreement; or

  •
  by us, in the event that Arrow Electronics is in breach of any representation, warranty, covenant or agreement contained in the Acquisition Agreement, and such breach, individually or in combination with any other such breach, would cause any of our closing conditions set forth in the Acquisition Agreement not to be satisfied.

        Further, in the event that:

  •
  within eighteen (18) months after the Acquisition Agreement is terminated because either (i) the closing did not occur prior to April 1, 2011, (ii) the transactions contemplated by the Acquisition Agreement were not approved at our stockholder meeting or (iii) we willfully and materially breach the provisions of the Acquisition Agreement regarding alternative offers for the RFPD business, and we have entered into a definitive agreement for, or consummated, any transaction involving 50% or more of the assets, voting securities or equity securities of us or the Sellers; or

  •
  the Acquisition Agreement is terminated by Arrow Electronics as a result of a change in the recommendation of our Board with respect to the transactions contemplated by the Acquisition Agreement, or by us upon entering into an alternative transaction that our Board deems to be a better deal than the Transaction,

        Then the Sellers shall pay the Buyer a termination fee equal to $8,400,000, and in addition, shall pay all of Arrow Electronics' reasonable out-of-pocket expenses, actually documented and incurred or payable by or on behalf of Arrow Electronics in connection with or in anticipation of the transactions contemplated by the Acquisition Agreement, including all attorney's fees, fairness opinion fees, accountants' fees and filing fees, up to a maximum amount of $1,600,000 in the aggregate.

Indemnification

        Subject to certain limitations, we have agreed to indemnify and hold harmless Arrow Electronics and its directors, shareholders, officers and employees (in their capacity as such), and its and their affiliates and agents against and in respect of any and all losses incurred directly or indirectly, in connection with, arising from or as a result of a number of items, including:

  •
  any breach, non-fulfillment or violation of the covenants made in the Acquisition Agreement by us or any of our affiliates;

  •
  any breach of any of the representations and warranties made in the Acquisition Agreement by us;

  •
  the ownership, use or possession of certain assets that are excluded from the Transaction;

  •
  certain liabilities that we or our affiliates are retaining in connection with the Transactions; or

  •
  any fraud, intentional misrepresentation or criminal acts committed by or on behalf of any Seller or any of its Affiliates on or prior to the Closing Date.

        Subject to certain limitations, Arrow Electronics has agreed to indemnify and hold harmless us and each Seller and its and their directors, shareholders, officers and employees, and their affiliates and agents against and in respect of any and all losses incurred directly or indirectly in connection with, arising from or as a result of:

  •
  any breach, non-fulfillment or violation of the covenants made in the Acquisition Agreement by Arrow Electronics or any of its affiliates;

  •
  any breach of any of the representations or warranties made in the Acquisition Agreement by Arrow Electronics;

  •
  the liabilities that are being assumed by Arrow Electronics or its affiliates as part of the Transaction; or

  •
  any fraud, intentional misrepresentation or criminal acts committed by or on behalf of Arrow Electronics or any of its affiliates on or prior to the Closing Date.

        The foregoing indemnification obligations are subject to a number of limitations, including, subject to certain exceptions:

  •
  the indemnifications provisions, in regards to breaches of representations or warranties, excluding certain representations and warranties related to corporate authority, good title to assets, conflicts, consents and brokers, shall only be effective for individual items for which indemnification is sought exceeds $10,000;

  •
  losses related to breaches of representations or warranties, excluding certain representations and warranties related to corporate authority, good title to assets, conflicts, consents and brokers, for which indemnification is sought (excluding any Losses that do not exceed $10,000) must exceed U.S. $2,100,000 in the aggregate, in which case the party seeking indemnification shall only be entitled to indemnification for the amount in excess thereof; and

  •
  our indemnification obligations due to breaches of representations or warranties shall be effective only until the dollar amount paid by us in respect of all losses indemnified against aggregates $42,000,000, subject to certain exceptions, under which circumstances such limit does not apply.

Fees and Expenses

        Pursuant to the Acquisition Agreement, each party is generally responsible for the payment of all costs and expenses incident to its negotiation and preparation of the Acquisition Agreement and to its performance and compliance with all agreements and conditions contained therein, including the fees and expenses of its counsel and accountants.

Amendment; Waiver

        Any provision of the Acquisition Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Arrow Electronics, or in the case of a waiver, by the party against whom the waiver is to be effective.

Voting Agreement

        In order to induce Arrow Electronics to enter the Acquisition Agreement, Arrow Electronics and Mr. Richardson, who beneficially owns and has the right to vote shares of our Common Stock and Class B Common Stock which collectively represent approximately 67% of the voting power of the issued and outstanding shares of our Common Stock and Class B Common Stock, have entered into a Voting Agreement (the "Voting Agreement") pursuant to which Mr. Richardson has appointed Arrow

Electronics' Secretary and Treasurer as proxy for him to vote all of his shares of our Common Stock and Class B Common Stock at the special meeting for the Transaction and against any proposal regarding any other alternative acquisition proposal for RFPD. The Voting Agreement automatically terminates if the Acquisition Agreement is terminated by its terms.

Agreements Related to the Acquisition Agreement

        At the Closing, we anticipate entering into a number of agreements with Arrow Electronics. These agreements have been approved by the Board and do not require stockholder approval. The following is a description of the principal provisions of these agreements:

Transition Services Agreement

        To help facilitate the transition of RFPD to Arrow Electronics, the Company will agree to provide or cause to be provided to Arrow Electronics, certain financial support services, warehouse services, and access to facilities on a transitional basis commencing immediately following the Closing and in accordance with the terms and subject to the conditions set forth in the Transition Services Agreement. In addition, Arrow Electronics will agree to provide or cause to be provided to the Company, certain information technology services on a transitional basis following the Closing in accordance with the terms and subject to the conditions set forth in the transition services agreement. Arrow Electronics will also provide certain warehouse services, and access to facilities and equipment on a transitional basis to us following the Closing. The recipient of any such services will pay the provider of such services in the amounts specified therein. Subject to certain limitations, each recipient will agree to indemnify each provider and its affiliates for, among other things, losses incurred as a result of certain breaches of the transition services agreement, gross negligence or willful misconduct or bodily injury or death resulting from negligence or willful misconduct. Either party may terminate any service or access to any facility in accordance with the terms set forth therein, however, such party may be subject to a termination charge.

LaFox Lease

        We currently own a building located at 40W267 Keslinger Road, LaFox, Illinois as well as the surrounding property on which this building is located. In connection with the Transaction, we will agree to lease to Arrow Electronics an approximately 25,375 square foot portion of the building, upon the terms and conditions set forth in the lease agreement (the "Lease"). Arrow Electronics will use the premises solely for office use in connection with the operation of the business formerly conducted by RFPD and other ancillary uses reasonably related thereto. Arrow Electronics will have the option to expand its initial square footage under the Lease to include adjacent space. The initial term of the Lease will be five years and Arrow Electronics will have the option to extend the term of the Lease for two additional periods of one year. The initial base rent shall be $508,000 per annum, which amount shall be payable in equal monthly installments of $42,333. The base rent rate shall increase by 2% each year commencing on January 1, 2012 and each anniversary thereafter. In the event the renewal options are exercised, base rent during the renewal terms shall be at the then fair market rental rate.

Manufacturing Agreement

        In connection with the Transaction, we will enter into a manufacturing agreement with Arrow Electronics (the "Manufacturing Agreement") for a term of three years. Pursuant to the Manufacturing Agreement, we will agree to manufacture and sell certain products used in the RFPD business to Arrow Electronics in accordance with the terms and subject to the conditions described therein. The location for the Manufacturing Services shall be at the LaFox Facility unless otherwise agreed in writing between the parties. For Products (as defined therein) ordered by purchase orders received during the first twelve (12) months of the term, prices for the Products, including compensation for all

Manufacturing Services thereunder, will be set forth therein. With respect to Products ordered by purchase orders received after the first twelve (12) months of the term, pricing for such Products shall be our costs to manufacture the Product multiplied by 1.25.

Trademark License Agreement

        Pursuant to the Acquisition Agreement, we will enter into a trademark license agreement with Arrow Electronics (the "Trademark License Agreement"), granting Arrow Electronics a worldwide, perpetual, royalty-free, non-exclusive right and license to certain of our marks for use in connection with the sale, offering for sale, advertising and promotion of goods and services of the RFPD business. The Trademark License Agreement provides standard duties and obligations of Arrow Electronics, including that all use, promotions, marketing and advertising under, in connection with, and/or associated with the Marks by Arrow Electronics shall be conducted in accordance with our standards, rules and procedures in existence prior to the Closing Date of the Acquisition Agreement, or which may be agreed upon by us and Arrow Electronics from time to time. The Trademark License Agreement will remain in effect, enforceable, and continue in perpetuity from the execution date unless terminated sooner upon the occurrence of the following cases: (1) if Arrow Electronics uses, displays, attempts to use or display, or permits any third party to use, display, attempt to use or display any of the Marks in connection with electron tube or vacuum device goods or services; (2) if Arrow Electronics directly or indirectly attempts to alienate, assign, convey, or otherwise transfer the Trademark License Agreement or all or any part of the rights granted to Arrow Electronics thereunder in contravention of Section IV.B therein; or (3) if Arrow Electronics ceases provision of the Licensed Services (as defined therein) for any consecutive period of two years or longer.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        Set forth on Annex D are our unaudited consolidated financial statements as included in our Form 10-Q for the quarter ended August 28, 2010. Set forth on Annex C are our audited financial statements as included in our Form 10-K for the fiscal year ended May 29, 2010.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

        Set forth on Annex E are our unaudited pro forma condensed financial information for the quarter ended August 28, 2010 and the fiscal years ended May 29, 2010, May 30, 2009 and May 31, 2008.

 PROJECTED FINANCIAL INFORMATION

        In connection with preparing its fairness opinion, we provided Morgan Joseph with the projections of RFPD's operating performance for fiscal years 2011 through 2015 set forth below (the "Projections"). In addition, we provided Morgan Joseph with certain internal financial analyses and forecasts for RFPD, which were derived from the Projections, and certain probabilities assigned to the likelihood that the forecasts will be achieved, in each case prepared by our management, for use by Morgan Joseph in connection with its financial analyses.

        We do not, as a matter of course, publicly disclose projections as to future financial performance for any of our businesses, including RFPD. The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available Morgan Joseph in connection with its financial analyses. The projections were not prepared in accordance with U.S. generally accepted accounting principles or with a view to compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditors have not examined, compiled or otherwise applied procedures to the Projections and accordingly assume no responsibility for them. The Projections included in this proxy statement have been prepared by, and are the responsibility of, our management.

        In compiling the Projections, our management took into account historical performance, combined with estimates regarding revenues, operating income, expense and capital spending. Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared. Such assumptions included, but were not limited to, the following: limited revenue growth of 5% annually for RFPD's business due to limited forecasting visibility and a belief that RFPD's recent growth in Asia could not be maintained at the same rate; continued declines in product margin of 0.25% annually due to pressure from the global competitors as well as local competitors in Asia, plus continued increases in the percentage of RFPD's business in Asia, which has historically been at lower margins; and growth of selling, general and administrative (SG&A) expenses at a small yet consistent rate of 4% annually. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Factors such as industry performance, the market for RFPD's existing and new products and services, and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause the Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the Transaction or any changes to RFPD's operations or strategy that may be implemented after the Transaction is completed. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those contained in the projections. The inclusion of this information should not be regarded as an indication that Morgan Joseph or any other recipient of this information considered, or now considers, to be predictive of actual future results.

        Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections set forth below. No one has made or makes any representation to any stockholder or anyone else regarding the information included in the Projections. For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. We do not intend to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Projections are shown to be in error.

	Projected Fiscal Year Ended,
($ in thousands)	2011P	2012P	2013P	2014P	2015P
Revenue	$373,500	$392,175	$411,784	$432,373	$453,992
Cost of Goods Sold	292,076	307,660	324,073	341,357	359,650

Gross Profit	81,424	84,515	87,711	91,016	94,431
SBU SG&A	39,225	40,794	42,426	44,123	45,888

Direct Operating Contribution	42,199	43,721	45,285	46,893	48,544
SBU Level D&A	172	175	179	183	186

SBU EBITDA Contribution	42,371	43,896	45,464	47,075	48,730
Extraordinary Items
Severance Expenses	—	—	—	—	—
Restructuring Expenses	—	—	—	—	—
Inventory Obsolescence Charge	—	—	—	—	—

Total Extraordinary Items	—	—	—	—	—
SBU EBITDA Contribution, adjusted	42,371	43,896	45,464	47,075	48,730
Corporate SG&A Allocation	22,250	22,918	23,605	24,313	25,043
Corporate D&A Allocation	2,171	2,047	2,133	2,221	2,312

Total EBITDA After Corporate	$22,292	$23,026	$23,992	$24,984	$25,999

Margin and Growth Rates
	Projected Fiscal Year Ended,
	2011P	2012P	2013P	2014P	2015P
Margins
Gross margin, adjusted	21.8%	21.6%	21.3%	21.1%	20.8%
Direct Operating Contribution, adjusted	11.3%	11.1%	11.0%	10.8%	10.7%
SBUSG&A, adjusted	10.5%	10.4%	10.3%	10.2%	10.1%

Total EBITDA, adjusted	6.0%	5.9%	5.8%	5.8%	5.7%

Growth Rates (y/y)
Revenue Growth	4.8%	5.0%	5.0%	5.0%	5.0%
Direct Operating Contribution, adjusted	6.6%	3.6%	3.6%	3.5%	3.5%
SBUSG&A, adjusted	4.4%	4.0%	4.0%	4.0%	4.0%

Total EBITDA, adjusted	12.2%	3.3%	4.2%	4.1%	4.1%

MARKET PRICE OF COMMON STOCK

        Our common stock is quoted on The NASDAQ Global Market under the symbol "RELL". The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by The NASDAQ Global Market:

	Low		High
2009
First Quarter		$4.40		$7.00
Second Quarter		$2.64		$6.82
Third Quarter		$2.56		$4.37
Fourth Quarter		$2.47		$4.21
2010
First Quarter		$2.84		$4.06
Second Quarter		$3.80		$6.46
Third Quarter		$5.31		$8.43
Fourth Quarter		$7.43		$12.35
2011
First Quarter		$8.00		$10.25
Second Quarter (through October [ ], 2010)	$	[ • ]	$	[ • ]

        On October [      ], 2010, the closing price for our common stock as reported on the NASDAQ Global Market was $[                        ]. As of October [      ], 2010, there were outstanding [14,697,341] shares of Common Stock, $0.05 par value and [3,048,258] shares of Class B Common Stock, $0.05 par value, which are convertible into Common Stock of the registrant on a share for share basis.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Officers

        The following table sets forth, as of October [      ], 2010, the ownership of common stock and Class B common stock (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director and named executive officer of the Company and of all executive officers and directors of the Company as a group. Because Class B common stock is convertible into common stock on a one-for-one basis, the number of shares listed as owned under the common stock column in the table includes the number of shares listed under the Class B common stock column. The information in the table has been furnished to us by the persons listed.

Name	Number of Shares of Common(1)		Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting if Class Voting Not Applicable(2)
Directors:
Edward J. Richardson	3,072,713	(3)	17.29%	3,025,188	99.24%	67.06%
Chairman, Chief Executive Officer, Chief Operating Officer and President
Scott Hodes	93,424	(4)	*	3,712	*	*
Harold L. Purkey	77,000	(5)	*	—	*	*
Samuel Rubinovitz	55,431	(6)	*	825	*	*
Ad Ketelaars	25,000	(7)	*	—	*	*
John R. Peterson	20,000	(8)	*	—	*	*
Non-Director Named Executive Officers:
Kathleen S. Dvorak	53,000	(9)	*	—	*	*
Executive Vice President, Chief Financial Officer and Chief Strategy Officer
Gregory J. Peloquin	63,285	(10)	*	—	*	*
Executive Vice President and General Manager, RF, Wireless & Power Division
Wendy Diddell	58,391	(11)	*	—	*	*
Executive Vice President, Corporate Development
Kyle C. Badger	24,106	(12)	*	—	*	*
Executive Vice President, General Counsel and Secretary
All Executive Officers and Directors as a Group (including Mr. Richardson, 12 persons)	3,604,021	(13)	19.82%	3,029,725	99.39%	68.33%

*
Less than 1%.

(1)
Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the director or officer.

(2)
Common stock is entitled to one vote per share, and Class B common stock is entitled to ten votes per share.

(3)
Includes 3,025,188 shares of common stock which would be issued upon conversion of Mr. Richardson's Class B common stock and 20,000 shares of common stock to which Mr. Richardson holds stock options exercisable within 60 days. Does not include (i) 15,660 shares of common stock and 7,000 shares of Class B common stock held by William G. Seils, Of Counsel to the Company, as custodian for Mr. Richardson's sons, Alexander and Nicholas, (ii) 1,187 shares of common stock held directly by Alexander, (iii) 1,188 shares of common stock held directly by Nicholas and (iv) 4,920 shares of common stock and 6,977 shares of Class B common stock held by Mr. Richardson's wife, as to all of which Mr. Richardson disclaims beneficial ownership. Mr. Richardson has pledged 1,000,000 of his shares of Class B common stock as security to JP Morgan Chase Bank to secure a personal loan. As set forth in more detail above, Arrow Electronics and Mr. Richardson have entered into a Voting Agreement pursuant to which Mr. Richardson has agreed to vote in favor of the approval and adoption of the Acquisition Agreement and the Related Agreements (as defined in the Acquisition Agreement) and the transactions contemplated by such agreements.

(4)
Includes 3,712 shares of common stock which would be issued upon conversion of Mr. Hodes' Class B common stock and 50,000 shares of common stock to which Mr. Hodes holds stock options exercisable within 60 days.

(5)
Includes 50,000 shares of common stock to which Mr. Purkey holds stock options exercisable within 60 days.

(6)
Includes 825 shares of common stock which would be issued upon conversion of Mr. Rubinovitz' Class B common stock and 50,000 shares of common stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(7)
Includes 25,000 shares of common stock to which Mr. Ketelaars holds stock options exercisable within 60 days.

(8)
Includes 15,000 shares of common stock to which Mr. Peterson holds stock options exercisable within 60 days.

(9)
Includes 32,000 shares of common stock to which Ms. Dvorak holds stock options exercisable within 60 days and 3,334 shares of restricted common stock which vest on November 5, 2010. Ms. Dvorak has the power to vote all of such restricted shares prior to vesting.

(10)
Includes 58,928 shares of common stock to which Mr. Peloquin holds stock options exercisable within 60 days.

(11)
Includes 56,303 shares of common stock to which Ms. Diddell holds stock options exercisable within 60 days.

(12)
Includes 22,000 shares of common stock to which Mr. Badger holds stock options exercisable within 60 days.

(13)
Does not include the shares of common stock and Class B common stock described in note 3 above as being held by Mr. Seils as custodian for Mr. Richardson's sons, those held directly by Mr. Richardson's sons, and those held by Mr. Richardson's spouse. Includes: (i) 3,029,725 shares of common stock which would be issuable on conversion of Class B common stock; and (ii) 574,296 shares of common stock issuable upon options exercisable within 60 days.

Other Beneficial Owners

        As of October [      ], 2010, to our knowledge, Mr. Richardson and the entities identified in the following table are the only persons or firms who beneficially owned 5% or more of our outstanding common stock or Class B common stock:

Name	Number of Shares of Common(1)		Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting if Class Voting Not Applicable(2)
Paradigm Capital Management Inc.(3)	1,479,900	(3)	10.07%	—	—	3.28%
Heartland Advisors, Inc.(4)	911,231	(4)	6.20%	—	—	2.02%
Dimensional Fund Advisors LP(5)	1,245,396	(5)	8.48%	—	—	2.76%
Royce & Associates LLC.(6)	826,378	(6)	5.62%	—	—	1.83%
Renaissance Technologies(7)	870,400	(8)	5.92%	—	—	1.93%

(1)
Date of holdings information is as of October [            ], 2010, unless otherwise noted in footnotes.

(2)
Common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share. Computation assumes that Class B common stock held or subject to acquisition pursuant to stock option is not converted into common stock.

(3)
Information disclosed in this table is as of June 30, 2010, and was obtained from a Form 13F filed with the SEC on August 16, 2010. The address for Paradigm Capital Management, Inc. is 9 Elk Street, Albany, NY 12207.

(4)
Heartland Advisors, Inc. ("Heartland") is an investment advisor with power to direct investments and/or power to vote the securities. Clients of Heartland have the economic interest related to the securities. Information disclosed in this table is as of June 30, 2010, and was obtained from a Form 13F filed with the SEC on August 13, 2010. The address for Heartland is 789 N. Water Street, Suite 500, Milwaukee, WI 53202.

(5)
Information disclosed in this table is as of June 30, 2010, and was obtained from a Schedule 13F filed with the SEC on August 6, 2010. The address for Dimensional Fund Advisors, Inc. is 1229 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)
Royce & Associates, LLC, The Royce Funds' investment adviser, is a direct wholly owned subsidiary of Legg Mason, Inc. Information disclosed in this table is as of June 30, 2010, and was obtained from a Form 13F filed with the SEC on August 9, 2010. The address for Royce & Associates is 745 Fifth Avenue, New York, NY 10151.

(7)
Information disclosed in this table is as of June 30, 2010, and was obtained from a Schedule 13F filed with the SEC on August 12, 2010. The address for Renaissance Technologies, LLC is 800 Third Avenue, 33rd Floor, New York, NY 10022.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2011 Annual Meeting must be received by the Company by April 26, 2011. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission. It is suggested that the proposal be submitted by certified mail, return receipt requested. Stockholders who intend to present a proposal at the 2011 Annual Meeting without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than July 10, 2011. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at http://www.rell.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written request directed to Richardson Electronics, Ltd., 40W267, Keslinger Road, PO box 393, LaFox, Illinois 60147-393, Attention: Corporate Secretary, or from the SEC through the SEC's website at the address provided above.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •     ], 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 ANNEX A

ACQUISITION AGREEMENT

By And Among

ARROW ELECTRONICS, INC.,

RICHARDSON ELECTRONICS, LTD.,

And

CERTAIN SUBSIDIARIES OF
RICHARDSON ELECTRONICS, LTD.

DATED AS OF OCTOBER 1, 2010

A-i

A-ii

 EXHIBITS

Exhibit A	Form of LaFox Real Estate Lease
Exhibit B	Form of Transition Services Agreement
Exhibit C	Form of Voting Agreement
Exhibit D	Form of Manufacturing Agreement
Exhibit E	Form of Trademark License
Exhibit F	Form of Purchase Price Allocation Methodology

ANNEXES

Annex A-1	UK Tax Matters
Annex A-2	UK Property Matters
Annex A-3	UK Employment Matters
Annex A-4	Sweden Employment Matters

A-iii

 ACQUISITION AGREEMENT

        THIS ACQUISITION AGREEMENT is entered into as of this 1st day of October, 2010, by and among Richardson Electronics, Ltd., a Delaware corporation ("Richardson"), each subsidiary of Richardson set forth on the signature pages hereto (collectively with Richardson, the "Sellers" and each individually, a "Seller"), and Arrow Electronics, Inc., a New York corporation (the "Buyer"). Capitalized terms are defined in ARTICLE I.

RECITALS

        WHEREAS, the Sellers, through Richardson's RF, Wireless & Power Division, are engaged in the business of distributing, marketing and selling RFPD Products (the "Business");

        WHEREAS, the Sellers desire to sell, and the Buyer desires to purchase, the Purchased Assets, and the Sellers desire to assign, and the Buyer desires to assume from the Sellers, the Assumed Liabilities, in each case, on the following terms and conditions; and

        WHEREAS, concurrently with the execution of this Acquisition Agreement, the Buyer and the Richardson Majority Stockholder are entering into the Voting Agreement pursuant to which the Richardson Majority Stockholder has agreed, inter alia, to vote in favor of the approval and adoption of this Acquisition Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        The following terms, whenever used herein, will have the following meanings for all purposes of this Acquisition Agreement:

        1.1   "Accounts Payable" means all bona fide trade accounts payable of the Sellers incurred exclusively in connection with the Business in the Ordinary Course accruing as of the Effective Time, excluding Intercompany Payables, up to the amounts therefor set forth on the Closing Date Working Capital Statement.

        1.2   "Accounts Receivable" means all bona fide trade accounts receivable of the Sellers representing amounts receivable in respect of goods shipped or services rendered in connection with the Business in the Ordinary Course accruing as of the Effective Time; provided, however, that the Accounts Receivable shall not include any accounts receivable as of the Effective Time subject to any third party collection procedures or any other Legal Proceeding which have been commenced in connection therewith.

        1.3   "Acquisition Agreement" means this Acquisition Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, including all Schedules, Disclosure Schedules and Exhibits hereto.

        1.4   "Acquisition Proposal" has the meaning set forth in Section 6.14(g)(i).

        1.5   "Affiliate" with respect to any specified Person, means any Person which is controlling, controlled by, or under common control, directly or indirectly, with such specified Person, and, if the Person referred to is a natural Person, any member of such Person's immediate family. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        1.6   "Announcement Effect" means any condition, effect or change relating to the Business, to the extent arising from the announcement or disclosure of this Acquisition Agreement) or the identity or actions of the Buyer.

        1.7   "Antitrust Law" means the Sherman Antitrust Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign Laws, if any, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        1.8   "Assets" means all assets, properties and rights of every kind (whether tangible or intangible), including real and personal property, Contracts and Intellectual Property.

        1.9   "Assumed Contracts" has the meaning set forth in Section 2.3(b).

        1.10 "Assumed Liabilities" means liabilities of the Sellers that are set forth in Section 2.3.

        1.11 "Assumed Licenses" has the meaning set forth in Section 2.1(l).

        1.12 "Assumed Product Claims" has the meaning set forth in Section 2.3(c).

        1.13 "Assumed Real Property Leases" has the meaning set forth in Section 2.1(c).

        1.14 "Balance Sheet" has the meaning set forth in Section 1.55.

        1.15 "Benchmark Working Capital" means $83,400,000.

        1.16 "Benefit Plan(s)" means any employee benefit plan, program, policy, practices, agreement or other arrangement providing benefits to any current or former employee, officer or director of any Seller or any of its Affiliates, or any beneficiary or dependent thereof, that is sponsored or maintained by any Seller or any of its Affiliates or to which any Seller or any of its Affiliates contributes or is obligated to contribute or has any Liability with respect to, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, retirement fund, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy, practices, arrangement or agreement, other than Statutory Plans.

        1.17 "Business" has the meaning set forth in the Recitals.

        1.18 "Business Day" means any day which is not a Saturday, Sunday or a legal holiday in the State of Illinois or New York.

        1.19 "Buyer" has the meaning set forth in the preamble.

        1.20 "Buyer Indemnified Persons" has the meaning set forth in Section 9.1.

        1.21 "Buyer's Accountant" has the meaning set forth in Section 2.7(b).

        1.22 "Canadian Buyer" has the meaning set forth in Section 6.18(a).

        1.23 "Canadian Seller" has the meaning set forth in Section 3.8(i).

        1.24 "Canadian Transferred Employee" means the Transferred Employees who are Employees employed by the Business in Canada.

        1.25 "Closing" means the consummation of the transactions contemplated by this Acquisition Agreement, as provided for in Sections 2.5 and 2.6.

        1.26 "Closing Date" means the first Business Day of the month following the month in which the conditions precedent set forth in ARTICLE VII have occurred or have been satisfied, but in no event shall such date be prior to January 1, 2011.

        1.27 "Closing Date Working Capital" has the meaning set forth in Section 2.7(b).

        1.28 "Closing Date Working Capital Statement" has the meaning set forth in Section 2.7(b).

        1.29 "Closing Purchase Price" has the meaning set forth in Section 2.5.

        1.30 "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        1.31 "Competing Business" has the meaning set forth in Section 6.17(a).

        1.32 "Competing EDG Business" has the meaning set forth in Section 6.17(b).

        1.33 "Confidentiality Agreement" means the confidentiality agreement, dated as of July 16, 2010, by and between Richardson and the Buyer.

        1.34 "Contract" means any oral or written contract, agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument to which any Seller (in respect of the Business) is a party or by which it is bound.

        1.35 "DeMinimis" has the meaning set forth in Section 9.6(a).

        1.36 "Determination Date" has the meaning set forth in Section 2.7(a).

        1.37 "DGCL" means the Delaware General Corporation Law, as amended from time to time.

        1.38 "DOJ" has the meaning set forth in Section 6.7(b).

        1.39 "EDG Business" has the meaning set forth in Section 6.17(b).

        1.40 "Effective Time" means the effective time of the Closing, which shall be deemed to be as of 12:01 a.m. on the Closing Date.

        1.41 "Employee Withholding Documents" has the meaning set forth in Section 5.1(n).

        1.42 "Employees" means the RFPD Employees and the RFPD-Allocated Employees.

        1.43 "Encumbrances" means material mortgages, liens, pledges, charges, claims, security interests, options, rights of first refusal, easements, restrictive covenants or other encumbrances.

        1.44 "Environmental Condition" means (a) any condition at or migrating from any Leased Real Property arising out of any Release of Hazardous Materials, or (b) to Richardson's Knowledge, any condition at any third party location arising out of a Release of Hazardous Materials treated, stored, disposed, generated, used, owned or controlled by the Sellers (in respect of the Business) or with respect to which any Seller (in respect of the Business) arranged for or permitted the transportation or disposal of any Hazardous Material.

        1.45 "Environmental Law" means any or all Laws relating to pollution, the protection of health, safety, the air, surface water, groundwater or land, and/or governing the handling, use, generation, treatment, storage or disposal of Hazardous Materials, including without limitation: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. §9601 et seq.; (b) the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; (c) the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; (d) the Federal Solid Waste Disposal Act, 42 U.S.C. 6901 et seq.; and (e) the Federal Clean Air Act, 42 U.S.C. §7401 et seq., together with all rules, regulations and orders issued thereunder or any state or foreign equivalents thereto, and each as any of the same may have been amended up to the date hereof.

        1.46 "Environmental Liabilities" means those environmental liabilities set forth on Disclosure Schedule 1.46.

        1.47 "Environmental Permit" means any permits, approvals, consents or other authorizations by or pursuant to any Environmental Law in effect on the date hereof, or, with respect to prior time periods, as in effect during the applicable prior period.

        1.48 "Equipment" has the meaning set forth in Section 3.4(a).

        1.49 "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

        1.50 "Estimated Working Capital" has the meaning set forth in Section 2.7(a).

        1.51 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        1.52 "Excluded Assets" means all of the assets, properties, rights and interests of the Sellers that are set forth in Section 2.2.

        1.53 [Reserved].

        1.54 "Final Working Capital" has the meaning set forth in Section 2.7(e).

        1.55 "Financial Statements" means (i) the unaudited statements of operating income of the Business for the fiscal year ended May 29, 2010, and the unaudited balance sheet data of the Business as of May 29, 2010, and (ii) the unaudited balance sheet data of the Business as of August 28, 2010 (the "Balance Sheet"), and the related statement of operating income for the three (3) month period then ended, all prepared as set forth in Disclosure Schedule 3.7(a).

        1.56 "FTC" has the meaning set forth in Section 6.7(b).

        1.57 "GAAP" means U.S. generally accepted accounting principles.

        1.58 "Governmental Authority" means any United States federal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

        1.59 "GST" or "HST" means the goods and services tax or the harmonized sales tax imposed pursuant to Part IX of the Excise Tax Act (Canada).

        1.60 "Hazardous Materials" means any pollutant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing may be defined in or with respect to which liability or standards of conduct are imposed under any Environmental Law, including without limitation, petroleum, petroleum products, asbestos, asbestos containing materials, urea formaldehyde and polychlorinated biphenyls.

        1.61 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

        1.62 "Indemnification Basket" has the meaning set forth in Section 9.6(a).

        1.63 "Indemnified Party" has the meaning set forth in Section 9.3.

        1.64 "Indemnifying Party" has the meaning set forth in Section 9.3.

        1.65 "Independent Accountant" has the meaning set forth in Section 2.7(c).

        1.66 "Intellectual Property" means all intellectual property or other proprietary rights of every kind, foreign or domestic, including all: patents and patent applications; trademarks, service marks, and trade dress, trade names, domain names, fictitious names, logos, slogans, designs and registrations and applications for registration therefor; trade secrets, know-how, and confidential and proprietary business or technical information (including customer and supplier lists, pricing and cost information, business and marketing plans and data); copyrights and registrations and applications for registration therefor; and all proprietary rights in formulae, processes, software programs, technology, databases, inventions and discoveries, whether or not patentable, copyrightable or otherwise subject to registration.

        1.67 "Intercompany Payables" means payables due from any Seller in connection with the Business, to Richardson or any of its Affiliates.

        1.68 "International Acquisition Agreements" means the agreements providing for the sale, transfer, assignment and delivery of the Purchased Assets and the assumption of the Assumed Liabilities of certain non-U.S. Sellers, including those set forth in Disclosure Schedule 1.68, to the Buyer (or an Affiliate of the Buyer).

        1.69 "Inventory" means all inventory of the Business as of the Closing Date, including (a) raw materials, work in process and finished goods of the Business, (b) inventory purchased from the manufacturer thereof or a distributor that is duly licensed or franchised to distribute such items by such manufacturer, and (c) inventory purchased from a source other than the manufacturer thereof or a distributor that is duly licensed or franchised to distribute such items by such manufacturer, but only to the extent such inventory does not exceed two percent (2%) of the total inventory to be transferred pursuant to Section 2.1(b), and excluding raw materials and work in process inventory associated with the Manufacturing Agreement.

        1.70 "IRS" means the United States Internal Revenue Service.

        1.71 "LaFox Facility" means that certain real property owned by Richardson in LaFox, Illinois at 40W267 Keslinger Road.

        1.72 "LaFox Real Estate Lease" means that certain lease for certain space at the LaFox Facility attached hereto as Exhibit A.

        1.73 "Law" means any federal, state or local, domestic or foreign, statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by Law, in effect on the date hereof, or, with respect to prior time periods, as in effect during the applicable prior period.

        1.74 "Leased Personal Property" has the meaning set forth in Section 2.1(d).

        1.75 "Leased Real Property" means all leases with respect to real property pursuant to which any Seller (in relation to the Business) is a lessee as of the date hereof.

        1.76 "Legal Proceedings" means any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, judicial, investigative or appellate proceeding, whether public or private, and whether formal or informal), hearing, inquiry, audit, examination, investigation, determination of appeal or assessment inquiry, hearing, litigation or prosecution commenced, whether brought, initiated, conducted, asserted or maintained by a court or Governmental Authority or any other Person.

        1.77 "Liabilities" means all liabilities, claims, obligations, costs, expenses or damages, whether known or unknown, contingent or absolute, named or unnamed, disputed or undisputed, legal or equitable, determined or indeterminable, accrued or unaccrued, or liquidated or unliquidated.

        1.78 "Licenses and Permits" has the meaning set forth in Section 3.14.

        1.79 "Local Currency" means the currency of the jurisdiction in which the Seller of each applicable Purchased Asset is located.

        1.80 "Loss" or "Losses" means each and all of the following items to the extent actually paid or incurred: losses, assessments, damages, dues, penalties, fines, amounts paid in settlement, defense costs, Taxes, Encumbrances, costs and expenses (including interest, penalties and reasonable attorneys', accountants' and experts' fees and disbursements), of any nature whatsoever, including any of such or the portion thereof that may occur during or relate to the period after the Closing.

        1.81 "Manufacturing Agreement" means that certain agreement in the form of Exhibit D hereto to be entered into prior to the Closing by and between Buyer and Richardson regarding certain manufacturing services to be performed by Richardson.

        1.82 "Material Adverse Effect" means any adverse effect, circumstance or change, or any violation or other matter, if such adverse effect, circumstance, change, violation or other matter, either individually or in the aggregate with all other effects, circumstances, changes, violations or other matters, has or could reasonably be expected to have a material adverse effect on the business, Assets, condition (including financial condition) or results of operations of the Business, taken as a whole, but excluding (a) economic effects or changes that are generally applicable to the industries or markets in which the Business operates, (b) general changes in the United States or world financial markets or general economic conditions (except, in the case of clauses (a) and (b), to the extent such effect or change disproportionately affects the Business in a material adverse way), (c) any Announcement Effect, or (d) any adverse change, event, development or effect arising from or relating to laws, rules, regulations, orders or other binding directives issued by any federal, state or local government or any court, administrative agency, commission or other governmental authority or agency, domestic or foreign, that do not relate only to the Business. In determining whether, as of any specified time or during any specified period, there exists or has occurred any Material Adverse Effect relating to the financial condition or results of operations of the Business, such determination shall be measured in reference to the financial condition or results of operations, as the case may be, described in the Balance Sheet and the related statement of income for the three (3) month period then ended.

        1.83 "Material Contracts" has the meaning set forth in Section 3.13(a).

        1.84 "Non-U.S. Benefit Plans" means all Benefit Plans other than U.S. Benefit Plans.

        1.85 "Notice of Claim" has the meaning set forth in Section 9.3.

        1.86 "Open Source Software" means any Software that is, in whole or in part, subject to the provisions of any Contract that is made generally available to the public without requiring payment of fees or royalties (including without limitation any obligation or condition under any "open source" license such as the GNU General Public License, GNU Lesser General Public License, Mozilla Public License or BSD licenses), and that requires or conditions the use or distribution of any such Software on the disclosure, licensing or distribution of any source code for any portion of any Software owned or developed by any of the Sellers, or otherwise imposes any limitation, restriction or condition on the right or ability of any of the Sellers to use or distribute any Software owned or developed by any of the Sellers.

        1.87 "Order" means any award, decision, injunction, judgment, order, direction, summons, decree, ruling, demand, subpoena, assessment, reassessment, verdict or arbitration award entered, issued, made or rendered by any Governmental Authority or by any arbitrator, whether final, interim or interlocutory.

        1.88 "Ordinary Course" means, with respect to the Business, the ordinary course of commercial operations customarily engaged in by the Business consistent with past practices.

        1.89 "Other Confidential Information" has the meaning set forth in Section 6.9(b).

        1.90 "Party" means any of Richardson, the Sellers, the Buyer, and "Parties" means all of them.

        1.91 "Permitted Encumbrances" means, collectively, (a) Encumbrances that are disclosed in Disclosure Schedule 1.91, (b) liens relating to Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent, (c) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of law, and (d) licenses granted to others, in each case under clauses (b) and (c) hereof, which secure payment obligations with respect to amounts not yet due and payable (or the validity of which is being contested in good faith and by appropriate proceedings), and for which reserves in the full amount necessary to satisfy the Encumbrances have been set aside.

        1.92 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, and a foreign equivalent of any of the foregoing or other entity.

        1.93 "Pre-Closing Adjustment Amount" means the difference between the Estimated Working Capital and the Benchmark Working Capital, which, if a positive number shall be added to the Purchase Price, and if a negative number shall be subtracted from the Purchase Price.

        1.94 "Pre-Closing Date Working Capital Statement" has the meaning set forth in Section 2.7(a).

        1.95 "Pre-Closing Periods" means all taxable periods ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

        1.96 "Post-Closing Periods" means all taxable periods commencing the day after the Closing Date and the portion of any Straddle Period commencing the day after the Closing Date.

        1.97 "Preliminary Exchange Rate" means, in relation to any amount of currency to be converted from US Dollars into Local Currency pursuant to this Acquisition Agreement, the US Dollar exchange rate for the applicable jurisdiction as published by the Wall Street Journal on the date that is two (2) Business Days prior to the Closing Date.

        1.98 "Product" has the meaning set forth in Section 3.15.

        1.99 "Proxy Statement" means a proxy statement relating to the Richardson Stockholder Meeting, as may be amended or supplemented from time to time.

        1.100  "Purchase Price" has the meaning set forth in Section 2.5.

        1.101  [Reserved].

        1.102  "Purchased Assets" means all of the assets, properties, rights and interests owned by the Sellers that are set forth in Section 2.1.

        1.103  "Qualified Plans" has the meaning set forth in Section 3.21(c).

        1.104  "Records" has the meaning set forth in Section 6.5.

        1.105  "Recoverable Taxes" has the meaning set forth in Section 2.8(a).

        1.106  "Related Agreements" means (i) the Transition Services Agreement, (ii) the Voting Agreement, (iii) the Manufacturing Agreement, (iv) the LaFox Real Estate Lease and (v) the Trademark License.

        1.107  "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, migration or dumping into the environment.

        1.108  "Representatives" has the meaning set forth in Section 6.14(a).

        1.109  "Required Consents" has the meaning set forth in Section 6.6.

        1.110  "Retained Liabilities" means liabilities of the Sellers set forth in Section 2.4.

        1.111  "Retained Product Claims" has the meaning set forth in Section 2.4(e).

        1.112  "RFPD-Allocated Employees" means those individuals employed by the Sellers who are primarily associated with and allocated to the Business and who, as of September 29, 2010, are identified on Disclosure Schedule 3.20(d)(ii).

        1.113  "RFPD Competitive Products" means products which are mechanically and electronically interchangeable with RFPD Products.

        1.114  "RFPD Employees" means those individuals employed by the Sellers in respect of or assigned to the Business and who, as of September 29, 2010, are identified on Disclosure Schedule 3.20(d)(i).

        1.115  "RFPD Marks" means the trademarks, service marks and logos set forth in Disclosure Schedule 1.115.

        1.116  "RFPD Products" means products sold by or for which commissions on the sale thereof was earned by the Richardson RF, Wireless & Power Division at any time during the 2 years prior to Closing, as indicated in the financial records of the Sellers, provided, however, that vacuum capacitors and high voltage capacitors (1kv and above) shall not be deemed to be RFPD Products.

        1.117  "Richardson" has the meaning set forth in the preamble.

        1.118  "Richardson Adverse Recommendation Change" has the meaning set forth in Section 6.14(c).

        1.119  "Richardson Adverse Recommendation Notice" has the meaning set forth in Section 6.14(d).

        1.120  "Richardson Board" means the Board of Directors of Richardson or any authorized committee thereof.

        1.121  "Richardson Board Recommendation" has the meaning set forth in Section 3.25.

        1.122  "Richardson Class B Common Stock" means Richardson's Class B common stock, $.05 par value.

        1.123  "Richardson Common Stock" means Richardson's common stock, $.05 par value, including Richardson's Class B Common Stock.

        1.124  "Richardson Confidential Information" has the meaning set forth in Section 6.9(c).

        1.125  "Richardson IT/ERP System" means the IT infrastructure and assets identified on Disclosure Schedule 1.125 and the Richardson Software.

        1.126  "Richardson Majority Stockholder" means Edward J. Richardson, Chairman, Chief Executive Office, Chief Operating Officer and President of Richardson, who beneficially owns and has the right to vote the shares of Richardson Common Stock, which collectively represent approximately 67% of the voting power of the issued and outstanding shares of Richardson Common Stock, as of September 29, 2010.

        1.127  "Richardson Software" shall mean (a) all Software and related Intellectual Property and (b) all customizations, modifications, additions and improvements to Software that, in each case, have been (i) developed by employees of the Sellers within the scope of their employment, (ii) developed by independent contractors who have assigned their right to the Sellers, or (iii) otherwise acquired by the Sellers from a third party who has assigned all Intellectual Property rights and ownership of all Software it has developed on the Sellers' behalf.

        1.128  "Richardson Stockholder Approval" means the affirmative vote of a majority of the voting power of the issued and outstanding shares of Richardson Common Stock voting in accordance with the provisions of Richardson's certificate of incorporation and by-laws as in effect on the date of such vote, which is necessary to authorize the sale of the Business pursuant to the terms set forth in this Acquisition Agreement.

        1.129  "Richardson Stockholder Meeting" has the meaning set forth in Section 6.3(a).

        1.130  "Richardson Withdrawal Recommendation" has the meaning set forth in Section 6.14(c).

        1.131  "Richardson's Accountant" has the meaning set forth in Section 2.7(b).

        1.132  "Richardson's Knowledge" shall mean the actual, conscious (and not constructive) knowledge of Edward Richardson, Wendy Diddell, Kathleen Dvorak, Kyle Badger, Gregory Peloquin, James Dudek, Rich Catey and Thomas Harbrecht.

        1.133  "SEC" means the United States Securities and Exchange Commission.

        1.134  "Sellers" has the meaning set forth in the preamble.

        1.135  "Severance Costs" has the meaning set forth in Section 5.1(b)(ii).

        1.136  "Software" means (i) software, firmware, middleware, and computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source, object, executable or binary code, (ii) databases and compilations, including any and all libraries, data and collections of data, whether machine readable, on paper or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, (iv) the technology supporting, and the contents and audiovisual displays on any web sites, (v) all documentation, including programmers' notes and source code annotations, user manuals and training materials relating to any of the foregoing, including any translations thereof, and (vi) all other works of authorship and media relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

        1.137  "Solvent" has the meaning set forth in Section 3.28.

        1.138  "Standard Procedure" has the meaning set forth in Section 5.1(n).

        1.139  "Statutory Plans" means retirement savings and benefit plans that any Seller is required by applicable Law to participate in or contribute to in respect of an employee, officer or director of such Seller or any beneficiary or dependent thereof, including the Canada Pension Plan, the Quebec Pension Plan and plans administered pursuant to applicable health, Tax, workplace safety insurance and employment insurance legislation.

        1.140  "Straddle Period" means any taxable period that begins prior to and ends after the Closing Date. Taxes attributable to a Straddle Period shall be allocated between the period beginning the day after the Closing Date and the period ending on the Closing Date, as follows: (i) in the case of Taxes that are based upon or related to income or receipts or imposed on a transactional basis, upon a deemed closing of the books basis and (ii) in the case of other Taxes, pro rata per day between the period ending on the Closing Date and the period beginning after the Closing Date. The Parties hereto will, to the extent permitted by applicable Law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date.

        1.141  "Straddle Return" means Tax Returns that are required to be filed for any Straddle Period.

        1.142  "Superior Proposal" has the meaning set forth in Section 6.14(g)(ii).

        1.143  "Tax" or "Taxes" means any federal, state, provincial, local or foreign income (including income tax required to be deducted or withheld from or accounted for in respect of any payment), gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital gain, intangible, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, Employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, workers compensation, employee health, real property, personal property, sales, use, transfer, value added, goods and services, social services, registration, alternative or add-on minimum, estimated or other tax, duty, rate or other levy and any other taxes, duties, levies, charges or withholdings corresponding to, similar to, replaced by or replacing any of them, including any interest, penalties or additions to tax in respect of the foregoing, whether or not disputed.

        1.144  "Tax Liability" shall mean any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether primary or secondary, and whether due or to become due) with respect to Taxes.

        1.145  "Tax Returns" means all returns, reports, estimates, declarations, claims for refund, information returns or statements relating to, or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof.

        1.146  "Termination Expenses" has the meaning set forth in Section 10.2(c).

        1.147  "Termination Fee" has the meaning set forth in Section 10.2(c).

        1.148  "Third Party Acquisition Agreement" has the meaning set forth in Section 6.14(a).

        1.149  "Third Person" has the meaning set forth in Section 9.4.

        1.150  "Third Person Claim" has the meaning set forth in Section 9.4.

        1.151  "Trademark License" has the meaning set forth in Section 6.12(b).

        1.152  "Transfer Regulations" means the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006, SI No. 246.

        1.153  "Transferred Employees" means those RFPD Employees and RFPD-Allocated Employees who, pursuant to Section 5.1(a), accept employment with the Buyer or any of its Affiliates or whose employment transfers from a Seller or an Affiliate of Richardson to the Buyer or any of its Affiliates by operation of Law. Employees of the Business who, as of the Effective Time, are on approved leave of absence for military, workers' compensation, short or long-term disability, family illness, or parental leave shall be included.

        1.154  "Transition Services Agreement" means an agreement in the form attached hereto as Exhibit B by and between the Buyer and Richardson regarding services to be provided by Richardson to the Buyer and by the Buyer to Richardson during the transition period immediately following the sale of the Business.

        1.155  "Update Schedule" has the meaning set forth in Section 6.2.

        1.156  "UK Business" means all of the Business carried on by the Sellers in the United Kingdom.

        1.157  "UK Business Premises" means those properties used or occupied by the Seller in connection with the UK Business.

        1.158  "UK Lease" means the Assumed Real Property Lease under which the UK Leasehold Business Premises are held and of which brief particulars are set out in Part 2 of Annex A-2.

        1.159  "UK Leasehold Business Premises" means those of the UK Business Premises which are the subject of the UK Lease, together with all buildings and fixtures other than those items affixed to those UK Business Premises by the lessee which can be removed under the terms of the UK Lease.

        1.160  "UK Property Schedule" means Annex A-2 of this Acquisition Agreement, entitled "UK Property Matters."

        1.161  "UK Transferring Employees" means any employee employed in the UK Business (for the purpose of the Transfer Regulations) immediately before Closing excluding any employee who would have been so employed had they not been unfairly dismissed for a reason connected to the transfer of the UK Business and any employee who objects to becoming employed by the Buyer under Regulation 4(7) of the Transfer Regulations.

        1.162  "U.S. Benefit Plan" means a Benefit Plan maintained in the United States.

        1.163  "U.S. Transferred Employees" means the Transferred Employees who are Employees employed by the Business in the United States.

        1.164  "Voting Agreement" means an agreement in the form attached hereto as Exhibit C by and between Buyer and the Richardson Majority Stockholder.

        1.165  "WARN Act" has the meaning set forth in Section 5.1(k).

        1.166  "Working Capital" means Accounts Receivable plus Inventory, minus Accounts Payable, each as set forth on the Closing Date Working Capital Statement.

ARTICLE II
PURCHASE AND SALE OF THE BUSINESS

        2.1    Purchase and Sale of Assets.    Subject to the terms and conditions of this Acquisition Agreement, as of the Effective Time, the Sellers shall sell, assign, transfer and convey to the Buyer (or such Affiliates of the Buyer as the Buyer may direct), and the Buyer (or such Affiliates of the Buyer as the Buyer may direct) shall purchase, acquire and accept from such Sellers, all of such Sellers' right, title and interest to and in all of the Assets owned by such Sellers that are primarily used, or held for use, in the Business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, as the same shall exist at the Effective Time, free and clear of all Encumbrances other than Permitted Encumbrances (the "Purchased Assets"); provided, however, that in no event shall the Purchased Assets include any Excluded Assets or Assets to which the Buyer receives the benefit under the Transition Services Agreement or the Manufacturing Agreement. Without limiting the generality of the foregoing, the Purchased Assets shall include (other than Excluded Assets) all right, title and interest in, to and under:

        (a)   all Accounts Receivable;

        (b)   all Inventory;

        (c)   all leases and leasehold interests of real property, as to which any Seller is the lessee, as of the date hereof, and which are set forth on Disclosure Schedule 2.1(c) (the "Assumed Real Property Leases");

        (d)   all Equipment primarily used in the Business, including all leases with respect to Equipment pursuant to which any Seller is a lessee as of the date hereof, as set forth on Disclosure Schedule 2.1(d) (the "Leased Personal Property"), together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto;

        (e)   all rights of the Sellers in, to and under the Assumed Contracts;

        (f)    all Assets listed on Disclosure Schedule 2.1(f) and Disclosure Schedule 3.4(a)(i);

        (g)   all of the Sellers' rights, claims, counterclaims, credits, causes of action or rights of set-off against third parties relating to the Business, liquidated or unliquidated, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties, except to the extent they relate to Excluded Assets or Retained Liabilities;

        (h)   all Intellectual Property listed on Disclosure Schedule 2.1(h), including the RFPD Marks, and all goodwill associated therewith;

        (i)    the Richardson IT/ERP System;

        (j)    all books, records, files and papers, whether in hard copy or computer format, primarily relating to the Business, including, without limitation, engineering information and records, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, provided, however, that in the event local Law applicable to a Seller requires retention of original documents, copies of the above books, records and other papers shall be delivered;

        (k)   all goodwill associated with the Business or the Purchased Assets;

        (l)    all rights of the Sellers in, to and under those Licenses and Permits set forth on Disclosure Schedule 2.1(l) (the "Assumed Licenses"); and

        (m)  all other assets owned by the Sellers that are primarily used in, or are necessary for, the operation of the Business other than the Excluded Assets or Assets to which the Buyer receives the benefit under the Transition Services Agreement or the Manufacturing Agreement.

        2.2    Excluded Assets.    Notwithstanding any provision in this Acquisition Agreement or any other writing to the contrary, the following assets, properties, rights, licenses and businesses owned by the Sellers (the "Excluded Assets") shall be retained by the Sellers and shall be excluded from the Purchased Assets:

        (a)   cash and cash equivalents including, without limitation, bank deposits, investments in so-called "money market" funds, commercial paper funds, certificates of deposit, bank drafts, letters of credit, Treasury Bills and accrued interest thereon of all the Sellers;

        (b)   any and all refunds of Taxes and interest thereon and any deferred Tax assets of any of the Sellers attributable to any Pre-Closing Period;

        (c)   intercompany accounts receivable;

        (d)   any assets used by any Seller in connection with businesses other than the Business, provided that such assets are not primarily used in, or necessary for, the Business;

        (e)   any contracts of insurance or related prepaid assets in respect of the Business (including, without limitation, prepaid insurance attributable to insurance coverage provided by Richardson which will not continue following the Closing Date);

        (f)    any assets relating to the Benefit Plans of each Seller;

        (g)   any assets transferred or otherwise disposed of by the Sellers in compliance with this Acquisition Agreement prior to the Closing;

        (h)   any assets which relate to or correspond to a Retained Liability;

        (i)    all trademarks, service marks, trade names, corporate names, brand names, domain names, logos or other designations, other than those set forth on Disclosure Schedule 2.2(i);

        (j)    any and all real property owned by the Sellers;

        (k)   any Leased Real Property not specifically included in the Purchased Assets;

        (l)    the issued and outstanding shares of stock of any Seller or any subsidiary of any Seller;

        (m)  any assets used by all of Richardson's strategic business units, provided that such assets are not primarily used in the Business;

        (n)   all rights of the Sellers in, to and under all Licenses and Permits not transferred to Buyer pursuant to Section 2.1(l); and

        (o)   the assets set forth on Disclosure Schedule 2.2(o).

        2.3    Assumption of Liabilities.    Upon the terms and subject to the terms and conditions of this Acquisition Agreement, as of the Effective Time, the Sellers shall assign and transfer to the Buyer (or such Affiliate of Buyer as the Buyer may direct), and the Buyer (or such Affiliate of Buyer as the Buyer may direct) shall assume and agree to discharge and perform when due the following Liabilities of the Sellers relating to the Business (the "Assumed Liabilities"); provided, however, that in no event shall the Assumed Liabilities include any Retained Liability:

        (a)   all Accounts Payable (other than intercompany accounts payable);

        (b)   all obligations of the Sellers as of the Effective Time for performance after the Effective Time under the executory portion of each of the Contracts listed on Disclosure Schedule 2.3(b) (the "Assumed Contracts"), but not including any Liability for any breach or default thereunder accruing during, arising out of or related to the period on or prior to Closing;

        (c)   any Liability for product warranty or liability with respect to any Products sold by the Sellers on or prior to the Closing Date (the "Assumed Product Claims"), up to a maximum of Five Hundred Thousand Dollars ($500,000); and

        (d)   the Liabilities set forth on Disclosure Schedule 2.3(d).

        2.4    Retained Liabilities.    Except for the Assumed Liabilities, all other Liabilities and obligations of the Sellers and their Affiliates (collectively, the "Retained Liabilities") shall be retained by the Sellers and their Affiliates and shall not be assumed or discharged by the Buyer. Without limiting the generality of the foregoing, the Retained Liabilities shall include the following:

        (a)   any Liability which relates to or corresponds to an Excluded Asset;

        (b)   except as provided in Section 5.1, any and all Liabilities related to Benefit Plans (and Statutory Plans for the Pre-Closing Periods), and other Employee matters to be retained by the Sellers as provided in this Acquisition Agreement, including but not limited to all pension Liabilities for ERISA Affiliates;

        (c)   any and all Liabilities of any Seller arising under this Acquisition Agreement;

        (d)   any and all indebtedness for money borrowed from others;

        (e)   any Liability in excess of the maximum amount of the Assumed Product Claims for product warranty or liability with respect to any Products sold by the Sellers on or prior to the Closing Date (the "Retained Product Claims");

        (f)    all Environmental Liabilities;

        (g)   any matters disclosed or required to be disclosed on Disclosure Schedule 3.11; and

        (h)   any Taxes properly allocable to a Pre-Closing Period.

        2.5    Consideration.    The aggregate consideration that the Buyer shall pay the Sellers for the Purchased Assets and other rights of the Buyer hereunder shall be Two Hundred and Ten Million U.S. Dollars (U.S. $210,000,000) (the "Purchase Price"), subject to adjustment as provided in Section 2.7 (the "Closing Purchase Price"). The Closing Purchase Price will be payable to each Seller for the applicable Purchased Assets (i) in immediately available Local Currency funds as converted from US Dollars based on the Preliminary Exchange Rate and (ii) based on amounts allocated to each Seller under paragraphs 1 and 2 of Exhibit F.

        2.6    Closing.    The Closing shall take place at 9:00 a.m. on the Closing Date at the offices of Bryan Cave LLP in Chicago, Illinois, or on such other date and at such other place as the Parties may agree in writing. At Closing, Richardson shall deliver or cause to be delivered to the Buyer the documents and other items identified in Section 7.7, and the Buyer shall deliver to Richardson (a) by wire transfer of immediately available funds, in accordance with the wire transfer instructions set forth on Disclosure Schedule 2.6, the Closing Purchase Price and (b) the documents and other items identified in Section 8.7.

        2.7    Working-Capital Adjustment.    The Purchase Price shall be adjusted as of the Closing in the following manner:

        (a)   Five (5) Business Days prior to the Closing Date, Richardson shall deliver to the Buyer a statement (the "Pre-Closing Date Working Capital Statement"), which shall (A) set forth Richardson's good faith estimate of the Working Capital as of the Closing Date (the "Estimated Working Capital"), prepared from the Business' books and records and in accordance with GAAP, consistent with the Financial Statements, and in accordance with Richardson's accounting principles as disclosed on Disclosure Schedule 2.7(a), (B) be as of a date not more than five (5) Business Days prior to the Closing Date, and (C) reflect no write-up of any individual asset of the Business which was included in the Balance Sheet and is included in the Pre-Closing Date Working Capital Statement to a value greater than its value in the Balance Sheet. The Purchase Price shall be adjusted by an amount equal to the Pre-Closing Adjustment Amount, if any.

        (b)   As soon as practicable, and in no event later than sixty (60) days following the Closing Date, the Buyer shall prepare and deliver to Richardson a statement (the "Closing Date Working Capital Statement"), which shall (A) set forth the Working Capital as of the Closing Date (the "Closing Date Working Capital"), (B) contain the same line item categories as those contained in the Pre-Closing Date Working Capital Statement and (C) be prepared from the books and records of the Business and in accordance with accounting principles, policies and practices consistent with those used in the preparation of the Pre-Closing Date Working Capital Statement. As part of the preparation of the Closing Date Working Capital Statement, immediately following the Closing, the Buyer shall conduct, and the Sellers shall have the right to participate with the Buyer in conducting, a complete physical inventory of the Business as of the Closing Date and the results thereof shall be reflected in the Closing Date Working Capital Statement. Richardson and their independent public accountant ("Richardson's Accountant") may participate and observe the preparation of the Closing Date Working Capital Statement. The Buyer and its independent public accountant ("Buyer's Accountant") shall make all of their work papers and other relevant documents in connection with the preparation of the Closing Date Working Capital Statement available to Richardson and Richardson's Accountant, and shall make the persons in charge of the preparation of the Closing Date Working Capital Statement available for reasonable inquiry by Richardson and Richardson's Accountant.

        (c)   Richardson shall notify the Buyer in writing as soon as practicable, and in no event more than thirty (30) days, following receipt of the Closing Date Working Capital Statement if it does not agree with the Closing Date Working Capital set forth thereon, in which case the Buyer and Buyer's Accountant, on the one hand, and Richardson and Richardson's Accountant, on the other, will use good faith efforts during the fifteen (15) day period following the date the Buyer received such notice from Richardson to resolve any differences they may have as to the Closing Date Working Capital. If Richardson fails to notify Buyer in writing within such thirty (30) day period that it does not agree with the Closing Date Working Capital set forth on the Closing Date Working Capital Statement, then the Closing Date Working Capital reflected therein shall be deemed to have been accepted by Richardson. Such written notice will identify with reasonable specificity the calculations with which Richardson disagrees or Richardson's other bases for such disagreement. If Richardson and the Buyer cannot reach agreement during such fifteen (15) day period, they shall submit their disagreements within ten (10) days after the expiration of such fifteen (15) day period to an independent, nationally-recognized public accounting firm jointly selected by Richardson and the Buyer (the "Independent Accountant"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon, shall determine the Closing Date Working Capital. The Independent Accountant shall act as an expert and not as an arbitrator, and, in resolving the disagreements referred to it, shall review the disagreements referred to it in accordance with GAAP, consistent with the Financial Statements, and in accordance with Richardson's accounting principles as disclosed on Disclosure Schedule 2.7(a). If the Parties are unable to jointly select an Independent Accountant within the ten (10) day period, PricewaterhouseCoopers LLP shall be deemed to have been selected as the Independent Accountant. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which Richardson and the Buyer have not reached agreement pursuant to the preceding sentence. The Independent Accountant's determination of the Closing Date Working Capital, which shall be completed as promptly as practicable but in no event later than twenty (20) days following its selection, shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, each of Richardson and the Buyer for all purposes.

        (d)   If the Closing Date Working Capital as determined by the Independent Accountant is closer to the Closing Date Working Capital advocated by (i) Richardson than it is to the Closing Date Working Capital advocated by the Buyer, the Buyer shall pay the fees, costs and expenses of the Independent Accountant for services rendered pursuant to this Section or (ii) the Buyer than it is to the Closing Date Working Capital advocated by Richardson, Richardson shall pay the fees, costs and expenses of the Independent Accountant for services rendered pursuant to this Section.

        (e)   In the event that the Closing Date Working Capital determined in accordance with subparagraphs (b) and (c) of this Section 2.7, as the case may be (the "Final Working Capital") is greater than the Estimated Working Capital, Buyer shall, within three (3) Business Days following the date of determination of the Final Working Capital (the "Determination Date"), pay to each applicable Seller, an amount equal to such Seller's share of the difference between the Final Working Capital and the Estimated Working Capital as determined pursuant to paragraph 3 of Exhibit F.

        (f)    In the event that the Final Working Capital is less than the Estimated Working Capital, each applicable Seller shall, within three (3) Business Days following the Determination Date, pay to the Buyer or Affiliate of the Buyer (as applicable), an amount equal to such Seller's share of the difference between the Estimated Working Capital and the Final Working Capital as determined pursuant to paragraph 3 of Exhibit F.

        2.8    Taxes.

        (a)   Except as otherwise provided herein, Richardson shall pay or cause to be paid all transfer, documentary, sales, use, value-added, property, gross receipts, stamp, registration or other similar Taxes (other than any value added or similar taxes which are or could be recoverable or refundable by Buyer operating in the relevant jurisdiction using its reasonable efforts, "Recoverable Taxes", provided that the Recoverable Taxes shall not include any Taxes where the event entitling Buyer to the recovery or refund occurs more than eighteen (18) months after the Closing Date) incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Acquisition Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed, payable, collectible or incurred, and the Buyer shall bear no responsibility for any portion thereof. Any Recoverable Taxes shall be borne and paid solely by Buyer. The Buyer and Richardson agree to use their best efforts to obtain any certificate, including a resale certificate, or other document from any Governmental Authority as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Except as otherwise provided herein, Richardson shall prepare or cause to be prepared and shall timely file all necessary Tax Returns and other documentation with respect to any Taxes described in this Section 2.8(a), and, if required by applicable Law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

        (b)   Richardson shall be responsible for preparing and filing, or causing to be prepared and filed, (i) all Tax Returns of any Seller and (ii) all Tax Returns relating to the Business and the Purchased Assets for all taxable periods ending on or before the Closing Date. The Buyer shall prepare and file, or cause to be prepared and filed, all other Tax Returns relating to the Business and the Purchased Assets. Except with respect to any Recoverable Taxes, Richardson shall pay or shall cause the appropriate Seller to pay (i) those Taxes provided for in Section 2.8(a) and (ii) all Pre-Closing Period Taxes applicable to the Business and the Purchased Assets. The Buyer will pay for all Post-Closing Period Taxes applicable to the Business and the Purchased Assets. In the case of any Taxes relating to a Straddle Period, the Buyer shall notify Richardson of any amounts due from Richardson or any of the Sellers in respect of such Straddle Period no later than ten (10) days prior to the date on which such Straddle Return is due, and Richardson shall remit, or cause to be remitted, such payment to the Buyer no later than five (5) days prior to the date such Straddle Return is due.

        (c)   Any Tax refunds and interest thereon that are received by the Buyer, and any amounts actually credited against Tax payable by the Buyer for a Post-Closing Period, that relate to Pre-Closing Periods shall be for the account of Richardson, and the Buyer shall pay over to Richardson any such refund and interest actually received thereon or the amount of any such credit within fifteen (15) days after receipt or, in the case of a credit, the time that such credit is claimed by the Buyer or an Affiliate on the applicable Tax Return. In the event the Buyer fails to pay Richardson any such amounts due under this Section 2.8(c) within the time period specified, the Buyer shall pay, in addition to the amounts due, interest on such amount, compounded annually, calculated using a 365 day year from the date of receipt or entitlement thereto through the date prior to the date of payment at the prime lending rate of JP Morgan Chase Bank as in effect from time to time.

        (d)   The Buyer and Richardson agree to furnish, or cause to be furnished, to each other, upon written notice pursuant to Section 10.1, as promptly as practical, such information (including reasonable access to books and records) and assistance as is reasonably necessary for the filing of any Tax Return, the conduct of any Tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any Tax matter. The Buyer and Richardson shall reasonably cooperate with each other in the conduct of any Tax audit or other Tax proceedings and each shall execute and deliver such documents as are reasonably necessary to carry out the intent of this Section 2.8(d). Any Tax audit or other Tax proceeding shall be deemed to be a third party claim subject to the procedures set forth in Section 9.4 of this Acquisition Agreement.

        (e)   The provisions of Part 1 of Annex A-1, "Obligations of the Parties for UK Tax Matters" shall apply in respect of the UK Business and shall have effect as if set out in this Section 2.8(e).

        2.9    Allocation of Purchase Price; Exchange Rate Adjustment.

        (a)   Exhibit F hereto provides the methodology that the parties will use for purposes of determining (i) the allocation of the Closing Purchase Price among the Sellers, and (ii) the allocation of Purchase Price, and any Assumed Liabilities properly taken into account, among the Purchased Assets for U.S. federal, state, local and, where applicable, foreign tax purposes.

        (b)   The allocation as finally determined pursuant to this Section 2.9 and Exhibit F shall be binding on Richardson and the Buyer for all Tax reporting purposes, and Richardson and the Buyer shall not take inconsistent positions with respect to, and shall each use reasonable best efforts to sustain, such allocation in any subsequent Tax audit or similar proceeding, and each of Richardson and the Buyer agrees to cooperate with the other in preparing IRS Form 8594 (to the extent required to reflect the allocation), and to furnish the other with a draft copy of such form within a reasonable period before its filing due date.

        2.10    Transfer of Purchased Assets and Assumed Liabilities.

        (a)   The entire beneficial interest in and to, and the risk of loss with respect to, the Purchased Assets and the Assumed Liabilities, shall pass to the Buyer when the legal title thereto shall be transferred to the Buyer.

        (b)   In the event that the legal interest in any of the Purchased Assets to be sold, assigned, transferred or conveyed pursuant to this Acquisition Agreement, or any claim, right or benefit arising thereunder or resulting therefrom, cannot be sold, assigned, transferred or conveyed hereunder as of the Effective Time because any waiting or notice period has not expired or any consents or approvals required for such transfer have not been obtained or waived, then the legal interest in the Purchased Assets shall not be sold, assigned, transferred or conveyed. Richardson shall and shall cause the other Sellers to, at their expense, and the Buyer shall and shall cause its Affiliates, at their expense, to use reasonable best efforts to cooperate in obtaining such consents or approvals as may be necessary to complete such transfers as soon as practicable. If any such consent shall not be obtained, Sellers shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits intended to be assigned to the Buyer under the relevant Assumed Real Property Leases, Leased Personal Property, Assumed Contracts and Assumed Licenses, including enforcement at the cost and for the account of the Buyer of any and all rights of Sellers against the other party thereto arising out of the breach thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, the Buyer shall have no obligation pursuant to Section 2.3 or otherwise with respect to any such Assumed Real Property Lease, Leased Personal Property, Assumed Contract or Assumed License.

        (c)   In the event that the Buyer provides written notice to the Sellers within ten (10) Business Days prior to the Closing that certain of the Assumed Contracts will not be included in the Purchased Assets, then all such Assumed Contracts identified therein shall not constitute Assumed Contracts and shall not be sold, assigned, transferred or conveyed to the Buyer; provided, however, that there shall be no adjustment to the Closing Purchase Price as a result thereof and, provided, further, that any and all Losses incurred by the Sellers as a result thereof shall be borne and paid solely by the Buyer.

        (d)   Subject to Section 2.8, the Sellers shall bear all costs and expenses associated with the assignment to the Buyer and its Affiliates of all the Purchased Assets, and the recordation by them, of Intellectual Property, provided, that the responsibility for all costs and expenses associated with the assignment to the Buyer and its Affiliates of all software license agreements, information technology license or similar agreements, and the recordation by them shall be allocated in accordance with the Transition Services Agreement.

        (e)   As of the Effective Time, the Buyer agrees and undertakes to assume the Assumed Liabilities and to duly and properly perform and discharge the outstanding obligations of the relevant Seller under the Assumed Liabilities.

        (f)    The provisions of this Section 2.10 shall not affect the right of the Buyer not to consummate the transactions contemplated by this Acquisition Agreement if the condition to its obligations hereunder contained in Section 7.4 has not been fulfilled. Nothing in this Acquisition Agreement shall be construed as an attempt to assign to the Buyer any legal interest in any of the Purchased Assets or Assumed Liabilities which, as a matter of law or by the terms of any legally binding contract, engagement or commitment to which any of the Sellers are subject, is not assignable without the consent of any other party, unless such consent shall have been given.

        2.11    Withholding Taxes.    The Buyer and its designees shall be entitled to deduct and withhold from the consideration otherwise payable hereunder amounts required to be deducted and withheld under any provision of applicable federal, state, local or foreign Tax Law, provided, that the Parties agree to cooperate with one another and take all reasonable actions to minimize such amounts that need to be deducted and withheld. To the extent amounts are deducted and withheld, such amounts will be promptly paid to the appropriate Governmental Authority and shall be treated for all purposes of this Acquisition Agreement as having been paid by the Buyer.

        2.12    Further Assurances.    From and after the Closing, the Parties shall do such acts and timely execute and deliver such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

        2.13    Transfer of Purchased Assets and Assumed Liabilities in Italy.    With specific regard to the transfer of the Business in Italy, by way of partial derogation from the provisions of this Article II, Richardson and the Buyer agree to cause, respectively, Richardson Electronics SRL, as a prospective Seller, and Silverstar S.r.l., as a prospective Buyer, to commence as soon as practicable after the execution of the Acquisition Agreement the procedure provided for by section 47 of Law n.428 of 1990 which will be completed on the 25th day following receipt of the notice commencing such procedure, whereupon Richardson Electronics SRL and Silverstar S.r.l. shall be deemed to have adhered to the Acquisition Agreement in all respects only upon completion of the mentioned procedure and, at Closing, shall enter into any transaction which is necessary in order to consummate the purchase and sale of the Business in Italy in accordance with all relevant provisions of the Acquisition Agreement.

        2.14    UK Property Matters.    Notwithstanding anything in this Acquisition Agreement to the contrary, the provisions of Part 1 of Annex A-2 shall apply in respect of the UK Leasehold Business Premises and have effect as if set out in this Section 2.14.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each of the Sellers jointly and severally represents and warrants to the Buyer as of the date hereof (or on such other dates as are indicated in certain representations and warranties below) and the Closing Date (with the intention that the representations and warranties are also made for the express benefit of any designee of the Buyer acquiring the Purchased Assets or Assumed Liabilities) as follows:

        3.1    Existence and Power; Authorization.

        (a)   Each of the Sellers has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Purchased Assets. Each of the Sellers has all requisite power and authority to execute and deliver this Acquisition Agreement and the Related Agreements to which they are a party, and, upon receiving Richardson Stockholder Approval in accordance with the DGCL, this Acquisition Agreement and the Related Agreements, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

        (b)   Each of the Sellers is duly organized, validly existing and in good standing (to the extent such concept is applicable in such Seller's jurisdiction of organization) under the laws of its jurisdiction of formation set forth on Disclosure Schedule 3.1(b). Each of the Sellers is duly qualified or licensed to transact business as a foreign entity or as a domestic entity with foreign investment and is in good standing (to the extent such concept is applicable in the applicable jurisdiction) in each jurisdiction that requires such qualification or license for the conduct of the Business, except in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (c)   This Acquisition Agreement has been duly executed and delivered by each of the Sellers and, upon receiving Richardson Stockholder Approval in accordance with the DGCL and this Acquisition Agreement, constitutes a legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general principles of equity. The execution and delivery of this Acquisition Agreement and, upon receiving Richardson Stockholder Approval in accordance with the

DGCL and this Acquisition Agreement, the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of the Sellers.

        3.2    No Conflicts; Consents.

        (a)   Except as set forth on Disclosure Schedule 3.2(a), neither the execution and delivery by any Seller of this Acquisition Agreement or any of the Related Agreements to which such Seller is a party, nor the consummation by any Seller of the transactions contemplated hereby or thereby, does or will: (i) violate or conflict with any provision of the articles of incorporation, certificate of formation, bylaws, operating agreement or other organizational document of any Seller; (ii) violate any Law or Order to which any Seller is a party or by which any Seller, the Business or any of the Purchased Assets or Assumed Liabilities may be subject; or (iii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) of any obligation under any Material Contract.

        (b)   Except as set forth on Disclosure Schedule 3.2(b), to Richardson's Knowledge, no permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Governmental Authority or third party are required in connection with the execution, delivery or performance of this Acquisition Agreement by any of the Sellers or the consummation by the Sellers of the transactions contemplated hereby.

        3.3    Title and Condition of Assets; Sufficiency.

        (a)   The Sellers have, and, subject to Section 2.10, the Buyer shall receive at Closing, good and marketable title to all of the Purchased Assets, and the Sellers have, and, subject to Section 2.10, the Buyer shall receive at Closing, good leasehold title to the Purchased Assets, in each case free and clear of all Encumbrances other than Permitted Encumbrances. The Purchased Assets have been maintained in the Ordinary Course, and are in good operating condition and repair (subject to normal wear and tear). Except as set forth on Disclosure Schedule 3.3, and except for Excluded Assets, the Purchased Assets include all assets reflected on the Balance Sheet, other than those disposed of in compliance with Section 3.9 or in accordance with Section 6.1.

        (b)   Except for those assets used to provide Manufacturing Services (as defined in the Manufacturing Agreement) pursuant to the Manufacturing Agreement and the Excluded Assets, as of the Effective Time, the Purchased Assets shall include all assets necessary to conduct the Business as presently conducted and all assets necessary to provide services to the Sellers pursuant to the Transition Services Agreement. For the avoidance of doubt, notwithstanding any disclosures made pursuant to the representations and warranties of this ARTICLE III, the Sellers agree that all Encumbrances other than Permitted Encumbrances shall be discharged or released in full at or prior to Closing.

        3.4    Equipment.

        (a)   Set forth on Disclosure Schedule 3.4(a)(i) is a true and correct list of all capital assets including, machinery, equipment, furnishings, fixtures, office equipment, motor vehicles, and other supplies and spare and repair parts, stores and other tangible personal property (whether owned or leased) used primarily by the Business, and located at any of the facilities included in the Assumed Real Property Leases (the "Equipment"), which has a net book value in excess of $10,000. Disclosure Schedule 3.4(a)(ii) sets forth a list of facilities from which the Business operates and the categories of Equipment within each facility that will be included in the Purchased Assets or excluded from the Purchased Assets, as appropriate.

        (b)   Except as set forth on Disclosure Schedule 3.4(b) each Seller has, and the Buyer shall receive at Closing (in relation to the Business), a valid leasehold interest in the Leased Personal Property free and clear of all Encumbrances, other than Permitted Encumbrances.

        3.5    Inventory.    Except for (i) Inventory purchased for customer specific requirements (so long as such Inventory is subject to a non-cancelable, non-returnable contract for the purchase thereof by such customer) and (ii) the inventory described in clause (c) of Section 1.69, to the extent that a product in Inventory is subject to a stock rotation or similar return provision in a Contract with a distribution supplier of the Business, such product meets the requirements for return to the supplier under the applicable Contract other than as a result of quantity limitations with respect to such return rights. All Inventory is merchantable and consists of a quality and quantity usable and salable in the Ordinary Course at not less than book value, net of any applicable reserve reflected on the Closing Date Working Capital Statement. All items included in Inventory are the property of the Sellers, are not held by Sellers on consignment from others and conform in all material respects to standards applicable to the sale or use of such inventory imposed by any Governmental Authority with jurisdiction in the location in which the applicable Seller intends to sell such Inventory, and, as of the Closing Date, shall be free and clear of any Encumbrances other than Permitted Encumbrances and shall not be pledged as collateral. Except as set forth on Disclosure Schedule 3.5, the Sellers have not sold any inventory of the Business, which the purchaser thereof has the right to return to the Sellers or cause the Sellers to repurchase for any reason except (i) pursuant to the standard product warranties of the Sellers for product quality or mistake in shipment, and (ii) to the extent the same will be reflected in reserves on the Closing Date Working Capital Statement.

        3.6    Accounts Receivable.    The Accounts Receivable (i) arose from bona fide sales transactions in the Ordinary Course and are payable in the Ordinary Course on terms consistent with Sellers' past practices, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity), (iii) to Richardson's Knowledge, are not subject to any valid set-off or counterclaim by the debtor, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) to Richardson's Knowledge, are collectible in the Ordinary Course in the aggregate recorded amounts thereof, net of any applicable reserve reflected on the Closing Date Working Capital Statement, (vi) are not owed by any Affiliate of any Seller, and (vii) are not the subject of any Legal Proceedings brought by or on behalf of any Seller. The Sellers have not received any written notice from any account debtor regarding any dispute over any of the Accounts Receivable. None of the Accounts Receivable constitutes duplicate billings of other Accounts Receivable. There are no security arrangements or collateral securing the repayment or other satisfaction of the Accounts Receivable.

        3.7    Financial Statements.    Attached as Disclosure Schedule 3.7(a) are the Financial Statements. Except as described in Disclosure Schedule 3.7(b), the Financial Statements (a) present fairly, in all material respects, the financial position and results of operations of the Business at the dates and for the periods indicated, and (b) were prepared, in accordance with GAAP, consistently applied, from and consistent with the books and records of the Business and are accurate and complete in all material respect.

        3.8    Taxes.    Except as set forth on Disclosure Schedule 3.8:

        (a)   All Tax Returns required to be filed with respect to the Business and the Purchased Assets have been filed in a timely manner (taking into account all extensions of due dates), all such Tax Returns are accurate, complete and correct in all material respects. All Taxes owed by the Sellers have been duly and timely paid other than Taxes which are not yet due or which, if due, are not delinquent or are being contested in good faith by appropriate proceedings or have not been finally determined, and for which, in each case, adequate reserves have been established on the Balance Sheet.

        (b)   No deficiencies for any Taxes (whether actual or contingent) in respect of the Business or the Purchased Assets have been asserted or assessed in writing that remain unpaid.

        (c)   There are no pending Tax examinations or audits of, nor any action, suit, investigation or claim asserted or threatened against any Seller by any Governmental Authority.

        (d)   Except for the Permitted Encumbrances, there are no Encumbrances for Taxes upon the Business or any of the Purchased Assets.

        (e)   No Seller has received any written ruling of a taxing authority with respect to Taxes relating to the Business or the Purchased Assets, or any other written and legally binding agreement with a taxing authority with respect to Taxes relating to the Business or the Purchased Assets.

        (f)    Each Seller has complied (and until the Closing Date will comply) with all applicable Laws, rules, and regulations in connection with the payment and withholding of Taxes relating to the Business and the Purchased Assets (including withholding and reporting requirements under Code Sections 3401 through 3406, 6041 and 6049 and similar provisions under any other Laws) and has, within the time and in the manner prescribed by Law, withheld from amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party and paid over to the proper Governmental Authorities all required amounts.

        (g)   No Seller has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on its behalf) relating to the Business or the Purchased Assets.

        (h)   Part 2 of Annex A-1 ("Representations and Warranties in relation to UK Tax Matters") shall apply in respect of the UK Business and shall have effect as if set out in this Section 3.8(h).

        (i)    The Seller with respect to the business conducted in Canada ("Canadian Seller") (i) is not a non-resident of Canada for the purposes of the Income Tax Act (Canada), (ii) has remitted to the appropriate Governmental Authority, when required by law to do so, all amounts collected by it on account of the GST, HST and applicable provincial sales Taxes and Canadian Seller is duly registered under the Excise Tax Act (Canada) with respect to the GST and the HST and its registration number is 104520382RT0001 and (iii) is duly registered under the Quebec Sales Tax Act with respect to the Quebec Sales Tax and its registration number is 1006449685TQ0001.

        3.9    Events Subsequent to Balance Sheet.    Since August 28, 2010, except as set forth on Disclosure Schedule 3.9, in connection with the Business:

        (a)   no third party has accelerated, terminated, made material modifications to, or canceled any Material Contract to which any of the Sellers is a party;

        (b)   none of the Sellers has experienced any material damage, destruction or loss (whether or not covered by insurance) to any Purchased Assets;

        (c)   there has not been any material strike, work stoppage or slowdown;

        (d)   there has not been any sale, lease, transfer or other disposition by any Seller of, or mortgages or pledges of or the imposition of any Encumbrance other than Permitted Encumbrances on, the Purchased Assets, other than sales or other dispositions of inventory in the Ordinary Course of the Business;

        (e)   there has not been any change in pricing or inventory accounting (i) methods, (ii) practices employed by any Seller or (iii) elections made by any Seller;

        (f)    none of the Sellers has taken any action that if taken after the date hereof would constitute a violation of Section 6.1;

        (g)   none of the Sellers has committed to do any of the foregoing except as contemplated by this Acquisition Agreement or as agreed to in writing by the Buyer; and

        (h)   there has not been a Material Adverse Effect.

        3.10    Undisclosed Liabilities.    Except (i) as reflected or reserved against in the Balance Sheet, (ii) for liabilities that are not required to be disclosed on a balance sheet in accordance with GAAP, or (iii) as disclosed in Disclosure Schedule 3.10, there are no liabilities against, relating to or affecting the Business, other than liabilities incurred in the Ordinary Course after the date of the Balance Sheet.

        3.11    Litigation.    Except as set forth on Disclosure Schedule 3.11, there are no Legal Proceedings pending or, to Richardson's Knowledge, threatened against any Seller (with respect to the Business) or any of the Purchased Assets, other than Ordinary Course collection matters involving the payment of less than $100,000 or less than $500,000 in the aggregate. The Sellers (with respect to the Business) are not, and the Purchased Assets are not, subject to any order, judgment, writ, injunction or decree of any court or Governmental Authority.

        3.12    Real Property.

        (a)   Disclosure Schedule 3.12(a) sets forth the addresses of the properties that are subject to all Assumed Real Property Leases and a true and complete list (including the date and name of the parties thereto) of all leases relating thereto. The Sellers have delivered or made available to Buyer a true and complete copy of each lease and of any subordination and/or non-disturbance agreements related thereto. Each Seller (in relation to the Business) has a valid leasehold interest in the Assumed Real Property Leases, free and clear of all Encumbrances, except Permitted Encumbrances to the extent such Permitted Encumbrances do not materially interfere with the current use of the Assumed Real Property Leases. With respect to the Assumed Real Property Leases:

            (i)  Except as set forth on Disclosure Schedule 3.12(a)(i), each of the Assumed Real Property Leases has been registered before the competent governmental entity, if required by applicable Law, except (other than with respect to Assumed Real Property Leases for any real property located in the People's Republic of China) where the failure to do could not reasonably be expected to have a material adverse effect on such lease, is legal, valid and binding on the Sellers and, to Richardson's Knowledge, the other party thereto, and is in full force and effect, except to the extent the legal, valid and binding nature of such leases is effected by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, or (B) general principles of equity (other than lack of good faith and fair dealing, undue delay, laches, waiver, estoppel, unclean hands, misrepresentation or duress) and will remain in full force and effect on the same principal terms after the Closing subject to obtaining any Required Consent, provided that any changes in the terms of any Assumed Real Property Leases that occur upon the Closing as a result of the transactions contemplated by this Acquisition Agreement will not materially impair the Buyer's use of such premises; and

           (ii)  Except as set forth on Disclosure Schedule 3.12(a)(ii), no Sellers nor, to Richardson's Knowledge, any other party to any Assumed Real Property Lease, is in breach or default in any material respect under any such lease and, to Richardson's Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination of, modification of or acceleration of rent under such lease.

        (b)   Except as set forth in Disclosure Schedule 3.12(b), all Assumed Real Property Leases, including all of the buildings, offices and other structures located thereon, which is material to the conduct of the Business has been maintained by the Sellers in reasonable condition in the Ordinary Course in a manner consistent with the past practices of the Business.

        3.13    Contracts.

        (a)   Except for the Assumed Real Property Leases listed on Disclosure Schedule 2.1(c), the Leased Personal Property listed on Disclosure Schedule 2.1(d), purchase orders from customers of the Business, and any Contract included in the Excluded Assets, Disclosure Schedule 3.13(a) sets forth a complete and correct list of each of the following Contracts (true and complete copies of all such Contracts or if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available to Buyer prior to the execution of this Acquisition Agreement) to which any Seller (in respect of the Business) is a party as of the date hereof (collectively with the Assumed Real Property Leases and the Leased Personal Property, the "Material Contracts"):

            (i)  any agreement relating to any borrowing of money or full or partial guarantee for the borrowing of money or any other liability;

           (ii)  any agreement relating to employment, severance or consulting;

          (iii)  any agreement pursuant to which the Business (A) uses any Intellectual Property of any other Person (other than unmodified, commercially available, off-the-shelf computer software that (1) has a replacement cost per license agreement (for all of the Business's end users of such software) of less than $100,000 per year or (2) all of such excluded software together has an aggregate replacement cost of $300,000 or less), (B) incorporates any Intellectual Property of any other Person in any of its Products, (C) granted or agreed to grant any other Person the right to use any material Intellectual Property, (D) developed or had developed any material Intellectual Property, or (E) assigned or agreed to assign ownership of any material Intellectual Property;

          (iv)  any distributor Contract, manufacturer's representative Contract, or any consultant, representative, franchise, development broker or sales agent Contract requiring payment of more than $50,000 annually;

           (v)  any bailment, consignment or other similar arrangement, including as may relate to Inventory, Equipment or other assets of any customer, supplier or third party;

          (vi)  any Contract for the purchase of materials, components, supplies, equipment or services (A) involving payment by the Business of more than $100,000 over the life of the Contract or having a term of twelve (12) months or longer, (B) pursuant to which the Business has agreed to purchase all of its requirements for the goods and/or services in question or which contain minimum volume or dollar guarantees or commitments or which otherwise limit the purchasing or selling relationship of the Business or any customer licensee or lessee thereof, or (C) requiring the payment to the Business by any other Person of more than $100,000 or having a term of twelve (12) months or longer;

         (vii)  any Contract requiring capital expenditures by the Business in excess of $100,000, or any Contract for the lease of personal property involving payments of more than $100,000 annually;

        (viii)  any (A) Contract or agreement of guarantee, surety, support, indemnification (excluding items covered by Section 3.15), assumption or endorsement of, or any similar commitment by the Business to become liable for the obligations or other Liabilities of any other Person, (B) offset, countertrade or barter agreement or any Contract limiting the freedom of the Business to engage in any line of business or activity or to compete or otherwise conduct business anywhere in the world (other than with respect to supply agreements that limit any of the Sellers' ability to compete by territory), solicit any employees, disclose any information otherwise permitted to be disclosed under applicable Law or (C) letter of credit, bond or other similar indemnity (including letters of credit, bonds or other similar indemnities as to which the Business is the beneficiary, but excluding endorsements of instruments for collection of accounts receivable in the Ordinary Course);

          (ix)  any power of attorney currently outstanding that may affect the Business after Closing;

           (x)  any union or collective bargaining agreement;

          (xi)  any teaming agreement or partnership or joint venture agreement affecting the Business;

         (xii)  any Contract between any Seller in connection with the Business, on the one hand, and any subsidiary, shareholder, director, or officer or Affiliate, or family member of such Affiliate, of the Business or a Seller in connection with the Business on the other hand;

        (xiii)  any Contract or option relating to the acquisition or sale by the Business of any material asset or group of assets, or any other ownership interest in, the Business;

        (xiv)  any indemnification or other similar agreement pursuant to which the Business is or could become obligated to indemnify or hold harmless any other Person;

         (xv)  any Contract containing (A) a most-favored-nation, best pricing or other similar term or provision by which another party to such Contract is or could become entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person or (B) any Contract containing a requirement to deal exclusively with or grant exclusive rights or rights of first refusal to any customer, vendor, supplier, distributor, contractor or other party;

        (xvi)  other than with respect to supply agreements that limit any of the Sellers' ability to compete by territory, any Contract imposing any restriction on the right or ability of the Sellers, or to Richardson's Knowledge, any employee thereof at the manager level or above to compete with, or solicit the services or employment of, any other Person; or

       (xvii)  any other Contract that is outside the Ordinary Course involving payment by the Business of more than $300,000 over the life of the Contract.

        (b)   Except as set forth on Disclosure Schedule 3.13(b):    (i) each Material Contract is a legal, valid and binding obligation of the applicable contracting Seller that is a party to such Material Contract and, to Richardson's Knowledge, is in full force and effect; (ii) the terms of all Material Contracts have been complied with in all material respects by the Sellers and, to Richardson's Knowledge, by the other parties to such Material Contracts; and (iii) the Sellers, and to Richardson's Knowledge, each other party to each Material Contract, have performed all material obligations required to be performed by them respectively thereunder and the Sellers are not, and, to Richardson's Knowledge, no other party thereto is, in breach or default, or is alleged to be in breach or default, in any respect thereunder, provided, however, that the representation in this Section 3.13(b) as it pertains to supplier Contracts shall be deemed to have been made as of the date of this Acquisition Agreement only.

        3.14    Licenses and Permits.    The Sellers have all material local, state, federal and foreign licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the "Licenses and Permits") for each Seller to operate and conduct the Business as now conducted or to occupy any premises in which the Business is operated or conducted. Disclosure Schedule 3.14 contains a true and complete list of all material Licenses and Permits used or held for use in the Business (and all pending applications for any such Licenses and Permits). There is no default on the part of any Seller or, to Richardson's Knowledge, on the part of any other party (or with the giving of notice or lapse of time or both, would be in default), under any of the material Licenses and Permits. To Richardson's Knowledge, there exists no grounds for revocation, suspension or limitation of any of the Licenses or Permits. No written notices have been received by any Seller with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits.

        3.15    Product Warranty; Products Liability.    Disclosure Schedule 3.15(a) contains Seller's standard terms and conditions of sale, other than warranties supplied by applicable Law or warranties that may arise as a result of the customers' standard terms and conditions being determined to be applicable notwithstanding Seller's standard terms and conditions. Except as set forth on Disclosure Schedule 3.15(b), (i) there is currently no pending, and since June 3, 2007, there has been no pending or, to Richardson's Knowledge, threatened claim, action, suit, proceeding, arbitration or investigation and, to Richardson's Knowledge, the Business has no Liability with respect to (A) any product first sold, directly or indirectly, or offered for sale by the Business ("Product") and alleged to have a defect in manufacture or design, (B) any other product liability or any similar claim with respect to any Product, or (C) any claim for the breach of any express or implied product warranty or any similar claim with respect to any such Product other than warranty obligations (to replace, repair or refund) made by the Business in the ordinary course of business to purchasers of any Product; (ii) since June 3, 2007, the Sellers have not received any written notice of and, to Richardson's Knowledge, there has not been any accident, happening or event caused or allegedly caused by any hazard, defect, alleged hazard or alleged defect in manufacture, design, materials or workmanship relating to any Product; and (iii) there is currently no pending, and since June 3, 2007, there has been no pending or, to Richardson's Knowledge, threatened voluntary or compulsory recall, market withdrawal, safety alert, investigation or any other similar notice or action relating to any alleged defect or violation, or lack of safety or efficacy of any Product or of any goods or products of any direct or indirect customer of the Business into which any Product has been incorporated.

        3.16    Compliance with Laws.    Except as set forth in Disclosure Schedule 3.16:

        (a)   Each of the Sellers (in respect of the Business) is, currently and since June 3, 2007, has been in compliance with all applicable Laws in all material respects to which it (with respect to the Business), the Business, the Purchased Assets or the Assumed Liabilities is or may be subject in connection with the Business; provided, however, that the foregoing representation and warranty is not made as to compliance with specific Laws where such compliance is addressed by compliance representations contained elsewhere in this ARTICLE III;

        (b)   none of the Sellers nor, to Richardson's Knowledge, any of their Representatives has in connection with the Business (i) used any corporate or other funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada) or other similar applicable Law, or (iii) made or accepted any other unlawful payment, contribution, expenditure or gift; and

        (c)   each of the Sellers is (in connection with the Business) in material compliance with all United States, Canadian and other local applicable Laws relating to import and export controls and (i) to Richardson's Knowledge, none of the Sellers has, since June 3, 2007, violated any such laws or made a voluntary disclosure with respect to violations of such applicable Laws; (ii) to Richardson's Knowledge, presently is not the subject of, and since June 3, 2007, has not been the subject of an investigation, inquiry, audit, compliance assessment, focused assessment, penalty proceeding, claim for alleged or actual underpayment of duties, fees or Taxes or other amounts, suspension of export privileges, government sanction or other enforcement action; and (iii) has not made or provided any material false statement or omission to any Governmental Authority or to any customer in connection with importation or exportation of merchandise, including valuation, classification, duty treatment, eligibility for favorable duty rates or other special treatment, country-of-origin declaration or marking, export licensing, or any other matter arising out of applicable Laws pertaining to import and export controls.

        3.17    Environmental Matters.    The Sellers (in respect of the Business) are currently and have at all times been in material compliance with all applicable Environmental Laws and Environmental Permits. Disclosure Schedule 3.17 lists all Environmental Permits required by the Business for the operation of their businesses and the occupancy of their facilities. Except as set forth in Disclosure Schedule 1.46 (i) there is no civil, criminal or administrative action, suit, investigation or proceeding pending or, to Richardson's Knowledge, threatened against the Sellers (in respect of the Business) or with respect to the Purchased Assets relating to or arising from any Environmental Laws or Environmental Permits; (ii) there is no material Environmental Condition that would reasonably be expected to give rise to an investigatory, corrective or remedial obligation under any Environmental Law; (iii) the Sellers (in respect of the Business) have not received any written notice from any Governmental Authority or other Person asserting that any condition exists at any of the Sellers' (in respect of the Business) facility locations which constitutes or has resulted in a violation of or liability under any Environmental Law or that any claim is being asserted against the Sellers (in respect of the Business) by reason of any such violation or liability; (iv) no Encumbrance has been recorded under any Environmental Law against the Sellers' facility locations (in respect of the Business); (v) none of the Sellers' (in respect of the Business) facility locations is listed on the National Priorities List or on the Comprehensive Environmental Response, Compensation and Liability Information System database, both promulgated under CERCLA, or on any state, local or foreign list of sites requiring removal, remedial response or corrective action pursuant to any Environmental Law; or (vi) the Sellers have provided to Buyer copies of all environmental assessment or investigation reports, studies or analyses relating to the Sellers (in respect of the Business) that have been prepared within the last five (5) years and are in Sellers' possession or control.

        3.18    Intellectual Property.

        (a)   Disclosure Schedule 3.18(a) sets forth a complete and accurate list of all registered or applied for Intellectual Property included in the Purchased Assets. Except as set forth on Disclosure Schedule 3.18(a) or 3.18(b), the Sellers (in respect of the Business) are the owner of all right, title and interest to the items set forth on Disclosure Schedule 3.18(a), and have valid rights to use all of the items set forth on Disclosure Schedule 2.1(h), in all such cases free and clear of all Encumbrances, except Permitted Encumbrances, as of the Closing Date; such items have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and have not lapsed, expired or been abandoned, and, to Richardson's Knowledge, none of such Intellectual Property the value of which is contingent upon maintenance of the confidentiality or trade secret status thereof has been disclosed by Richardson, or the Sellers to any third party other than employees, representatives and agents with an obligation to maintain such confidentiality or trade secret status. Except as set forth on Disclosure Schedule 3.18(c) , since June 3, 2007, the Sellers (in respect of the Business) have not received any written notice asserting that they are infringing the Intellectual Property of any other Person in the conduct of the Business, and to Richardson's Knowledge, the operation of the Business as presently conducted does not infringe the Intellectual Property of any other Person. Except as set forth on Disclosure Schedule 3.18(c), no claims are currently pending or, to Richardson's Knowledge, threatened by any person with respect to the Intellectual Property used in the conduct of the Business. Except as set forth on Disclosure Schedule 3.18(d), to Richardson's Knowledge, as of the Closing Date no Intellectual Property included in the Purchased Assets is being infringed or misappropriated by a third party. Except as set forth on Disclosure Schedule 3.18(e), the rights granted under Section 6.12 of this Acquisition Agreement, together with the Intellectual Property set forth on Disclosure Schedule 3.18(a) and the Richardson Software constitutes all Intellectual Property that are material to the Business as presently conducted in the Ordinary Course.

        (b)   The Richardson IT/ERP System (i) are adequate in all material respects for their intended use and for the operation of the Business as currently operated and currently contemplated to be operated by the Sellers, (ii) are capable of being operated and maintained for their intended use in connection with the operation of the Business as currently operated and as currently contemplated to be operated by the Sellers, (iii) conform in all material respects with all specifications for such IT systems, (iv) are in good working condition, (v) do not integrate and are not derivative works of any Open Source Software, and (vi) (A) are free of all viruses, worms, Trojan horses and other known contaminants and (B) do not contain any bugs, errors or problems of a nature that would materially disrupt their operation or have a material adverse impact on the operation of the Richardson IT/ERP System.

        3.19    Insurance.    Disclosure Schedule 3.19 sets forth a summary of all policies of insurance relating exclusively to the Business and also includes a list of any pending insurance claims relating to the Sellers with respect to the Business that involve amounts in excess of $100,000.

        3.20    Labor Matters.

        (a)   Except as set forth on Disclosure Schedule 3.20(a), to Richardson's Knowledge, there is no controversy existing, pending or threatened with any association or union or collective bargaining representative of the Employees, nor was there any occurrence of the same in the last two (2) years.

        (b)   Except as set forth on Disclosure Schedule 3.20(b), there is no charge or complaint relating to an unfair labor practice pending against the Sellers (in respect of the Business) nor is there any labor strike, work stoppage, material grievance or other labor dispute pending or, to Richardson's Knowledge, threatened against the Sellers (in respect of the Business), nor was there any occurrence of the same in the last two (2) years.

        (c)   Except as set forth on Disclosure Schedule 3.20(c), there are no collective bargaining, works council and similar agreements between the Sellers (in respect of the Business) or any employers' or trade association of which the Sellers (in respect of the Business) is a member and any trade union, staff association or other body representing employees of the Sellers (in respect of the Business).

        (d)   Disclosure Schedule 3.20(d) contains a complete and accurate listing of (i) all employees employed by the Sellers in respect of or assigned to the Business and (ii) those certain other employees allocated to, and primarily associated with, the Business (not including the employees covered under clause (i) of this Section 3.20(d)), in each case as of the end of the Business Day prior to the date hereof including those employees who are on any kind of leave of absence, family illness or layoff status.

        (e)   Except as set forth on Disclosure Schedule 3.20(e), there are no pending workers' compensation claims involving the Sellers (in respect of the Business).

        (f)    There is no charge or complaint pending or, to Richardson's Knowledge, threatened before any Governmental Authority alleging unlawful discrimination or harassment, violation of any wage and hour laws or any other material violation of any laws for the protection of employees by the Sellers (in respect of the Business), nor, to Richardson's Knowledge, was there any occurrence of the same in the last two (2) years.

        (g)   Other than Section 3.20(d), the foregoing representations and warranties shall not apply to the UK Transferring Employees. Part 1 of Annex A-3 ("Representations and Warranties of the Seller in relation to UK Employment Matters") shall apply in respect of the Employees of the UK Business and shall have effect as if set out in this Section 3.20(g).

        3.21    Employee Benefit Matters.

        (a)   Disclosure Schedule 3.21(a) sets forth all Benefit Plans. With respect to each U.S. Benefit Plan, Richardson has made the available to the Buyer a copy of the plan document or a written summary thereof (if no written plan document exists) and, if applicable, the most recent copies of the following: summary plan description, master agreement, policy(ies), Forms 5500, 5500-C and 5500-R with all attachments for the last three years, audited financial statements for the Benefit Plans for the last three years, trust agreements, and determination or qualification letters from the IRS. With respect to each Non-U.S. Benefit Plan, the relevant Seller has made available to the Buyer a copy of the current plan document or a written summary thereof (if no written plan document exists), and where applicable, the most recent copies of the following: summary plan description, actuarial estimates of Benefit Plan liabilities, audited financial statements for the Benefit Plans, material governmental filings, health insurance policies and trust agreements.

        (b)   Except as set forth in Disclosure Schedule 3.21(b), the Benefit Plans have been maintained and administered in compliance with its terms and applicable Laws in all material respects. The Sellers and their Affiliates have made full and timely payment of, or have accrued pending full and timely payment of, all amounts which are required under the terms of each Benefit Plan and in accordance with applicable Laws to be paid by the Sellers and their Affiliates as a contribution to each Benefit Plan.

        (c)   Disclosure Schedule 3.21(c) identifies each of the Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code or is intended to qualify for favorable tax treatment under the Laws of any jurisdiction (the "Qualified Plans"). With respect to the Qualified Plans, each has received a favorable determination letter from the IRS or qualification letters from the tax authority of the relevant jurisdiction (to the extent such qualification letters are issuable in such jurisdiction) and such letters remain in effect and have not been revoked. No issue concerning qualification under Section 401(a) of the Code of any Qualified Plan is pending before the IRS (except for routine requests for determination and qualification), or, to Richardson's Knowledge, is threatened by the IRS and no condition exists and no event has occurred that would reasonably be expected to result in the loss or the revocation of such status.

        (d)   Except as listed in Disclosure Schedule 3.21(d), no Benefit Plan is subject to Title IV of ERISA.

        (e)   Except as listed in Disclosure Schedule 3.21(e), no Benefit Plan provides benefits under an "employee welfare plan" (as defined in Section 3(1) of ERISA), to or on behalf of any Transferred Employee following retirement or other termination of employment other than: (i) continuation coverage required by Section 4980B of the Code, (ii) disability benefits under any Benefit Plan which have been fully provided for by insurance or otherwise, or (iii) benefits in the nature of severance pay.

        (f)    Neither the Sellers nor any of their Affiliates has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or ERISA Section 406 with respect to the U.S. Benefit Plans, for which a statutory or administrative exemption does not exist, and all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the U.S. Benefit Plans, have complied with the requirements of Section 404 of ERISA.

        (g)   Except as set forth in Disclosure Schedule 3.21(g), other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending or, to Richardson's Knowledge, threatened against any of the Benefit Plans or any fiduciary thereof or against the assets of any of the Benefit Plans.

        (h)   Except as set forth in Disclosure Schedule 3.21(h), the consummation of the transactions contemplated by this Acquisition Agreement will not, either alone or in conjunction with another event, (i) entitle any Employee, consultant, officer, director of the Sellers or any of its Affiliates (or any former employee, consultant, officer or director of the Sellers or any of its Affiliates) to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such persons, (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Benefit Plan or impose any restrictions or limitations on the Sellers' rights to administer, amend or terminate any Benefit Plan, or (iv) result in any payment (whether in cash or property or the vesting of property) of any amount to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) that could reasonably be construed, individually or in the combination with any other such payment, to constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Except as set forth in Disclosure Schedule 3.21(h), no person is entitled to receive any additional payment (including any tax gross up or other payment) from the Sellers or any other person as a result of the imposition of the excise tax required by Section 4999(a) of the Code.

        (i)    Except as provided in Disclosure Schedule 3.21(i) and except as provided in Section 5.1, the Buyer will have no liability under any Benefit Plan (including without limitation, severance policy, practice, agreement, plan, or worker's compensation program) of any Seller as a result of or in connection with the transactions contemplated by this Acquisition Agreement or as a result of the termination by any of the Sellers of any persons employed by any such Seller on or prior to the Closing Date.

        (j)    With respect to any U.S. Benefit Plan that is a "welfare plan" within the meaning of Section 3(2) of ERISA, (i) each such Benefit Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare fund (within the meaning of Section 419 of the Code) that comprises part of any such Benefit Plan, there is no "disqualified benefit" (within the meaning of Section 4976(b) of the Code) that would subject Buyer to a tax under Section 4976(a) of the Code and (iii) any such Benefit Plan that is a "group health plan" (within the meaning of the Code) complies in all material respects and has been operated in material compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA.

        3.22    Customers and Suppliers.

        (a)   Disclosure Schedule 3.22(a) sets forth a list of the twenty (20) most significant customers of the Business by revenue for each of the last three (3) fiscal years and the three (3) month period ending August 28, 2010, and the amount of revenue and percentage of total revenue accounted for by each such customer during such periods. As of the date of this Acquisition Agreement, the Business has no material pending disputes with any such customer, and to Richardson's Knowledge, no material dispute is threatened by or against any such customer. As of the date of this Acquisition Agreement, the Business has not received any written notice that any such customer (and, to Richardson's Knowledge, no such customer) has ceased or intends to cease or materially reduced the purchase of Products from the Business after the Closing. No such customer has modified the material terms of (i) any existing Contract or (ii) to Richardson's Knowledge, its business relationship with Richardson or Sellers, and to Richardson's Knowledge, no customer listed on Disclosure Schedule 3.22(a) as of August 28, 2010 intends to modify the material terms of any existing Contract or business relationship.

        (b)   Disclosure Schedule 3.22(b)(i) sets forth a list of the names of and dollar volumes attributable to the ten (10) most significant distribution suppliers of the Business by revenue for each of the last two (2) fiscal years, and for the three (3) month period ending August 28, 2010. As of the date of this Acquisition Agreement, except as set forth on Disclosure Schedule 3.22(b)(ii), the Business has no material pending disputes with any such supplier and, to Richardson's Knowledge, no material dispute is threatened, and the Business has not received any written notice that any such supplier intends to materially change the existing business relationship or the material terms and conditions under which it currently sells such Products, services or other property to the Business.

        3.23    Affiliate Transactions.    Except as set forth on Disclosure Schedule 3.23, no Affiliate of any Seller (and no business of any Seller not included in the Business) provides any services, to or for the benefit of the Business. Except as set forth on Disclosure Schedule 3.23, and other than in his or her capacity as an Employee of the Business, no officer, director or Affiliate of any of the Sellers is a party to any Contract or transaction with the Business or is entitled to any payment or transfer of any assets from the Business or has any material interest in any material property used by the Business or has an interest in any customer or supplier of the Business or provider of any services to the Business, in each case other than those whose securities are publicly traded.

        3.24    Brokers, Finders.    No finder, broker, agent, or other intermediary acting on behalf of the Sellers is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Acquisition Agreement or any of the transactions contemplated hereby.

        3.25    Richardson Board.    The Richardson Board at a meeting duly called and held prior to the date hereof, and not subsequently rescinded or modified in any way, has duly (i) unanimously declared the advisability of and approved this Acquisition Agreement and the Related Agreements and determined that this Acquisition Agreement, the Related Agreements and the transactions contemplated hereby and thereby are fair to and in the best interests of Richardson, its subsidiaries and its stockholders as a whole and (ii) resolved to recommend that the stockholders of Richardson vote in favor of a resolution approving the transactions contemplated herein at the Richardson Stockholder Meeting (the "Richardson Board Recommendation"). Richardson has taken all necessary actions so that the provisions of Section 203 of the DGCL will not apply to the transactions contemplated by this Acquisition Agreement. To Richardson's Knowledge, no other state takeover statute is applicable to the transactions contemplated by this Acquisition Agreement. Richardson does not have any "poison pill" or similar antitakeover device.

        3.26    Employee Consulting Obligations.    The Sellers have complied with such obligations as may exist under applicable Laws to provide information to each other and/or to employees or employee representatives and trade unions in relation to employee consultation in relation to the transaction.

        3.27    Investment Canada Act.    The aggregate book value of the Business, determined in the manner prescribed under the Investment Canada Act and the Regulations thereunder, is less than Canadian $295 million.

        3.28    Solvency.    Immediately following the Closing, after giving effect to the transactions contemplated hereby, each of the Sellers will be Solvent. As used herein, "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of Liabilities, including contingent Liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable Liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or Liabilities beyond such Person's ability to pay such debts and Liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably low amount capital. The amount of contingent Liabilities at any time shall be computed as the amount, that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured Liability.

        3.29    Fairness Opinion.    Prior to the date hereof, Richardson has received an opinion from Morgan Joseph LLC that, as of the date thereof, the consideration to be received by Richardson in connection with the transactions contemplated by this Acquisition Agreement is fair, from a financial point of view, to Richardson.

        3.30    No Other Representations or Warranties.    Except for the representations and warranties contained in this ARTICLE III, neither the Sellers nor any other Person, makes any other express or implied representation or warranty on behalf of Sellers or any Affiliate of Sellers with respect to the Business, the Sellers, the Purchased Assets or otherwise with respect to the subject matter of this Acquisition Agreement. No material or information provided by or communications made by any Seller or any of their Affiliates, or by any advisor thereof, whether by use of a "data room," or in any information memorandum or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to the title, condition, value or quality of the Business, the Sellers or the Purchased Assets on behalf of Sellers or any Affiliate of Sellers with respect to the Business, the Sellers, the Purchased Assets or otherwise with respect to the subject matter of this Acquisition Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer represents and warrants to the each of the Sellers as follows:

        4.1    Existence and Power; Authorization.

        (a)   The Buyer has full corporate power and authority to execute and deliver this Acquisition Agreement and the Related Agreements, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

        (b)   The Buyer is duly organized, validly existing and in good standing under the laws of New York. The Buyer has an Affiliate in each jurisdiction in which Purchased Assets will be transferred hereunder and/or under the applicable International Acquisition Agreement and such Affiliate is duly organized under the laws of the jurisdiction in which it is located and has the full corporate power and authority to perform the obligations of the Buyer hereunder and under the applicable Related Agreements and to consummate the transactions contemplated hereby, in each case with respect to such jurisdiction.

        (c)   This Acquisition Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general principles of equity. The execution and delivery of this Acquisition Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of the Buyer.

        4.2    No Conflicts; Consents.

        (a)   Neither the execution and delivery or disclosure by the Buyer of this Acquisition Agreement or any of the Related Agreements to which it is a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, does or will: (i) violate or conflict with any provision of the articles of incorporation, certificate of formation, bylaws, operating agreement or other organizational document of the Buyer; or (ii) materially violate any Law or Order to which the Buyer is a party or by which the Buyer may be subject.

        (b)   Except as set forth on Disclosure Schedule 4.2(b), to the Buyer's knowledge, no permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Governmental Authority or third party are required in connection with the execution, delivery or performance of this Acquisition Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby.

        4.3    Brokers, Finders.    No finder, broker, agent, or other intermediary acting on behalf of the Buyer or any Affiliate of the Buyer is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Acquisition Agreement or any of the transactions contemplated hereby.

        4.4    Financial Capability.    The Buyer has sufficient funds available to deliver the Purchase Price and to consummate the transactions contemplated by this Acquisition Agreement.

        4.5    Litigation.    There are no Legal Proceedings pending or, to the Buyer's knowledge, threatened against the Buyer, which if adversely determined would have a material adverse effect on the Buyer's performance under this Acquisition Agreement or the consummation of the transactions contemplated hereby. The Buyer is not subject to any order, judgment, writ, injunction or decree of any court or Governmental Authority which could interfere with the Buyer's ability to consummate the transactions contemplated by this Acquisition Agreement.

        4.6    UK Tax.    Part 3 of Annex A-1 ("Representations and Warranties of the Buyer in relation to UK Tax Matters") shall apply in respect of the UK Business and shall have effect as if set out in this Section 4.6.

        4.7    No Other Representations or Warranties.    Except for the representations and warranties contained in this ARTICLE IV, neither the Buyer, nor any other Person, makes any other express or implied representation or warranty on behalf of the Buyer or otherwise with respect to the subject matter of this Acquisition Agreement.

ARTICLE V
EMPLOYEES

        5.1    The Buyer's Obligations.

        (a)   Where applicable Law or rules provide for the transfer of employment of any Employee (except the UK Transferring Employees) upon a sale of the Business, the Buyer and the Sellers shall take or cause to be taken such actions as are required under applicable Law to accomplish such transfer of employment of such Employee as a matter of law as of the Effective Time. The Buyer or one of its Affiliates shall employ each Employee on terms comparable to those offered by the Sellers or their Affiliates to such Employee immediately prior to the Effective Time and, as and to the extent required by Law, shall maintain terms and conditions of employment which replicate those provided by the Sellers or their Affiliates immediately prior to the Effective Time. Where applicable Law or rules do not provide for the transfer of employment of any Employee upon a sale of the Business to the Buyer or any of its Affiliates, the Buyer shall, or shall cause one of its Affiliates to, make offers of employment in accordance with the provisions of this ARTICLE V, to be effective as of the Closing, to all such Employees, in accordance with the provisions of this ARTICLE V, at least fifteen (15) days prior to the Closing Date (or such longer period required by applicable Law, collective bargaining agreement, trade union agreement or works council agreement), to be effective as of the Closing. Except as otherwise provided in this ARTICLE V, each offer of employment by the Buyer or its Affiliate to each such Employee shall in each case provide for aggregate compensation that is comparable to that aggregate compensation provided to such Employee immediately prior to the Closing Date and will not trigger any severance with respect to such Employee. For a period of not less than one year following the Effective Time, the Buyer shall not modify the salary or benefits of any Transferred Employee in any manner that will materially and adversely affect the aggregate value of the compensation and benefits with respect to such Transferred Employee.

        (b)   (i)    The Buyer and the Sellers shall use reasonable efforts to take, or to cause to be taken, any and all required actions necessary to minimize to the greatest extent practicable the possibility that severance benefits and/or government-required termination liabilities shall be payable to an Employee regardless of whether or not such Employee is offered employment by the Buyer or one of its Affiliates or accepts the Buyer's or one of its Affiliates' offer of employment.

           (ii)  To the extent the payment of statutory or contractual severance or long service benefits and/or government-required termination liabilities, including without limitation any health insurance premiums paid in respect of former Employees, (the "Severance Costs") to any Employee is required, notwithstanding that the Buyer or one of its Affiliates has employed, or made an offer of employment to, such Employee in accordance with the provisions of this Acquisition Agreement, and regardless of whether such Severance Costs are incurred by Seller directly or through any other Person, such Severance Costs with respect to Employees shall be the responsibility of the Buyer, except for any liability that arises as a result of any actions or inactions taken by the Sellers or their Affiliates prior to the Closing that are not in accordance with this Acquisition Agreement or the transactions contemplated hereby.

          (iii)  The Sellers shall indemnify the Buyer and its Affiliates and hold them harmless from and against any Losses which may be incurred or suffered by any of them in connection with any claim made by any Person with respect to the termination or deemed termination of employment or services arising solely as a result of any action or inaction of Sellers or their Affiliates with respect to any Person prior to the Closing Date, other than with respect to termination or deemed termination of employment or services of such Employees in accordance with this Acquisition Agreement or the transactions contemplated hereby.

          (iv)  The Buyer shall indemnify the Sellers and their Affiliates and hold them harmless from and against any Losses which may be incurred or suffered by any of them in connection with any claim made by any Person with respect to the termination or deemed termination of employment or services of such Person on or after the Closing Date or in accordance with this Acquisition Agreement or the transactions contemplated hereby, other than Losses indemnified against by Sellers and their Affiliates pursuant to Section 5.1(b)(iii).

        (c)   Except with respect to Transferred Employees who receive severance as a result of the transactions contemplated under this Agreement, unless otherwise required under applicable Law, the Buyer shall credit (or cause to be credited) service accrued by Transferred Employees with, or otherwise recognized for purposes of comparable benefit plans, programs policies or arrangements by, the Sellers as of the Effective Time for the purposes of determining eligibility and vesting of benefits (but not accrual of benefits) under Buyer's Employee Benefit Plans and for all statutory entitlements.

        (d)   Except as otherwise provided in this Acquisition Agreement, the Sellers shall be responsible for the payment of all wages and other remuneration due to Employees with respect to their services as employees of Seller through the close of business on the Effective Time, including a pro rata portion of all earned incentive compensation through the close of business on the Effective Time (determined based on the achievement of performance criteria through such date but without regard to any end of year service requirement) and all vacation pay accrued on or before the Effective Time. Other than equity-based compensation, any incentives, benefits or other remuneration subject to vesting, shall be vested at the Effective Time and, except as otherwise provided in this Acquisition Agreement, paid by the Sellers. The Buyer shall be responsible for all payments, including any wages, that may be payable to any Employees after the Effective Time, whether or not such Employee is a Transferred Employee, which payments arise as a result of such Employee's termination of his or her employment and which are payable for some period of time after such Employee has provided his or her notice of termination.

        (e)   Each Transferred Employee shall be immediately eligible to participate, without any waiting time, in welfare benefit plans of the Buyer or one of its Affiliates made available to such Transferred Employee (to the extent that coverage replaces coverage under a comparable welfare benefit plan of a Seller, in which such Transferred Employee participated immediately prior to the Closing). For purposes of each welfare benefit plan of the Buyer or one of its Affiliates providing medical, dental, pharmaceutical and/or vision benefits to any Transferred Employee, the Buyer shall cause all pre-existing condition exclusions and actively at work requirements of such plans to be waived for such Transferred Employee and his or her covered dependents (other than and except to the extent any limitations or waiting periods that are already in effect with respect to such Employees and dependents and that have not been satisfied as of the Effective Time).

        (f)    With respect to Benefit Plans in which benefits are subject to co-payments, deductibles or similar thresholds, the Buyer or one of its Affiliates will take any and all required actions necessary to give full credit for all co-payments and deductibles satisfied prior to the Effective Time in the same plan year as if there had been a single continuous employer and shall take into account any amounts previously paid and thresholds previously met for the benefit of each Transferred Employee towards any applicable annual and/or lifetime maximum benefits.

        (g)   With respect to all Transferred Employees, the Buyer will recognize all accrued and unused vacation days and/or holidays and any personal and sickness days which have accrued to such Employees through the Effective Time and which are reflected and have been accrued in the Closing Date Working Capital Statement, and the Buyer will allow the Transferred Employees to take such accrued vacation days and any personal and sickness days which have accrued to such Transferred Employee following the Effective Time in accordance with the policies of the Buyer, as in effect as of the Effective Time; provided, however, that such accrued vacation, personal and sick days shall not be recognized by the Buyer to the extent (i) the Sellers have chosen to satisfy such obligations prior to the Closing Date, or (ii) that such obligations are retained by the Sellers pursuant to Section 5.1(d).

        (h)   To the extent that the Buyer or its Affiliates provide for retirement savings plans to the U.S. Transferred Employees, the Buyer shall, and shall cause the Affiliates to, facilitate the rollover of accounts and accrued benefits of a U.S. Transferred Employee from the Seller's retirement savings plans to the Buyer's retirement savings plans in respect of such U.S. Transferred Employee if the U.S. Transferred Employee so requests, to the extent permitted by Law and the Buyer's or Affiliates' retirement savings plan.

        (i)    Except as otherwise provided in this Acquisition Agreement, the Buyer shall not assume any obligations to any Employee (except, in relation to the UK Transferring Employees, to the extent required by the Transfer Regulations), including, without limitation, any obligations or liabilities for employment, compensation, severance and employee-benefit related Liabilities, obligations and commitments (including, but not limited to, claims for wrongful dismissal, constructive dismissal, notice of termination of employment, pay in lieu of notice or termination, termination indemnities or other indemnities, any damages arising from a breach of an Employee's employment contract, and any payments required to be made under any Law of any jurisdiction or the applicable collective bargaining agreement in respect of the termination of an Employee's employment including payments in respect of accrued wages, vacation, overtime, bonuses and other plans, programs or obligations) incurred on or prior to the Closing Date that relate to any current or former officer, director, employee or independent contractor of the Business including any Employee (or any dependent or beneficiary thereof). The Buyer is not assuming any of the Benefit Plans of the Sellers or any of their Affiliates, and the Buyer shall have no liability whatsoever to Employees of the Sellers with respect to accrued or future benefits under any such Benefit Plans whether or not any such Employees are offered employment by, or become employees of, the Buyer, and the Sellers shall defend, indemnify and hold the Buyer harmless against any claims that they have liability under such Benefit Plans. Except as provided in Section 5.1(b), the Sellers shall hold the Buyer harmless from and against all direct and indirect costs, expenses and liabilities of any sort arising from or relating to any claims by or on behalf of the Employees in respect to severance pay or termination pay, all liabilities relating to consultation requirements with any works council or union and transfer or undertakings in the applicable foreign jurisdiction, and similar obligations relating to the termination of such employees' employment with the Sellers or any of its Affiliates.

        (j)    The Buyer's workers' compensation program shall be responsible for all claims for benefits that are based upon events or conditions occurring after the Effective Time by participating U.S. Transferred Employees and Canadian Transferred Employees. The Sellers' workers' compensation program shall be responsible for all claims for benefits that are based upon events occurring prior to the Effective Time by participating U.S. Transferred Employees and Canadian Transferred Employees.

        (k)   The Sellers hereby forbear, and shall cause their Affiliates to forbear, from the date of this Acquisition Agreement until the date that this Acquisition Agreement may be terminated in accordance with Section 10.2, from enforcing any rights or remedies that they may have with respect to the solicitation of employment or employment by the Buyer of any Employee, any claims or rights the Sellers may have against the Buyer or any such Employee under any non-hire, non-solicitation, non-competition, confidentiality or employment agreement or any cause of action based on similar rights arising by contract, at common law or by statute or regulation, and the Sellers waive, and shall cause their Affiliates to waive, any such rights or remedies as of the Closing Date.

        (l)    The Sellers shall be responsible for providing any notices required under the Worker Adjustment and Retraining Notification Act and any rules or regulations as have been issued in connection therewith, and similar state or foreign Laws (jointly, referred to throughout this Acquisition Agreement as the "WARN Act") to be given prior to the Closing Date, and shall hold harmless and indemnify the Buyer from and against any liability or damages resulting from a Seller's failure to comply with the WARN Act. The Buyer shall be responsible for providing any notices required under the WARN Act to be given on or after the Closing Date, and shall hold harmless and indemnify the Sellers from and against any liability or damages resulting from a Buyer's failure to comply with the WARN Act, except to the extent that any such failure is as a result of the actions of the Sellers prior to the Closing Date.

        (m)  Except as provided in Section 5.1(b), the Sellers shall provide group health coverage under Section 4980B of the Code to any individual receiving or eligible to elect such coverage under the Sellers' group health plan immediately prior to the Closing Date and to any employee of such Sellers (and his or her covered spouse and dependents) who does not become a Transferred Employee and who loses group health coverage in connection with the transactions contemplated in this Acquisition Agreement, provided, that the Buyer shall reimburse the Sellers for all post-Closing administrative expenses in respect of Severance Costs incurred by the Sellers pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any Employee who does not become a Transferred Employee.

        (n)   The Buyer and the Sellers agree to comply with the Standard Procedure described in Section 4 of Revenue Procedure 2004-53, 2004-2 C.B. 320 (the "Standard Procedure"). With respect to U.S. Transferred Employees, the Sellers shall, in accordance with Revenue Procedure 2004-53, assume, or cause to be assumed, all responsibility for preparing and filing Form W-2, Wage and Tax Statements; Form W-3, Transmittal of Income and Tax Statements; Form 941, Employer's Quarterly Federal Tax Returns; Form W-4, Employee's Withholding Allowance Certificates; and Form W-5, Earned Income Credit Advance Payment Certificates (collectively, the "Employee Withholding Documents") with regard to wages paid through the day before the Closing Date. The Buyer shall assume all responsibility for preparing and filing the Employee Withholding Documents with regard to wages paid to U.S. Transferred Employees on and after the Closing Date. The Buyer and the Sellers shall cooperate in good faith to the extent necessary to permit each of them to comply with the Standard Procedure.

        5.2    No Third Party Beneficiaries.    This ARTICLE V shall inure exclusively to the benefit of and be binding upon the parties hereto and their respective successors, assigns, executors and legal representatives. Nothing in this ARTICLE V, express or implied, (i) is intended to confer on any other person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Acquisition Agreement; (ii) shall require the Buyer to maintain any specific employee benefit plan or to guarantee employment of any employee for any period of time after Closing; and (iii) shall constitute an amendment to any benefit plan. No provision of this Acquisition Agreement shall create any third party beneficiary rights in any employee, or any beneficiary or dependents thereof.

        5.3    Employee Notifications.    Where required under local law, the Sellers will prior to the Closing Date, properly and timely notify, or where mandatory under applicable Law, consult or negotiate with, the local works council, union, labor board or relevant governmental agency concerning the transactions contemplated by this Acquisition Agreement.

        5.4    Employees of the UK Business.    Part 2 of Annex A-3 ("Obligations of the Parties in respect of the Employees of the UK Business") shall apply in respect of the Employees of the UK Business and shall have effect as if set out in this Section 5.4.

ARTICLE VI
ADDITIONAL COVENANTS OF THE PARTIES

        6.1    Conduct of Business Until Closing.

        (a)   Except as set forth on Disclosure Schedule 6.1(a) or otherwise provided in this Acquisition Agreement, from and after the date of this Acquisition Agreement through the Closing, each Seller will: (i) conduct the operations of the Business in the Ordinary Course, (ii) use reasonable best efforts to maintain insurance in such amounts and against such risks and losses as are consistent with past practice and apply all insurance proceeds received with respect to claims made for the Purchased Assets to replace or repair, as applicable, such Purchased Assets and (iii) use reasonable best efforts to: (A) preserve intact the Business' business organizations, (B) keep available the services of its current officers and the Employees, (C) preserve its relationships with customers, creditors and suppliers, (D) maintain its books, accounts and records and (E) in all material respects comply with any applicable Laws. Nothing contained in this Acquisition Agreement will give the Buyer, directly or indirectly, rights to control or direct the operations of the Sellers prior to the Closing. Subject to the terms and conditions of this Acquisition Agreement, through the Closing, the Sellers will exercise complete control and supervision of their Business.

        (b)   Notwithstanding the foregoing, except as the Buyer may otherwise consent to or approve in writing on and after the date hereof and prior to the Closing Date with respect to the Business, the Sellers agree (in respect of the Business) not to take any of the following actions on or prior to the Closing:

            (i)  amend its certificate of incorporation or bylaws (or equivalent governing documents) in any manner which could reasonably be expected to adversely affect the transactions contemplated hereby;

           (ii)  merge or consolidate with any entity or acquire any interest in any business or entity (whether by purchase of assets, purchase of stock, merger or otherwise) (with respect to the Sellers, in any manner which could reasonably be expected to adversely affect the transactions contemplated hereby);

          (iii)  liquidate, dissolve or effect any recapitalization or reorganization in any form;

          (iv)  sell, lease, license, transfer, encumber or otherwise dispose of any of the Purchased Assets or any interests therein, in each case that are material, individually or in the aggregate, to the Business, other than Permitted Encumbrances or Purchased Assets used, consumed, replaced or sold in the Ordinary Course;

           (v)  create, incur, assume or suffer to exist any new Encumbrance (except Permitted Encumbrances) affecting any of the Purchased Assets;

          (vi)  change any of the accounting principles or practices used by it in the preparation of the Financial Statements or revalue or reclassify in any material respect any of the Purchased Assets or the Assumed Liabilities, including any reductions in the reserve provisions relating to Inventory or Accounts Receivable, except as required by GAAP;

         (vii)  change in any material respect its pricing policies or credit practices, the rate or timing of its payment of accounts payable or its collection of accounts receivable or change its earnings accrual rates on Contracts, except as required by GAAP;

        (viii)  fail to pay any creditor any amount owed to such creditor in the Ordinary Course in accordance with the Sellers' business practices, unless such amount is being contested or disputed in good faith by the applicable Seller;

          (ix)  enter into or renew any Contract with or engage in any transaction (other than transactions pursuant to existing arrangements which have been disclosed on Disclosure Schedule 3.23) with any Affiliate for which the Buyer could have any Liability;

           (x)  make any capital investment in, any loan to or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans and acquisitions) other than in the Ordinary Course;

          (xi)  except for the purchase of supplies in the Ordinary Course, make any capital expenditures or commitments for capital expenditures, either involving more than $300,000, or outside the Ordinary Course;

         (xii)  enter into, terminate, renew, amend in any material respect or waive any material right under, any Material Contract, except in the Ordinary Course;

        (xiii)  take or fail to take any action that will cause a termination of or material breach or default under any Material Contract;

        (xiv)  make or change any material Tax election, settle or compromise any material Tax Liability, file any amendment to a Tax Return, settle any material claim or material assessment in respect of Taxes or consent to any extension or waivers of the limitation period applicable to any claim or assessment in respect of Taxes, or change in any material respect any accounting method in respect of Taxes, with respect to the Business or the Purchased Assets, except (A) in the Ordinary Course, or (B) other than in the Ordinary Course if such action would not have any adverse impact upon, or create any Liability, for the Buyer or, after the Closing, the Business;

         (xv)  settle or compromise any material pending or threatened Legal Proceeding for more than $300,000 in any way which would have any adverse impact upon, or create any Liability, for the Buyer or, after the Closing, the Business;

        (xvi)  except as set forth on Disclosure Schedule 6.1(b), as may be required by applicable Law, in accordance with the terms of an existing Contract or any Benefit Plan, with respect to the payments to be made on or after the Closing as set forth on Disclosure Schedule 6.1(b) or with respect to any individual who is not, or has indicated to the Sellers, which has been communicated to the Buyer, that such individual will not be, a Transferred Employee, (A) grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former manager, officer or Employee of the Business, (B) increase or accelerate the payment or vesting of benefits payable under any existing severance, retention or termination pay policies or employment agreements, (C) enter into or amend any employment, consulting, deferred compensation or other similar agreement with any manager, officer, or consultant of the Business, other than execution of Sellers' standard employment terms and conditions by new Employees in the Ordinary Course, (D) establish, adopt or amend (except as required by applicable Law) any collective bargaining agreement, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former manager, director, officer or Employee, or any beneficiaries thereof, of the Business, (E) undertake any office closing or Employee layoffs, except in the Ordinary Course, or (F) increase the compensation, bonus or other benefits payable or to become payable to any manager, director or officer or Employee of the Business except in the Ordinary Course; or

       (xvii)  agree, resolve or commit to do any of the foregoing or any other action that would be reasonably likely to cause any of the conditions to the consummation of the transactions contemplated by this Acquisition Agreement to not be satisfied.

        6.2    Notification of Certain Matters.    Richardson may deliver to the Buyer no later than the end of the fifth (5th) Business Day prior to the Closing Date a true and complete schedule of changes (the "Update Schedule") to any of the information contained in (i) Disclosure Schedule 3.14, or (ii) any of the Disclosure Schedules with respect to non-United States matters (including changes to any other representations or warranties in ARTICLE III hereof as to which no Disclosure Schedule has been created as of the date hereof but as to which a Disclosure Schedule would have been required if such changes had existed on the date hereof), which changes are required as a result of events or circumstances occurring, or of which Richardson first becomes aware, subsequent to the date hereof which would render any representation or warranty inaccurate or incomplete at any time after the date of this Acquisition Agreement until the Effective Time, which Update Schedule shall be dated as of the Closing Date. Any supplemental information to the Disclosure Schedules included in an Update Schedule after the date hereof shall not be deemed to modify the representations or warranties made in this Acquisition Agreement with respect to the satisfaction of the closing conditions in ARTICLE VII, or with respect to the exercise of any rights to indemnification pursuant to ARTICLE IX.

        6.3    Stockholder Meeting; Proxy Material.    Subject to Section 6.14:

        (a)   Richardson shall cause a meeting of its stockholders (the "Richardson Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of the sale of the Business in accordance with the terms of this Acquisition Agreement. The Richardson Board shall use its reasonable best efforts to obtain the Richardson Stockholder Approval. Richardson shall submit this Acquisition Agreement to its stockholders at the Richardson Stockholder Meeting even if the Richardson Board shall have submitted a Richardson Withdrawal Recommendation.

        (b)   Richardson will use its reasonable best efforts to prepare and file, within five (5) Business Days of the date hereof, a preliminary Proxy Statement with the SEC and will use its reasonable best efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to Richardson's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC. Richardson shall give the Buyer and its counsel the opportunity to review the Proxy Statement and all amendments and supplements thereto, prior to their being filed with the SEC. Richardson will notify the Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between Richardson or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Acquisition Agreement. If at any time prior to the Richardson Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Richardson will promptly prepare and mail to its stockholders such an amendment or supplement.

        (c)   None of the information supplied by Richardson for inclusion or incorporation by reference in the Proxy Statement or any amendment thereof or supplement thereto will, at the time the Proxy Statement or any amendment thereof or supplement thereto is first mailed to Richardson's stockholders and at the time of the Richardson Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will be prepared in accordance with and comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

        6.4    Access Pending Closing.    Subject to applicable Law and confidentiality restrictions, the Sellers shall, at all reasonable times prior to Closing, make the plants, properties, management, books and records of the Sellers, in respect of the Business and management employees of the Business, available during normal business hours to the Buyer, its representatives, financial advisors, consultants, lenders and auditors, and Richardson shall and shall cause the Sellers in respect of the Business and employees of the Business to furnish or cause to be furnished to such Persons during such period all such information and data concerning the same as such Persons may reasonably request; provided, however, that in no event shall the Sellers be required to furnish or cause to be furnished any information or data concerning employees of the Business that might reasonably be deemed to be in violation of any applicable Law or contractual obligation. Notwithstanding the above, Richardson may limit access to the extent it reasonably deems necessary to avoid disruption of the Business.

        6.5    Books and Records.    From and after the Closing, upon reasonable prior written notice, the Buyer on the one hand, and Richardson on the other hand, shall provide to each other, its Affiliates and their representatives with reasonable access (on-site or otherwise) during normal business hours, to all books and records of the Business not subject to the Attorney-Client privilege, Work Product doctrine, or other similar privilege (unless pursuant to a joint defense or similar agreement), including, but not limited to, accounting and Tax records, sales and purchase documents, notes, memoranda, test records and any other electronic or written data ("Records") pertaining or relating to the period prior to the Effective Time for any reasonable purpose, including but not limited to (a) preparing Tax returns, (b) defending any claim in respect of which a Notice of Claim has been served, (provided that, solely with respect to lawsuits between the Parties hereto, the requirements of applicable Law, and not this Acquisition Agreement, shall govern the obligation of each Party to provide the other Party, or its Affiliates with Records, as defined herein, and other information requested by Richardson or its Affiliates with respect to such matter) and (c) preparing or reviewing the Closing Date Working Capital Statement as referred to in Section 2.7(b). To the extent deemed necessary by Richardson and its Affiliates with respect to their other business operations, Richardson and its Affiliates may retain copies of such Records prior to providing the originals to the Buyer. Unless otherwise consented to in writing, neither Richardson, nor the Buyer shall, for a period of six (6) years following the date hereof or such longer period as retention thereof is required by applicable Law, destroy, alter or otherwise dispose of (or allow the destruction, alteration or disposal of) any of the Records without first offering to surrender to each other such Records, at its own cost and expense. Neither party shall be required by this Section 6.5 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

        6.6    Government and Third Party Consents.    Prior to the Closing, each Seller will give all required notices to third parties and Governmental Authorities and will use their reasonable best efforts to obtain all Licenses and Permits, consents, waivers, approvals, authorizations, declarations and filings listed on Disclosure Schedule 3.2(b) which are required to consummate the transactions contemplated by this Acquisition Agreement. Notwithstanding the foregoing, only those Licenses and Permits, consents, waivers, approvals, authorizations, declarations and filings listed on Disclosure Schedule 6.6 will be required to be obtained by the Sellers on or prior to the Closing Date (collectively, the "Required Consents"). The Buyer will provide reasonable cooperation with the Sellers with respect to obtaining the Required Consents; provided that, the Buyer will not be obligated to make any payment or expenditure with respect to obtaining the Required Consents. Each Seller shall cooperate with the Buyer in obtaining all Licenses and Permits necessary to operate the Business which will not be a Purchased Asset.

        6.7    Antitrust Laws.

        (a)   Subject to the terms and conditions of this Acquisition Agreement, each of the Parties will (i) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Antitrust Laws to consummate the transactions contemplated by this Acquisition Agreement, (ii) use reasonable best efforts to file Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days of the date hereof, (iii) use reasonable best efforts to file any other notification or reports pursuant to any other Antitrust Laws with respect to the transactions contemplated hereby within 15 Business Days of the date hereof, (v) comply as promptly as practicable with any request for additional information and documentary material that may be issued pursuant to the HSR Act, applicable Antitrust Law or any other Antitrust Laws and (vi) use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act, applicable Antitrust Law and any other Antitrust Laws as soon as practicable. Fees payable to Governmental Authorities in connection with filings required by the Antitrust Laws shall be shared equally between the Sellers and the Buyer, provided, however, that in no event shall the Sellers be required to pay more than $100,000 of such fees.

        (b)   In connection with the efforts referenced in Section 6.7(b) to obtain all requisite approvals and authorizations for the transactions contemplated by this Acquisition Agreement under the HSR Act or any other Antitrust Law, each of the Parties shall use reasonable best efforts to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Parties informed in all material respects of any material communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority charged with enforcing Antitrust Laws and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit counsel for the other Parties to review any material communication given to it by, and to consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority charged with enforcing Antitrust Laws in connection with any proceeding by a private party. Notwithstanding anything to the contrary contained herein, nothing contained in this Acquisition Agreement will require either Party or any of its Affiliates to (A) enter into any agreement, consent decree or other commitment requiring such Party or any of its Affiliates to divest, license or hold separate any assets of such Party or any of its Affiliates, (B) litigate, pursue or defend any action or proceeding in connection with any Antitrust Laws or (C) in connection with Antitrust Laws or any order or request of a Governmental Authority, take any other action that could, individually or in the aggregate, reasonably be expected to result in any event, change, circumstance, condition, development or effect that, either individually or in the aggregate with all other events, changes, circumstances, conditions, developments or effects, would adversely affect the business, condition (financial or otherwise), assets, Liabilities, operations or results of operations of such party or any of its Affiliates, or on their relationships with any of their customers, or any assets of the Business. In connection with the foregoing, each Party will promptly notify the other Party in writing of any communication received by that Party or its Affiliates from any Governmental Authority charged with enforcing Antitrust Laws and, subject to applicable Law, provide counsel for the other Party with a copy of any such written communication (or written summary of any oral communication).

        6.8    Affiliate Agreements.    Each Seller will cause all Contracts or other transactions between itself, on the one hand, and the other Sellers or their Affiliates, on the other, as set forth on Disclosure Schedule 6.8 with respect to which there could be further or continuing Liability or obligation on the part of the Buyer or any of its Affiliates (including its subsidiaries after the Closing) to be terminated prior to the Closing without any further or continuing Liability on the part of the Buyer or any of its Affiliates, other than the Transition Services Agreement and Manufacturing Agreement.

        6.9    Confidentiality; Announcements.

        (a)   The Parties acknowledge that the terms, provisions and covenants of the Confidentiality Agreement shall remain in full force and effect until Closing.

        (b)   The Buyer acknowledges that, in the course of its investigations of the Business, the Buyer, its Affiliates and their representatives have and will become aware of confidential information and confidential documents relating to the Excluded Assets and other aspects of the Sellers' respective business (the "Other Confidential Information"), and that its use of such confidential information and documents, or communication of such information to third parties, could be detrimental to the Sellers. All Other Confidential Information reviewed by the Buyer, its Affiliates or their representatives in connection with this Acquisition Agreement or the transactions contemplated hereby shall be kept confidential and shall not (except as required by applicable judicial order, regulation or law, and only after compliance with this Section 6.9(b)), be disclosed or used by the Buyer, its Affiliates or its representatives without Richardson's prior written consent. With respect Other Confidential Information, as soon as practicable following Closing: (i) the Buyer shall, and shall cause its Affiliates and their respective representatives to either (x) promptly destroy or cause the destruction of all copies of the written or electronic Other Confidential Information (including any copies thereof or extracts therefrom), in the Buyer's, its Affiliates' or their respective representatives' possession and confirm such destruction to Richardson in writing or (y) promptly deliver to the disclosing Seller at the Buyer's own expense all copies of the written and electronic Other Confidential Information; and (ii) the Buyer shall (and shall cause its Affiliates to) keep confidential and shall not use any Other Confidential Information unless required to disclose such information or documents pursuant to judicial order, regulation or law, and only after compliance with this Section 6.9(b). If the Buyer or any of its Affiliates or representatives is requested pursuant to, or required by applicable law, regulation or legal proceedings to disclose any Other Confidential Information, the Buyer shall, and shall cause its Affiliates to, (i) promptly notify Richardson in writing so that Richardson may seek a protective order or other appropriate remedy or, in Richardson's sole discretion, waive compliance with the terms of this Section 6.9 in such instance, and (ii) provide reasonable cooperation and assistance to the Sellers in opposing or limiting the compelled or required disclosure. In the event that no such protective order or other remedy is obtained, or that Richardson waives compliance with the terms of this Section 6.9 in such instance, the Buyer shall, and shall cause its Affiliates to, furnish only that portion of the Other Confidential Information, which the Buyer is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information and documents.

        (c)   Following the Closing, Richardson shall keep, and shall cause its Affiliates to keep, confidential any non-public, proprietary, confidential information, including any non-public, proprietary, confidential information included in any Intellectual Property, know-how, trade secrets, customer lists, details of any Contracts, pricing policies, operational methods, marketing plans or strategies, products development techniques, plans or processes of the Business ("Richardson Confidential Information") that they may have and such information shall not (except as required by applicable judicial order, regulation or law, and only after compliance with this Section 6.9(c)) be disclosed by Richardson or its Affiliates without the Buyer's prior written consent. If Richardson or any of its Affiliates or representatives is requested pursuant to, or required by applicable law, regulation or legal proceedings to disclose any Richardson Confidential Information, Richardson shall, and shall cause its Affiliates to, (i) promptly notify the Buyer in writing so that the Buyer may seek a protective order or other appropriate remedy or, in the Buyer's sole discretion, waive compliance with the terms of this Section 6.9 in such instance, and (ii) provide reasonable cooperation and assistance to the Buyer in opposing or limiting the compelled or required disclosure. In the event that no such protective order or other remedy is obtained, or that the Buyer waives compliance with the terms of this Section 6.9 in such instance, Richardson shall, and shall cause its Affiliates to, furnish only that portion of the Richardson Confidential Information, which Richardson is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information and documents.

        (d)   The Parties agree that no press release or other public statement concerning the negotiation, execution and delivery of this Acquisition Agreement or the transactions contemplated hereby shall be issued or made without the prior written approval of both Richardson and the Buyer (which approval shall not be unreasonably withheld), except as required by the rules of any national securities exchange, national securities association or over-the-counter market, foreign or domestic, as applicable, or applicable Law, in which case the Party making such disclosure will first provide to the other Party the text of the proposed disclosure, the reasons such disclosure is required and the time and manner in which the disclosure is intended to be made.

        6.10    Cooperation.    On or after the Closing Date, the Parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, and, on the Closing Date, the International Acquisition Agreements and doing any and all such other things as may be reasonably required by the Parties or their counsel to consummate or otherwise implement the transactions contemplated by this Acquisition Agreement. In connection with the Liabilities assumed by the Buyer and the Liabilities retained by Sellers pursuant to this Acquisition Agreement, each of the Parties hereto shall, and shall cause their Affiliates and employees to, aid, cooperate with and assist the other Party in their defense of such assumed or retained Liabilities, by, among other things, providing such other Party with full access to pertinent records at such times as such other party or parties may reasonably request. With respect to the assignment of Intellectual Property, Sellers and the Buyer shall reasonably cooperate for the purposes of transferring the responsibility to administer and maintain the Intellectual Property to the Buyer, including but not limited to the furnishing to the Buyer of all material computer files, correspondence, and other records relating to the taxes, renewals, and all other filings and maintenance relating to the Intellectual Property.

        6.11    Insurance.    The Parties agree that the Buyer shall not have the benefit of or access to any insurance policies of Richardson or its Affiliates, including the self-insurance programs maintained by Richardson or any of its Affiliates.

        6.12    Use of Sellers and Richardson Names and Marks.

        (a)   Except as permitted by the Trademark License, the Buyer will cease all use of all trademarks, service marks, trade names, corporate names, brand names, domain names, logos or other designations comprising or likely to be confused with the mark RICHARDSON or the RICHARDSON logo, or any other marks listed on Disclosure Schedule 2.2(i), in any fashion or combination, as well as eliminate the use of any other designation indicating affiliation with Sellers, Richardson or any of their Affiliates, as soon as practicable after the Closing Date but not more than ninety (90) days after the Closing Date; provided, however, that with respect to stationery, checks, contracts, purchase orders, agreements and other business forms and writings, which could result after the Closing Date in a legal commitment of Sellers, Richardson or any of their Affiliates, the Buyer will cease immediately after the Closing Date any use of the designations set forth on Disclosure Schedule 2.2(i) as well as of any other designation indicating affiliation after the Closing Date with Sellers, Richardson or any of their Affiliates. Within ten (10) Business Days after the Closing Date, the Buyer shall notify, in writing, all customers, suppliers and financial institutions having current business relationships with the Business that the Business has been acquired from Sellers by the Buyer. The Buyer hereby agrees to indemnify Sellers and Richardson with respect to any liability resulting from the foregoing, including, without limitation, the use of any such trademarks, service marks, trade names, corporate names, brand names, domain names, logos or other designations except to the extent such liability arises due to a defect in any such trademarks, service marks, trade names, corporate names, brand names, domain names, logos or other designations existing prior to the Effective Time.

        (b)   Notwithstanding Section 6.12(a), at Closing the Sellers and the Buyer shall enter into a trademark license agreement substantially in the form of Exhibit E (the "Trademark License"), which shall grant to the Buyer a worldwide, perpetual, royalty-free, non-exclusive right and license to the

Intellectual Property set forth on Disclosure Schedule 1.115 for use in connection with the sale, offering for sale, advertising and promotion of goods and services of the Business.

        (c)   Notwithstanding Section 6.12(a), for the three (3) year period commencing after the Closing Date, Sellers shall maintain on the home page of its Internet website at www.rell.com: (i) a clear notice that the Business has been sold by the Sellers to the Buyers; and (ii) a hyperlink to an alternate URL promoting the Business, which URL shall be determined by Arrow in its sole discretion, provided that such URL complies with the provisions of this Acquisition Agreement and the Trademark License Agreement.

        6.13    Richardson Software.    Buyer covenants that it shall and hereby does grant to Sellers a world-wide, perpetual, royalty-free license to use, reproduce, distribute copies of or prepare derivative works based upon the Richardson Software for Sellers' internal use and that it shall not object, oppose or otherwise interfere with Seller's right to use, reproduce, distribute copies of or prepare derivative works based upon the Richardson Software for Sellers' internal use.

        6.14    Other Offers.

        (a)   Subject to Section 6.14(b), from the date of this Acquisition Agreement until the earlier of the Effective Time and the termination of this Acquisition Agreement pursuant to Section 10.2, Richardson shall not, nor shall it authorize or permit any of its Affiliates, subsidiaries, or any of its or their respective officers, directors or employees of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") to (i) directly or indirectly solicit, initiate or encourage the submission of any Acquisition Proposal, (ii) enter into any letter of intent, agreement in principle, acquisition agreement or any other agreement with respect to any Acquisition Proposal (each, a "Third Party Acquisition Agreement") or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal

        (b)   Notwithstanding anything to the contrary in Section 6.14(a), at any time after the date of this Acquisition Agreement and prior to the receipt of the Richardson Stockholder Approval, Richardson may, in response to an unsolicited Acquisition Proposal which did not result from a breach of Section 6.14(a), (i) furnish information with respect to Richardson and its Affiliates to the Person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality and standstill agreement not less restrictive of the other party than the Confidentiality Agreement, except that such confidentiality and standstill agreement between Richardson and such Person shall not contain any provisions that would prevent Richardson from complying with its obligations to provide the required disclosure to the Buyer pursuant to this Section 6.14 and (ii) participate in discussions or negotiations with such Person and its Representatives regarding any Acquisition Proposal, if the Richardson Board (A) believes in good faith the Acquisition Proposal to be bona fide, (B) determines in good faith (after consultation with outside legal counsel and a qualified financial advisor) that the unsolicited Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, (C) determines that the failure to take any of the above actions would not be consistent with its fiduciary duties to the stockholders of Richardson under Delaware Law and (D) complies in all material respects with the requirements set forth in Section 6.14(e); provided, however, that Richardson shall promptly provide to the Buyer any material non-public information concerning Richardson or any of its Affiliates that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided to the Buyer. Upon execution of this Acquisition Agreement, Richardson, its subsidiaries and its and their respective Representatives shall immediately cease and cause to be terminated all existing discussions or negotiations with any Person previously conducted with respect to any Acquisition Proposal, and will request, to the extent permitted under the applicable confidentiality agreement, the prompt return or destruction of any confidential information previously furnished to such Persons that has not been previously returned to Richardson. Richardson shall ensure that its Representatives are aware of the provisions of this Section 6.14, and any violation of the restrictions contained in this Section 6.14 by its Board of Directors (including any committee thereof) or its Representatives shall be deemed to be a breach of this Section 6.14 by Richardson.

        (c)   (A) Except as expressly permitted by this Section 6.14(c), (i) the Richardson Board and any committee thereof shall not (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Buyer, its Richardson Board Recommendation (the "Richardson Withdrawal Recommendation") or (y) approve or recommend or propose publicly to approve or recommend to the holders of Richardson Common Stock, or otherwise permit or cause Richardson to accept or enter into, an Acquisition Proposal (any action described in this clause (i) being referred to as a "Richardson Adverse Recommendation Change"), (ii) neither Richardson nor any of its subsidiaries shall approve, recommend, publicly propose or enter into any Third Party Acquisition Agreement, (iii) neither Richardson nor any of its subsidiaries shall release any third party from, or waive any provisions of, any confidentiality and standstill agreement to which Richardson is a party except to the extent the Richardson Board determines in good faith (after consultation with outside legal counsel) that the failure to so waive the applicable provisions of a confidentiality or standstill agreement would not be consistent with the Richardson Board's fiduciary duties to the stockholders of Richardson under Delaware Law, and (iv) neither the Richardson Board nor any committee thereof shall agree or resolve to take any actions set forth in clause (i), (ii) or (iii) of this sentence. (B) Notwithstanding the foregoing, prior to the Richardson Stockholder Approval, subject to Section 6.14(d), if the Richardson Board (i) receives an Acquisition Proposal that has not resulted from a breach of Richardson's obligations under this Section 6.14 and that it determines in good faith (after consultation with outside legal counsel and a qualified financial advisor) constitutes a Superior Proposal, and (ii) determines in good faith (after consultation with outside legal counsel) that failure to take any of the following actions would not be consistent with its fiduciary duties to the stockholders of Richardson under Delaware Law, then the Richardson Board may (x) make a Richardson Adverse Recommendation Change and/or (y) cause Richardson to enter into a Third Party Acquisition Agreement with respect to such Superior Proposal, but only if Richardson shall have concurrently with entering into such Third Party Acquisition Agreement terminated this Acquisition Agreement pursuant to Section 10.2(a)(viii).

        (d)   If the Richardson Board determines to effect a Richardson Adverse Recommendation Change as provided in Section 6.14(c)(B)(ii)(x) or to authorize the Sellers to enter into a Third Party Acquisition Agreement with respect to Superior Proposal as provided in Section 6.14(c)(B)(ii)(y), such Richardson Adverse Recommendation Change or Third Party Acquisition Agreement (as applicable) may only become effective after the end of the fifth (5th) day following the Buyer's receipt of written notice from Richardson (a "Richardson Adverse Recommendation Notice") advising the Buyer that the Richardson Board intends to effect such Richardson Adverse Recommendation Change, or to authorize Richardson to enter into such Third Party Acquisition Agreement, which notice shall contain a copy of the Superior Proposal to which such Richardson Adverse Recommendation Change or Third Party Acquisition Agreement relates; provided that any material amendment to the terms of such Superior Proposal after the initial Richardson Adverse Recommendation Notice shall require a new Richardson Adverse Recommendation Notice and restart the five (5) day period referred to above. In determining whether to effect a Richardson Adverse Recommendation Change or to cause the Sellers to enter into a Third Party Acquisition Agreement in response to a Superior Proposal, in each case, as provided in Section 6.14(c), the Richardson Board shall negotiate in good faith with Buyer and its Representatives (to the extent Buyer desires to negotiate) with respect to any offer from Buyer and take into account in good faith any changes to the terms of this Acquisition Agreement proposed by the Buyer (in response to a Richardson Adverse Recommendation Notice or otherwise) in determining whether such Acquisition Proposal still constitutes a Superior Proposal.

        (e)   Richardson shall, within 48 hours of receipt of an Acquisition Proposal, advise the Buyer orally and in writing of such Acquisition Proposal, and the identity of the person making any such Acquisition Proposal and the material terms of any such Acquisition Proposal. Richardson shall keep the Buyer reasonably informed of the status (including any change to the terms thereof) of any such Acquisition Proposal.

        (f)    Nothing contained in this Section 6.14 or elsewhere in this Agreement shall prohibit Richardson from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure other than (x) a "stop-look-and-listen" communication to the stockholders of Richardson pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of Richardson), (y) an express rejection of any applicable Acquisition Proposal or (z) an express reaffirmation of the Richardson Board Recommendation to the stockholders of Richardson to vote in favor of a resolution approving the transactions contemplated herein shall be deemed to be a Richardson Adverse Recommendation Change or (ii) making any disclosure to Richardson's stockholders if, in the good faith judgment of the Richardson Board after consultation with outside counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, that in no event shall Richardson or the Richardson Board or any committee thereof take, agree or resolve to take any action prohibited by Section 6.14(c). Richardson shall not submit to the vote of its stockholders any Acquisition Proposal or Superior Proposal prior to the termination of this Acquisition Agreement.

        (g)   For purposes of this Acquisition Agreement:

            (i)  "Acquisition Proposal" means any inquiry, proposal or offer relating to a possible (A) amalgamation, merger, consolidation, tender offer or similar transaction involving the Business or any Seller, other than an amalgamation, merger, consolidation or similar transaction involving any Seller but not involving the Purchased Assets or Assets to which the Buyer receives benefit under the Transition Services Agreement or the Manufacturing Agreement; (B) sale, lease or other disposition, directly or indirectly (including by way of merger, consolidation, share or unit exchange or otherwise) of any of the Purchased Assets or Assets to which the Buyer receives benefit under the Transition Services Agreement or the Manufacturing Agreement, other than the sale, lease or other disposition of the Purchased Assets used, consumed, replaced or sold in the Ordinary Course; (C) issuance, sale or other disposition of (including by way of merger, consolidation, share or unit exchange or otherwise) any Seller's securities (or options, rights or warrants to purchase or securities convertible into, such securities) other than option grants to employees of the Sellers in the Ordinary Course of the Business or any issuance, sale or other disposition that will close after the Closing Date and shall not preclude the consummation of the Closing; (D) liquidation, dissolution, recapitalization or other similar type of transaction with respect to a Seller other than any of the Purchased Assets or Assets to which the Buyer receives benefit under the Transition Services Agreement, the Manufacturing Agreement or any such transaction that will close after the Closing Date and shall not preclude the consummation of the Closing; (E) transaction which is similar in form, substance or purpose to any of the foregoing transactions; or (F) public announcement of an agreement, proposal, plan or intent to do any of the foregoing; provided, however, that the term "Acquisition Proposal" will not include (X) the transactions contemplated hereby or (Y) any transaction not involving the Purchased Assets or Assets to which the Buyer receives benefit under the Transition Services Agreement or the Manufacturing Agreement.

           (ii)  "Superior Proposal" means any bona fide Acquisition Proposal made by a third party (A) on terms which the Richardson Board determines in good faith, after consultation with Richardson's outside legal counsel and qualified financial advisors, to be more favorable from a financial point of view to the holders of Richardson Common Stock than the transactions contemplated by this Acquisition Agreement, taking into account all the terms and conditions of such proposal, and this Acquisition Agreement (including any proposal by the Buyer to amend the terms of this Acquisition Agreement and the transactions contemplated by this Acquisition Agreement) and (B) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that the Richardson Board shall not so determine that any such proposal is a Superior Proposal prior to complying in all material respects with Section 6.14(e) with respect to such proposal.

        6.15    Facilitation of Claims Processing.    In the event that after Closing, any person asserts any claims relating to any Retained Product Claims, then the Buyer shall, if such claims are covered by warranties provided by manufacturers or suppliers, facilitate the processing of such claims by such person with the manufacturer or supplier; provided, however, that the Buyer shall not be obligated to commence litigation or to take any other action to enforce such claims against the manufacturer or supplier.

        6.16    Delivery of Monthly Financials.    Until the Closing Date, the Sellers shall, as promptly as practicable but in no event later than thirty (30) days after the end of each calendar month, prepare and deliver to the Buyer any unaudited balance sheet and statements of operations of the Business for such calendar month. Such unaudited statements shall be prepared on a basis consistent with the preparation of the Financial Statements.

        6.17    Non-Compete and Non-Solicit Provisions.

        (a)   For a period of three (3) years from and after the Closing Date, the Sellers shall not and each Seller will cause its Affiliates (including without limitation Edward Richardson, the current Chief Executive Officer of Richardson) not to manufacture, distribute, market or sell any RFPD Products or any RFPD Competitive Products anywhere in the world; provided, however, that the foregoing will not restrict or prohibit (i) Richardson or any of its Affiliates from fulfilling any obligations or exercising any rights that any of them may have under the Manufacturing Agreement, (ii) Sellers or any of their Affiliates from maintaining and/or undertaking passive investments in Persons primarily engaged in any such business, provided the aggregate interest represented by such investments does not exceed three percent (3%) of any class of the outstanding equity or debt securities of any such Person, (iii) the Sellers or their Affiliates from acquiring (by asset purchase, stock purchase, merger, consolidation or otherwise) any business which competes with the Business (a "Competing Business") which (A) has revenues derived from such competition with the Business of less than five percent (5%) of the revenues of such acquired business for such fiscal year, and (B) the Sellers or its Affiliates who acquired such Competing Business use their respective best efforts to promptly (and in any event within twelve (12) months after such acquisition) divest (by asset purchase, stock purchase, spin-off, split-off, merger, consolidation or otherwise) or discontinue, shut down or cease operations of the Competing Business, (iv) the Sellers or any of their Affiliates from continuing to manufacture, distribute, market or sell products distributed, marketed or sold by the Richardson Canvys Division or the Richardson Electron Device Group as of the Closing Date, including, but not limited to, any products sold by or for which commission on the sale thereof was earned by either the Richardson Canvys Division or the Richardson Electron Device Group during the two (2) years prior to Closing, as indicated in the financial records of the Sellers, or (v) the Sellers or any of their Affiliates from manufacturing RFPD Products or RFPD Competitive Products, but only in such instances that Sellers or any of their Affiliates either (A) are operating as a contract manufacturer, manufacturing to a customer's specification and selling only to such customer, or (B) first offer the Business the opportunity to purchase such product for distribution; provided that if the Business does not accept such offer to purchase, the Sellers shall only be permitted to sell such product to another purchaser at a price equal to or greater than the price offered to the Business, provided, further, that all components utilized for the products specified in (A) and (B) above must be purchased from the Business unless such components are not offered for sale to the Sellers at market competitive prices, delivery and other terms.

        (b)   For a period of three (3) years from and after the Closing Date, the Buyer shall not and shall cause its Affiliates not to manufacture, distribute, market or sell any electron tubes ("EDG Business") anywhere in the world; provided, however, that the foregoing will not restrict or prohibit (i) the Buyer or any of its Affiliates from maintaining and/or undertaking passive investments in Persons primarily engaged in any EDG Business, provided the aggregate interest represented by such investments does not exceed three percent (3%) of any class of the outstanding equity or debt securities of any such Person or (ii) the Buyer or its Affiliates from acquiring (by asset purchase, stock purchase, merger, consolidation or otherwise) any business which competes with the EDG Business (a "Competing EDG Business") which (A) has revenues derived from such competition with the EDG Business of less than five percent (5%) of the revenues of such acquired business for such fiscal year, and (B) the Buyer or its Affiliates who acquired such Competing EDG Business use their respective best efforts to promptly (and in any event within twelve (12) months after such acquisition) divest (by asset purchase, stock purchase, spin-off, split-off, merger, consolidation or otherwise) or discontinue, shut down or cease operations of the Competing EDG Business.

        (c)   Other than with respect to the Transferred Employees set forth on Disclosure Schedule 6.17(c), for a period of three (3) years from and after the Closing Date, the Sellers agree that they shall take no action, formal or informal, direct or indirect, to (A) solicit the employment of any Transferred Employees while such person is, or was within the twelve (12) month period prior to his or her solicitation of employment, an employee of Buyer or one of its Affiliates, other than through general advertising not specifically directed at such Employees, (B) hire any Transferred Employees while such person is, or was within the twelve (12) month period prior to his or her offer of employment, an employee of Buyer or one of its Affiliates, or (C) solicit, entice, induce or encourage any Transferred Employees or any other employee, consultant or independent contractor of the Buyer to terminate his, her or its relationship with the Buyer in order to become an employee of, or a consultant or independent contractor to, a person other than Buyer.

        (d)   Other than the solicitation of Employees contemplated by this Acquisition Agreement, for a period of three (3) years from and after the Closing Date (subject to any local Laws that may be applicable to any given employee), the Buyer agrees that it shall take no action, formal or informal, direct or indirect, to (A) solicit the employment of any person while such person is, or was within the twelve (12) month period prior to his or her solicitation of employment, an employee of the Sellers other than through general advertising not specifically directed at such Employee, (B) hire any employee of a Seller while such person is, or was within the twelve (12) month period prior to his or her offer of employment, an Employee of such Seller or one of its Affiliates (other than as provided in Section 5.1), or (C) solicit, entice, induce or encourage any employee of the Sellers (other than in connection with the Business) or any consultant or independent contractor of the Seller to terminate his, her or its relationship with the Sellers in order to become an employee of, or a consultant or independent contractor to, a person other than a Seller.

        (e)   Each Party hereto acknowledges that the periods of restriction, the geographical areas of restriction and the restraints imposed by the provisions of this Section 6.17 are fair and reasonably required for the protection of the other Party. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.17 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Acquisition Agreement will be enforceable against the parties as so modified. Each Party hereto agrees that any violation of the covenants contained in this Section 6.17 is likely to cause irreparable damage to the other Party; therefore, in addition to any other remedies the other Party may have under this Acquisition Agreement or otherwise, the other Party will be entitled to seek an injunction from any court of competent jurisdiction restraining the Party violating the covenant or any of their Affiliates from committing or continuing any violation of this Section 6.17, and the Party violating the covenant shall not contest such injunctive relief on the basis that there is an adequate remedy at law for any such violation or threatened violation of this Section 6.17.

        6.18    Canadian Tax Covenants.

        (a)   Subject to the other provisions of this Section 6.18 and notwithstanding Section 2.8(a), the entity designated as the purchaser of assets from Canadian Seller ("Canadian Buyer") shall pay to Canadian Seller or directly to the appropriate Governmental Authorities as required by applicable Law, all sales and transfer taxes, registration charges and transfer fees, including all GST, HST and Quebec Sales Tax payable by it in respect of the purchase and sale of the Canadian Purchased Assets under this Agreement. Canadian Buyer shall indemnify Canadian Seller for any amounts, including interest and penalties, that may be assessed against Canadian Seller arising out of the failure of Canadian Buyer to pay, when due, any Taxes described in this Section 6.18(a).

        (b)   In respect of the purchase and sale of the Canadian Purchased Assets under this Agreement, the Canadian Buyer shall not require the Canadian Seller to comply or assist the Canadian Buyer to comply with the requirements of section 6 of the Retail Sales Tax Act (Ontario) and any equivalent or corresponding provision under any other applicable provincial or territorial tax legislation. Notwithstanding the foregoing, the Canadian Seller shall indemnify and save harmless the Canadian Buyer, its directors, officers, employees, agents and shareholders, on an after Tax basis, from and against all Losses incurred, directly or indirectly, arising from or as a result of such non compliance.

        (c)   Canadian Seller and Canadian Buyer acknowledge and agree that the assets sold by Canadian Seller constitute a business of Canadian Seller and comprise all or substantially all of the property reasonably necessary for Canadian Buyer to be capable of carrying on the business as a business. Canadian Buyer and Canadian Seller shall jointly elect under subsection 167(1) of Part IX of the Excise Tax Act (Canada), section 75 of the Quebec Sales Tax Act, and any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value added or multi-staged tax, that no tax be payable with respect to the purchase and sale of the Canadian Purchased Assets under this Acquisition Agreement and shall make such election(s) in prescribed form containing prescribed information. Canadian Buyer shall file such election(s) in compliance with the requirements of the applicable legislation.

        (d)   If proposed section 56.4 of the Income Tax Act (Canada) is enacted in a form substantially similar to the one in Clause 27(1) of Special Release IT 10-6, Draft Technical Income Tax Legislation and Explanatory (Technical) Notes, Replacing Former Bill C-10 (2007) (July 16, 2010) and is applicable to this Acquisition Agreement, then, in respect of the non-competition covenants contained in this Acquisition Agreement, Canadian Buyer and Canadian Seller agree to jointly execute any necessary or desirable elections under section 56.4 of the Income Tax Act (Canada) and any corresponding provision of any applicable provincial tax legislation such that (i) subsection 56.4(5) of the Income Tax Act (Canada) (and any corresponding provision of a provincial tax legislation) applies; (ii) subsection 56.4(2) of the Income Tax Act (Canada) (and any corresponding provision of a provincial tax legislation) does not apply; and (iii) any amount allocated by the parties to or regarded by a tax authority as being the consideration for a "restrictive covenant" (within the meaning of subsection 56.4(1) of the Income Tax Act (Canada) and any corresponding provision of a provincial tax legislation) shall be on account of capital. Canadian Seller shall prepare all forms for the purposes hereof and file such elections, together with such accompanying documents, as may be required, within the prescribed delays. Canadian Seller agrees to indemnify and hold harmless Canadian Buyer in respect of any tax, penalties, and interest that may be assessed against Canadian Buyer in respect of the non-competition covenants contemplated by this Acquisition Agreement.

        (e)   If applicable, Canadian Buyer and Canadian Seller shall make the joint election under subsections 20(24) and (25) of the Income Tax Act (Canada) and the comparable provisions of any applicable provincial legislation and Canadian Buyer and Canadian Seller shall cooperate fully in the filing of such elections in the manner required by the Income Tax Act (Canada) and applicable provincial legislation. In accordance with the requirements of the Income Tax Act (Canada), the regulations thereunder, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, Canadian Buyer and Canadian Seller shall make and file, in a timely manner, a joint election(s) to have the rules in Section 22 of the Income Tax Act (Canada), and any equivalent or corresponding provision under applicable provincial or territorial tax Law, apply in respect of the Accounts Receivable being sold by Canadian Seller and shall designate that portion of the Purchase Price allocated to the Accounts Receivable being sold by Canadian Seller in accordance with the allocation described in Section 2.9.

        6.19    China Covenants.    The parties agree that all existing addresses of the Seller entities in China may continue to be used by such entities as their legal addresses (only for Chinese government record purposes and no other purposes) for up to a period of eighteen (18) months following the Closing; provided however, that if (i) applicable local Laws require that the Buyer register its business activities at such addresses into appropriate forms of business (including without limitation, branch companies) at the local commerce authority and the local administration for industry and commerce; and (ii) despite the reasonable efforts of the Buyer, the local commerce authority and the local administration for industry and commerce refuses to grant such registration at such addresses unless and until the applicable Seller deregisters its existing legal addresses at such addresses, then the Seller shall deregister their legal addresses at the Seller's costs within 90 days after the applicable Buyer so notifies the applicable Seller in writing. Subject to the foregoing arrangement and the terms of any transitional arrangements between the parties, (i) immediately following the Closing or at a later time when the applicable Seller is considered under applicable laws of the location of the relevant real property in China having changed its legal address, such Seller shall file an address change for such change, and (ii) such Seller shall, if reasonably requested by the Buyer, provide assistance at Buyer's cost and on Buyer's account, to the Buyer for Buyer's registration of an appropriate form of business as may be required by the applicable laws of the location of the relevant real property, provided nothing here shall excuse the Buyer or any of its Affiliates in China from obtaining any license or permit required for such entity to acquire the Assets or operate the Business in China or employ such Employees pursuant to Section 5.1.

        6.20    Licenses and Permits.    Richardson shall and shall cause the other Sellers to use commercially reasonable efforts to cooperate with and assist the Buyer and its Affiliates (i) in transferring all transferrable Licenses and Permits to the Buyer or its designated Affiliate to the extent such Licenses and Permits are not necessary or desirable for Richardson or any of the other Sellers after the Closing, and (ii) in obtaining for the Buyer of its designated Affiliate, on a post-Closing basis, those Licenses and Permits as may be necessary to operate and conduct the Business as now conducted or to occupy any premises in which the Business is operated or conducted.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

        The obligation of the Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by the Buyer:

        7.1    Accuracy of Representations and Warranties.    Each of the representations and warranties made by each of the Sellers in this Acquisition Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects without regard to any materiality qualifier thereon on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date; provided, however, that the condition set forth in this Section 7.1 shall be deemed satisfied unless such failure of any one or more of the representations and warranties made by the Sellers in this Acquisition Agreement to be true and correct in all material respects shall constitute a

Material Adverse Effect in excess of $7,000,000; provided, further, that this Section 7.1 shall not prohibit or modify Buyer's post-Closing right to be indemnified by Richardson, and Richardson's post-Closing right to indemnify Buyer, pursuant to Section 9.1(b) for breaches of representations or warranties as of the execution of this Acquisition Agreement or as of the Closing Date.

        7.2    Performance of Obligations.    Each Seller shall have performed in all material respects all obligations required to be performed by such Seller under this Acquisition Agreement at or prior to the Closing.

        7.3    Officer's Certificate.    Richardson shall deliver to the Buyer at the Closing a certificate of an officer of Richardson certifying that the conditions stated in Section 7.1 and Section 7.2 for each Seller have been fulfilled.

        7.4    Consents and Approvals.    All Required Consents listed on Disclosure Schedule 6.6 shall have been obtained and shall be in full force and effect. The filing and waiting period requirements of the HSR Act and all other applicable Antitrust Laws shall have been duly complied with.

        7.5    No Contrary Judgment.    On the Closing Date there shall exist no valid judicial order which prohibits the consummation of the transactions contemplated by this Acquisition Agreement.

        7.6    Richardson Stockholder Approval.    The Richardson Stockholder Approval shall have been obtained.

        7.7    Deliveries.    Richardson shall have made or tendered, or caused to be made or tendered, delivery to the Buyer (or such Affiliates of the Buyer as the Buyer may direct) the following documents:

        (a)   bills of sale, deeds or other applicable documents of transfer necessary to effect the sale of the Purchased Assets which shall comply in all material respects with all tax and regulatory requirements of applicable Law of the corresponding jurisdiction, including a counterpart of each International Acquisition Agreement, as may be reasonably requested by the Buyer (or an Affiliate of Buyer) to effect or evidence the transfer of the Purchased Assets and the Assumed Liabilities to the Buyer, in each case duly executed by an authorized officer of the applicable Seller;

        (b)   an executed counterpart signature page to each Related Agreements, duly executed by Richardson or its Affiliates, as applicable; and

        (c)   the certificate required by an officer of Richardson pursuant to Section 7.3.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF RICHARDSON

        The obligation of Richardson to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Richardson:

        8.1    Accuracy of Representations and Warranties.    Each of the representations and warranties made by the Buyer in this Acquisition Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects without regard to any materiality qualifier thereon on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

        8.2    Performance of Obligations.    The Buyer shall have performed in all material respects all obligations required to be performed by it under this Acquisition Agreement at or prior to the Closing.

        8.3    Officer's Certificate.    The Buyer shall deliver to Richardson at the Closing a certificate of an officer of the Buyer certifying that the conditions stated in Section 8.1 and Section 8.2 have been fulfilled.

        8.4    Consents and Approvals.    The filing and waiting period requirements of the HSR Act and all other applicable Antitrust Laws shall have been duly complied with.

        8.5    No Contrary Judgment.    On the Closing Date there shall exist no valid judicial order which prohibits the consummation of the transactions contemplated by this Acquisition Agreement.

        8.6    Richardson Stockholder Approval.    The Richardson Stockholder Approval shall have been obtained.

        8.7    Deliveries.    The Buyer shall have made or tendered, or caused to be made or tendered, delivery to Richardson of the Closing Purchase Price in accordance with Section 2.6 and the following documents:

        (a)   an executed counterpart signature page to each Related Agreements, duly executed by the Buyer;

        (b)   an executed counterpart signature page to each International Acquisition Agreement, duly executed by the Buyer;

        (c)   the certificate required by an officer of the Buyer pursuant to Section 8.3; and

        (d)   such other customary documents, instruments or certificates as shall be reasonably requested by Richardson and as shall be consistent with the terms of this Acquisition Agreement.

ARTICLE IX
INDEMNIFICATION

        9.1    Indemnification by Richardson.    Subject to the limitations set forth in this ARTICLE IX, and notwithstanding the closing conditions set forth in Section 7.1, Richardson shall indemnify and hold harmless the Buyer and its directors, shareholders, officers and Employees (in their capacity as such), and its and their Affiliates and agents (in all, the "Buyer Indemnified Persons") against and in respect of any and all Losses incurred directly or indirectly, in connection with, arising from or as a result of:

        (a)   any breach, non-fulfillment or violation of the covenants made in this Acquisition Agreement by Richardson or any of its Affiliates;

        (b)   any breach of any of the representations and warranties made in this Acquisition Agreement by Richardson;

        (c)   the ownership, use or possession of the Excluded Assets;

        (d)   the Retained Liabilities;

        (e)   the license granted to Sellers for the Richardson Software set forth on Schedule 6.13; or

        (f)    any fraud, intentional misrepresentation or criminal acts committed by or on behalf of any Seller or any of its Affiliates on or prior to the Closing Date.

        9.2    Indemnification by the Buyer.    Subject to the limitations set forth in this ARTICLE IX, the Buyer shall indemnify and hold harmless Richardson and each Seller and its and their directors, shareholders, officers and employees (in their capacity as such), and their Affiliates and agents against and in respect of any and all Losses incurred directly or indirectly in connection with, arising from or as a result of:

        (a)   any breach, non-fulfillment or violation of the covenants made in this Acquisition Agreement by the Buyer or any of its Affiliates;

        (b)   any breach of any of the representations or warranties made in this Acquisition Agreement by the Buyer;

        (c)   the Assumed Liabilities; or

        (d)   any fraud, intentional misrepresentation or criminal acts committed by or on behalf of the Buyer or any of its Affiliates on or prior to the Closing Date.

        9.3    Notice and Payment of Losses.    Upon obtaining knowledge of any Loss, any Person entitled to indemnification under Section 9.1 or Section 9.2 (the "Indemnified Party") shall give written notice to the Party liable for such indemnification (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted and any other relevant information in the possession of the Indemnified Party (such written notice being hereinafter referred to as a "Notice of Claim"). If the Indemnifying Party disputes such claim of indemnification, it shall notify the Indemnified Party thereof within thirty (30) days after receipt of the Notice of Claim. If the dispute has not been resolved within thirty (30) days after the parties first meet to attempt such resolution, either party may initiate litigation in accordance with this Acquisition Agreement. If the Indemnifying Party does not dispute the Indemnified Party's claim of indemnification, the Indemnifying Party shall pay the amount of any valid claim within thirty (30) days after receipt of the Indemnified Party's Notice of Claim.

        9.4    Defense of Third Party Claims.    If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an Indemnified Party hereunder) ("Third Person"), the Indemnified Party shall give a Notice of Claim to the Indemnifying Party promptly after such assertion is actually known to the Indemnified Party. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third Person Claim") at its sole cost and expense; provided that the Indemnifying Party notified the Indemnified Party in writing of its election to indemnify the Indemnified Party with respect to such Third Person Claim; and provided further that the Indemnifying Party will not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). The Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case the Indemnifying Party shall assume the reasonable fees and expenses of such representation. For the avoidance of doubt, a claim or challenge asserted by a governmental agency, including without limitation, the IRS or the U.S. Department of Commerce, against an Indemnified Party shall be considered a Third Person Claim hereunder. In the event the Indemnifying Party elects not to defend the Indemnified Party with respect to such Third Person Claim, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter, and the Indemnifying Party shall be responsible for the reasonable fees and expenses incurred by the Indemnified Party in connection with such defense. In the event the Indemnifying Party does not offer reasonable assurances to the Indemnified Party as to the Indemnifying Party's financial capacity to satisfy any final judgment or settlement, following a request from the Indemnified Party for such assurances, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter on the same basis as the immediately preceding sentence. The failure of the Indemnifying Party to respond in writing to the Notice of Claim within thirty (30) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so elect to indemnify and assume the defense of any such Third Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving written notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. The Parties shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof.

        9.5    Survival of Representations and Warranties.    All of the representations and warranties made by any Party in ARTICLE III and ARTICLE IV shall survive following the Closing Date through and including March 31, 2012, and thereafter to the extent a Notice of Claim is made within such period with respect to any breach of such representation or warranty occurring within such period and set out in such Notice of Claim; provided that (a) the representations and warranties set forth in Sections 3.1(a) and (c), 3.2, 3.3(a), 3.24, 4.1(a) and (c), 4.2 and 4.3 hereof shall survive the Closing indefinitely, and (b) the representations and warranties set forth in Sections 3.8, 3.11, 3.15, 3.17, 3.20 and 3.21 hereof shall survive the Closing until 30 days after the expiration of the statute of limitations applicable to the matters set forth therein. No party shall be entitled to indemnification for breach of any representation and warranty set forth in ARTICLE III and ARTICLE IV unless a Notice of Claim of such breach has been given to the Indemnifying Party within the period of survival of such representation and warranty as set forth herein.

        9.6    Limitation on Indemnification.

        (a)   The provisions for indemnity under Sections 9.1(b) and 9.2(b) shall be effective only when the Loss related to any individual item for which indemnification is sought exceeds $10,000 (the "DeMinimis"), and such Losses for which indemnification is sought (excluding any Losses that do not exceed the DeMinimis) exceed U.S. $2,100,000 in the aggregate (the "Indemnification Basket"), in which case the Indemnified Party shall be entitled to indemnification of the Indemnified Party's Losses only in excess thereof; provided, however, that the Indemnification Basket shall not apply in any manner whatsoever to any breach of a representation or warranty contained in Sections 3.1(a) and (c), 3.2, 3.3(a), 3.8 and 3.24 and Sections 4.1(a) and (c), 4.2 and 4.3.

        (b)   The indemnification obligations of Richardson pursuant to Section 9.1(b) shall be effective only until the dollar amount paid by Richardson in respect of all Losses indemnified against under such Section aggregates U.S. $42,000,000; provided, however, that the limitations on the indemnification contained in this Section 9.6(b) shall not apply with respect to (i) Losses arising under fraud, intentional misrepresentations or criminal acts, (ii) Losses relating to matters covered by Sections 3.1(a) and (c), 3.3(a), 3.8, and 3.24 or (iii) any obligation of Richardson to make payment under Section 2.7(f).

        (c)   All indemnification obligations shall be paid in U.S. Dollars in the United States, provided that to the extent that any indemnification obligations arise out of amounts paid by an Indemnified Party in a currency other than U.S. Dollars, such amount shall be converted to and be payable in U.S. Dollars converted at the currency exchange rate reported in the Wall Street Journal on the day prior to the date of any such payment, unless required by local Laws to be payable in the local currency thereof.

        (d)   Notwithstanding anything in this Acquisition Agreement to the contrary, no Liability, obligation, contract or other matter shall constitute a breach of any representation or warranty of Richardson or entitle the Buyer Indemnified Persons to indemnification hereunder, to the extent, but only to the extent, of the amount of such Liability, obligation, Contract or other matter was provided for in the Closing Date Working Capital Statement.

        (e)   Any payment made by an Indemnifying Party to an Indemnified Party pursuant to this ARTICLE IX in respect of any claim (i) will be net of any insurance proceeds received or receivable by the Indemnified Party in respect of such claim and (ii) will be reduced by an amount equal to any Tax benefit received or receivable by the Indemnified Party which are attributable to such claim.

        9.7    Characterization and Calculation of Indemnity Payments.    Any indemnification payments made pursuant to this Acquisition Agreement shall be considered, to the extent permissible under Law, as adjustments to the Closing Purchase Price for all Tax purposes.

        9.8    Exclusive Remedy.    The indemnification provisions set forth in this ARTICLE IX shall provide the exclusive remedy for breach of any covenant, agreement, representation or warranty set forth in this Acquisition Agreement, Related Agreements or any other agreement ancillary hereto executed pursuant to this Acquisition Agreement.

ARTICLE X
MISCELLANEOUS PROVISIONS

        10.1    Notice.    Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Acquisition Agreement shall be deemed to have been duly given or made for all purposes if (i) hand-delivered, (ii) sent by a nationally recognized overnight courier for next Business Day delivery or (iii) sent by confirmed facsimile transmission as follows:

  If to the Buyer, at:

  Arrow Electronics, Inc.
  50 Marcus Drive
  Melville, NY 11747
  Attn: Peter Brown
  Facsimile: (631) 391-4379

  With a copy to:

  Milbank, Tweed, Hadley & McCloy LLP
  1 Chase Manhattan Plaza
  New York, NY 10005
  Attn: Howard Kelberg
           David J. Wolfson
  Telephone: (212) 530-5530
  Facsimile: (212) 822-5530

  If to Richardson or the Sellers:

  Richardson Electronics, Ltd.
  40W267 Keslinger Road, P.O. Box 393
  LaFox, IL 60147
  Attn: Legal Department
  Facsimile: (630) 208-2950

  With a copy to:

  Bryan Cave LLP
  161 North Clark Street, Suite 4300
  Chicago, IL 60601-3315
  Attn: C. Brendan Johnson
  Telephone: (312) 602-5030
  Fax: (312) 602-5050

or at such other address as any party may specify by notice given to the other party in accordance with this Section 10.1. The date of giving of any such notice shall be the date of hand delivery, the next Business Day after delivery to the overnight courier service, or the date sent by facsimile, as the case may be.

        10.2    Termination; Termination Fee.

        (a)   This Acquisition Agreement may only be terminated

            (i)  by mutual written consent of Richardson and the Buyer;

           (ii)  by Richardson or the Buyer, if the Closing shall not have occurred on or before April 1, 2011; provided, however, that the right to terminate this Acquisition Agreement under this Section 10.2(a)(ii) shall not be available to any Party whose failure to perform any of its obligations under this Acquisition Agreement resulted in the failure of the transaction to be so consummated by such date;

          (iii)  by Richardson or the Buyer, upon the issuance of any final, nonappealable order by a court of competent jurisdiction precluding the consummation of the Closing or the transaction contemplated by this Acquisition Agreement or the Related Agreements (by injunction or otherwise), provided that the right to terminate this Acquisition Agreement under this Section 10.2(a)(iii) shall not be available to a Party if the issuance of such final, nonappealable order was primarily due to the failure of such Party to perform any of its obligations under this Acquisition Agreement;

          (iv)  by Richardson or the Buyer, if the Richardson Stockholder Meeting occurs and the sale of the Business on the terms set forth in this Acquisition Agreement is not approved;

           (v)  by the Buyer, if a Richardson Adverse Recommendation Change shall have occurred;

          (vi)  by the Buyer, if Richardson shall have willfully and materially breached the terms of Section 6.14 of this Acquisition Agreement in any respect adverse to the Buyer;

         (vii)  by the Buyer, in the event the Sellers are in breach of any representation, warranty, covenant or agreement contained in this Acquisition Agreement, and such breach, individually or in combination with any other breach, would cause any of the conditions in ARTICLE VII not to be satisfied;

        (viii)  by Richardson, if Richardson enters into a Third Party Acquisition Agreement providing for a Superior Proposal, in accordance with Section 6.14(c), provided, however, that Richardson may only exercise this termination right if Richardson has complied with its obligations under Section 6.14, including, without limitation, Section 6.14(d), and provided, further, that such termination shall not be effective unless concurrently therewith Richardson fulfills its obligations under Section 10.2(c)(ii); or

          (ix)  by Richardson, in the event the Buyer is in breach of any representation, warranty, covenant or agreement contained in this Acquisition Agreement, and such breach, individually or in combination with any other such breach, would cause any of the conditions in ARTICLE VIII not to be satisfied.

        (b)   In the event of termination of this Acquisition Agreement as provided in Section 10.2(a), written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Acquisition Agreement shall forthwith become null and void (other than Section 6.9, this ARTICLE X and the Confidentiality Agreement in accordance with its terms, all of which shall survive termination of this Acquisition Agreement at any time) and there shall be no liability as a result thereof on the part of any Party hereto or their respective Affiliates, except (i) any liability of the Sellers as provided in Section 10.2(c), and (ii) that nothing shall relieve any Party from liability for fraud, bad faith or any breach of this Acquisition Agreement; and provided further that where the Termination Fee (as defined below) is payable, the Sellers shall have no other liability upon termination except for liability for any willful and material breach prior to, or resulting in, such termination.

        (c)   In the event that (i) within eighteen (18) months after this Acquisition Agreement is terminated pursuant to Sections 10.2(a)(ii), 10.2(a)(iv) or 10.2(a)(vi) the Sellers shall have entered into a definitive agreement for, or consummated, any transaction involving 50% or more of the assets, voting securities or equity securities of Richardson or the Sellers, including a transaction contemplated by a Superior Proposal; or (ii) this Acquisition Agreement is terminated by the Buyer pursuant to Section 10.2(a)(v) or by Richardson pursuant to Section 10.2(a)(viii), then the Sellers shall (A) in the case of termination described in (c)(i) of this Section 10.2, upon the consummation of any transaction for 50% or more of the assets, voting securities or equity securities of Richardson or the Sellers, including a transaction contemplated by a Superior Proposal, or (B) in the case of a termination described in (c)(ii) of this Section 10.2, on the date of such termination, pay the Buyer by wire transfer of immediately available funds to an account designated by the Buyer a fee equal to (x) $8,400,000 (the "Termination Fee") and, in addition, (y) all reasonable out-of-pocket expenses, actually documented and incurred or payable by or on behalf of the Buyer in connection with or in anticipation of the transactions contemplated by this Acquisition Agreement and the Related Agreements (whether before or after the date of this Acquisition Agreement), including all attorney's fees, financial advisor's fees, accountants' fees and filing fees ("Termination Expenses"); provided, however, that in no event shall the Sellers be liable to the Buyer for Termination Expenses in excess of $1,600,000, in the aggregate.

        (d)   The Buyer and the Sellers acknowledge and agree that the payment of the Termination Fee and Termination Expenses as contemplated by Section 10.2(c) is reasonable and not excessive in light of the nature of the transactions contemplated by this Acquisition Agreement. If the Buyer has the right to receive the Termination Fee and Termination Expenses pursuant to Section 10.2(c), such Termination Fee and Termination Expenses shall be the Buyer's exclusive remedy for any breach by the Sellers other than for fraud or bad faith. The Parties acknowledge and agree that the agreements contained in this Section 10.2 are an integral part of the transactions contemplated hereby and that, without these agreements, the Buyer would not enter into this Acquisition Agreement. If the Sellers fail promptly to pay the Termination Fee and Termination Expenses and, in order to obtain such payment(s), the Buyer commences a suit that results in a judgment against the Sellers for the Termination Fee and Termination Expenses, the Sellers shall pay to the Buyer its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit.

        10.3    Entire Agreement.    This Acquisition Agreement and the Schedules, Exhibits and Annexes hereto embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relating to such subject matter. The Parties hereto agree to execute such additional transfer agreements as may be required by local law applicable to each Seller; provided, however, that in the event of any conflicting provisions, the provisions of this Acquisition Agreement shall prevail.

        10.4    Severability.    If any provision of this Acquisition Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Acquisition Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Acquisition Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Acquisition Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        10.5    Assignment; Binding Agreement.    This Acquisition Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties hereto and their successors and permitted assigns. Neither this Acquisition Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by the Parties hereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld), except that the Buyer shall have the right to transfer and assign its rights hereunder to any entity which is controlled by the Buyer or by the Affiliates of the Buyer. No such assignment shall relieve the Buyer of any Liability or obligation hereunder.

        10.6    Counterparts.    This Acquisition Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        10.7    Expenses.    Except as otherwise provided below or elsewhere herein, each Party hereto will pay all costs and expenses incident to its negotiation and preparation of this Acquisition Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

        10.8    Headings; Interpretation.    The article and section headings contained in this Acquisition Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Acquisition Agreement. Each reference in this Acquisition Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Acquisition Agreement or a Schedule or Exhibit attached to this Acquisition Agreement, respectively. References herein to "days," unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Acquisition Agreement and agree that no ambiguity herein should be construed against the draftsman. For the purposes of determining whether any amount of local currency exceeds or is less than any U.S. Dollar amount referred to in this Acquisition Agreement, the exchange rate prevailing on the relevant date (or, if the relevant date is not a Business Day, on the immediately preceding Business Day) as published in the Wall Street Journal shall be used. References to a "corporation" or "company" shall be construed so as to include any corporation, company or other body corporate, wherever and however incorporated or established.

        10.9    Bulk Sales Laws.    The Buyer and Sellers each hereby waive compliance by the Sellers with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state or province.

        10.10    Governing Law.    This Acquisition Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts to be carried out wholly within such State.

        10.11    Submission to Jurisdiction.    Each Party to this Acquisition Agreement consents to submit to the non-exclusive personal jurisdiction of any federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Acquisition Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Acquisition Agreement in any other court. Each Party to this Acquisition Agreement agrees not to assert in any action or proceeding arising out of or relating to this Acquisition Agreement that the venue is improper, waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

        10.12    No Waiver.    No disclosure of information made in this Acquisition Agreement or required to be made pursuant to this Acquisition Agreement shall be deemed to constitute a waiver of the Attorney-Client privilege or Work Product doctrine, or to the extent such disclosure could be so construed, the Parties shall enter into a mutually acceptable agreement to protect such disclosure.

        10.13    No Third Party Beneficiaries or Other Rights.    Nothing herein shall grant to or create in any Person not a party hereto, or any such Person's Affiliates, any right to any benefits hereunder, and no such party shall be entitled to sue either Party to this Acquisition Agreement with respect thereto. The representations and warranties contained in this Acquisition Agreement are made for purposes of this

Acquisition Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state or federal or foreign securities laws.

        10.14    Amendment and Waiver.    Subject to Section 6.2, any provision of this Acquisition Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by Richardson and the Buyer, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

SIGNATURES APPEAR ON THE FOLLOWING PAGES

        IN WITNESS WHEREOF, each of the Parties hereto has caused this Acquisition Agreement to be executed as of the date first above written.

ARROW ELECTRONICS, INC.
By:	/s/ PETER BROWN
	Name:	Peter Brown
	Title:	Senior Vice President, General Counsel & Secretary

RICHARDSON ELECTRONICS, LTD.
By:	/s/ EDWARD J. RICHARDSON
	Name:	Edward J. Richardson
	Title:	Chairman, Chief Executive Officer & President
RICHARDSON ELECTRONICS PTY LTD. (CAN 069 808 108)
By:	/s/ THOMAS G. HARBRECHT
	Name:	Thomas G. Harbrecht
	Title:	Director
RICHARDSON ELECTRONICS DO BRASIL LTDA.
By:	/s/ ENIO GUEDES
	Name:	Enio Guedes
	Title:	Delegate Manager
RICHARDSON ELECTRONICS CANADA, LTD.
By:	/s/ THOMAS G. HARBRECHT
	Name:	Thomas G. Harbrecht
	Title:	President
RICHARDSON ELECTRONICS TRADING (CHINA) CO., LTD.
By:	/s/ CUI WEI
	Name:	Cui Wei
	Title:	Chairman, General Manager
SANGUS RICHARDSON OY
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director
RICHARDSON ELECTRONIQUE SAS
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	President

RICHARDSON ELECTRONICS GMBH
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Managing Director
RICHARDSON ELECTRONICS HONG KONG LIMITED
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director
AVIV RICHARDSON LTD.
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director
RICHARDSON ELECTRONICS KOREA, LTD.
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director
RICHARDSON ELECTRONICS S.A. DE C.V.
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	President
RICHARDSON ELECTRONICS BENELUX BV
By:	/s/ MICHIEL KLOES
	Name:	Michiel Kloes
	Title:	Power of Attorney
RICHARDSON ELECTRONICS PTE. LTD.
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director

RICHARDSON ELECTRONICS IBERICA S.A.
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	President
RICHARDSON ELECTRONICS NORDIC AB
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Chairman
RICHARDSON INTERNATIONAL, INC. (TAIWAN BRANCH)
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Secretary
RICHARDSON ELECTRONICS (THAILAND) LIMITED
By:	/s/ THOMAS C. HARBRECHT
	Name:	Thomas C. Harbrecht
	Title:	Director
RICHARDSON ELECTRONICS LIMITED
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director
RICHARDSON ELECTRONICS K.K.
By:	/s/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Director

 ANNEX B

CONFIDENTIAL

September 27, 2010

Board of Directors
Richardson Electronics, Ltd.
40W267 Keslinger road
P.O. Box 393
LaFox, Illinois 60147-0393

Gentlemen:

        We understand that Arrow Electronics, Inc. has offered to purchase (the "Proposed Transaction") the RF, Wireless, and Power ("RFPD") division of Richardson Electronics, Ltd. (the "Company") for U.S. $210,000,000 in cash to be paid to the Company, subject to adjustment as set forth in the Acquisition Agreement (as defined below). The terms and conditions of the Proposed Transaction are set forth in more detail in the September 14, 2010 draft of the Acquisition Agreement by and among Arrow Electronics, Inc., Richardson Electronics, Ltd., and certain subsidiaries of Richardson Electronics, Ltd. (the "Acquisition Agreement"), a complete and correct copy of which you have made available to us.

        You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the Company of the consideration to be received in the Proposed Transaction.

        In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

  i.
  the September 14, 2010 draft of the Acquisition Agreement (which you have represented is, with respect to price, identical to that to be set forth in, and with respect to all other material terms and conditions thereof, substantially in the form of, the definitive agreement to be executed and delivered by the parties thereto promptly after the receipt of this opinion letter);

  ii.
  the Company's Annual Report on Form 10-K for the fiscal year ended May 29, 2010, and the Company's Form 8-K filed on June 2, 2010;

  iii.
  the reported prices and trading activity for the Company's Common Stock;

  iv.
  certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company;

  v.
  certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and the trading markets for certain of such other companies' securities;

  vi.
  the financial terms of certain recent business combinations which we believe to be relevant; and

  vii.
  certain other proposals and indications of interest received by the Company relating to the acquisition of the RFPD division.

  MORGAN JOSEPH LLC
  600 Fifth Avenue 19th Floor, New York, NY 10020-2302    •    Telephone: 212.218.3700    •     Facsimile: 212.218.3719
  www.morganjoseph.com

We have held discussions with certain officers and employees of the Company concerning its business, operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have, with your express permission, assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed with your express permission that the Company's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates, information and judgment of the Company's management as to the future financial condition, cash flows and results of operations of the Company.

        We have made no independent investigation of and express no view on any legal, accounting or tax matters affecting the Company, and have assumed the correctness of all legal, accounting and tax advice given the Company and its Board of Directors or any committee thereof. We have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have not been asked to assess nor does our opinion address any aspects of any management, director or employee compensatory or similar remuneration arrangements to be entered into or paid in connection with the Proposed Transaction. Our opinion is limited to the fairness to the Company, from a financial point of view, of the consideration to be received by the Company in the Proposed Transaction and does not address the Company's distribution thereof to any of its constituents.

        We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, financial, political, regulatory and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or review our opinion based upon events or circumstances occurring after the date hereof. You have confirmed to us your understanding that events occurring after the date hereof may affect our opinion and the assumptions used in preparing it, and that we do not assume any obligation to update, revise or reaffirm our opinion unless you expressly request us to do so.

        This letter and the opinion expressed herein are for the use of the Board of Directors of the Company. Although you have agreed to pay us certain compensation upon our delivery to you of our opinion as to the fairness to the Company, from a financial point of view, of the consideration to be paid in the Proposed Transaction, we will not receive any compensation contingent or based on the outcome of the Proposed Transaction.

        We have assumed that the Proposed Transaction will be consummated in all respects in accordance with the financial, economic and other material terms specified in the Acquisition Agreement.

        This opinion does not address the Company's underlying business decision to approve the Proposed Transaction, and it does not constitute a recommendation to the Company, its Board of Directors or any committee thereof, its stockholders, or any other person as to any specific action that should be taken in connection with the Proposed Transaction.

        The content and delivery of this opinion to you has been approved by Morgan Joseph's Fairness Opinion Committee in accordance with such committee's formal written policies and procedures.

        This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent except the Company may include this opinion in its entirety in any disclosure document that the Company is required by applicable law to file with the United States Securities and Exchange Commission; provided that any description or reference to Morgan Joseph LLC or this opinion included in such disclosure document shall be in form and substance reasonably acceptable to us.

        We have acted as financial advisor to the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Morgan Joseph LLC, as part of its investment banking business, is regularly engaged in the valuation of businesses in connection with mergers, acquisitions, underwritings, private placements of listed and unlisted securities, financial restructurings and other financial services.

        Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.

                      Very truly yours,

                      MORGAN JOSEPH LLC

 ANNEX C

 RICHARDSON ELECTRONICS, LTD.

Consolidated Balance Sheets
(in thousands, except per share amounts)

	May 29, 2010	May 30, 2009
Assets
Current assets:
Cash and cash equivalents	$29,038	$43,887
Receivables, less allowance of $1,592 and $2,396	98,691	92,449
Inventories	78,730	81,165
Prepaid expenses	4,514	5,245
Deferred income taxes	2,404	2,591

Total current assets	213,377	225,337

Non-current assets:
Property, plant and equipment, net	16,675	19,371
Deferred financing costs, net	60	432
Non-current deferred income taxes	3,571	3,385
Other non-current assets	1,132	290

Total non-current assets	21,438	23,478

Total assets	$234,815	$248,815

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,616	$52,996
Accrued liabilities	18,807	18,371
Short-term debt	19,517	—

Total current liabilities	99,940	71,367

Non-current liabilities:
Long-term debt	—	52,353
Long-term income tax liabilities	3,475	5,016
Other non-current liabilities	1,537	1,386

Total non-current liabilities	5,012	58,755

Total liabilities	104,952	130,122

Commitments and contingencies	—	—
Stockholders' equity
Common stock, $0.05 par value; issued 16,029 shares at May 29, 2010, and 15,930 shares at May 30, 2009	802	797
Class B common stock, convertible, $0.05 par value; issued 3,048 shares at May 29, 2010, and at May 30, 2009	152	152
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in-capital	120,998	120,370
Common stock in treasury, at cost, 1,355 shares at May 29, 2010, and 1,065 at May 30, 2009	(8,503)	(6,310)
Retained earnings (accumulated deficit)	12,925	(2,475)
Accumulated other comprehensive income	3,489	6,159

Total stockholders' equity	129,863	118,693

Total liabilities and stockholders' equity	$234,815	$248,815

See notes to consolidated financial statements.

RICHARDSON ELECTRONICS, LTD.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Statements of Operations
Net sales	$491,847	$496,379	$568,409
Cost of sales	373,836	386,749	432,810

Gross profit	118,011	109,630	135,599
Selling, general, and administrative expenses	95,841	110,448	125,330
Impairment of goodwill	—	1,472	11,506
Loss on disposal of assets	19	5,854	27

Operating income (loss)	22,151	(8,144)	(1,264)

Other (income) expense:
Interest expense	3,973	4,600	6,854
Investment income	(113)	(329)	(928)
Foreign exchange (gain) loss	1,116	(1,316)	1,485
(Gain) loss on retirement of long-term debt	203	(849)	—
Other, net	(130)	164	14

Total other expense	5,049	2,270	7,425

Income (loss) from continuing operations before income taxes	17,102	(10,414)	(8,689)
Income tax (benefit) provision	(166)	1,750	(218)

Income (loss) from continuing operations	17,268	(12,164)	(8,471)
Income (loss) from discontinued operations, net of tax	(1,173)	—	45

Net income (loss)	$16,095	$(12,164)	$(8,426)

Net income (loss) per common share—basic:
Income (loss) from continuing operations	$0.99	$(0.69)	$(0.48)
Income (loss) from discontinued operations	(0.07)	0.00	0.00

Net income (loss) per common share—basic	$0.92	$(0.69)	$(0.48)

Net income (loss) per Class B common share—basic:
Income (loss) from continuing operations	$0.89	$(0.62)	$(0.43)
Income (loss) from discontinued operations	(0.06)	0.00	0.00

Net income (loss) per Class B common share—basic	$0.83	$(0.62)	$(0.43)

Net income (loss) per common share—diluted:
Income (loss) from continuing operations	$0.96	$(0.69)	$(0.48)
Income (loss) from discontinued operations	(0.06)	0.00	0.00

Net income (loss) per common share—diluted	$0.90	$(0.69)	$(0.48)

Net income (loss) per Class B common share—diluted:
Income (loss) from continuing operations	$0.88	$(0.62)	$(0.43)
Income (loss) from discontinued operations	(0.06)	0.00	0.00

Net income (loss) per Class B common share—diluted	$0.82	$(0.62)	$(0.43)

Weighted average number of shares:
Common shares—basic	14,766	14,857	14,794

Class B common shares—basic	3,048	3,048	3,048

Common shares—diluted	15,867	14,857	14,794

Class B common shares—diluted	3,048	3,048	3,048

Dividends per common share	$0.080	$0.080	$0.120

Dividends per Class B common share	$0.072	$0.072	$0.108

See notes to consolidated financial statements.

RICHARDSON ELECTRONICS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Operating activities:
Net income (loss)	$16,095	$(12,164)	$(8,426)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,052	4,546	5,257
Inventory provisions	1,260	9,835	3,977
Discontinued operations	1,173	—	—
Loss on disposal of assets	19	5,854	27
(Gain) loss on retirement of long-term debt	204	(849)	—
Impairment of goodwill	—	1,472	11,506
Write-off of deferred financing costs	—	—	643
Stock compensation expense	657	630	687
Deferred income taxes	(146)	(126)	(3,026)
Accounts receivable	(8,002)	12,219	3,535
Inventories	444	244	19,426
Prepaid expenses	556	(620)	2,532
Accounts payable	9,070	(4,950)	2,344
Accrued liabilities	663	(3,349)	(6,928)
Long-term income tax liabilities	(1,298)	—	—
Other	(416)	(1,661)	(3,638)

Net cash provided by operating activities	24,331	11,081	27,916

Investing activities:
Capital expenditures	(1,332)	(1,197)	(4,464)
Discontinued operations settlement	(1,000)	—	—
Proceeds from sale of assets	6	189	1,137
Contingent purchase price consideration	—	2	(256)
(Gain) loss on sale of investments	(35)	1	(124)
Market value adjustments	7	—	—
Proceeds from sales of available-for-sale securities	186	161	707
Purchases of available-for-sale securities	(186)	(161)	(196)

Net cash used in investing activities	(2,354)	(1,005)	(3,196)

Financing activities:
Proceeds from borrowings	45,100	120,000	197,700
Payments on debt	(45,100)	(120,000)	(263,340)
Restricted cash	—	—	61,899
Proceeds from issuance of common stock	680	5	69
Repurchase of common stock	(2,192)	—	—
Cash dividends	(1,399)	(1,409)	(2,107)
Payments on retirement of long-term debt	(32,807)	(2,364)	—
Other	(1)	—	(95)

Net cash used in financing activities	(35,719)	(3,768)	(5,874)

Effect of exchange rate changes on cash and cash equivalents	(1,107)	(2,463)	3,760

Increase (decrease) in cash and cash equivalents	(14,849)	3,845	22,606
Cash and cash equivalents at beginning of period	43,887	40,042	17,436

Cash and cash equivalents at end of period	$29,038	$43,887	$40,042

Supplemental Disclosure of Cash Flow Information:
Cash paid during the fiscal year for:
Interest	$5,001	$4,422	$6,138
Income taxes	$1,468	$2,580	$6,147

See notes to consolidated financial statements.

RICHARDSON ELECTRONICS, LTD.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss)
(in thousands)

	Comprehensive Income (Loss)	Common	Class B Common	Par Value	Additional Paid In Capital	Treasury Stock	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Discontinued Accumulated Other Comprehensive Income (Loss)	Total
Balance June 2, 2007		15,920	3,048	$948	$118,880	$(6,989)	$21,631	$2,075	$—	$136,545
Comprehensive income (loss):
Net loss	$(8,426)	—	—	—	—	—	(8,471)	—	45	(8,426)
Currency translation	14,110	—	—	—	—	—	—	14,110		14,110
Fair value adjustments on investments	(227)	—	—	—	—	—	—	(227)	—	(227)

Comprehensive income	$5,457

Share-based compensation:
Non-vested restricted stock		—	—	—	22	—	—	—	—	22
Stock options		—	—	—	629	—	—	—	—	629
Employee stock purchase plan		—	—	—	36	—	—	—	—	36
Common stock issued		9	—	1	68	—	—	—	—	69
Restricted stock grants		—	—	—	(58)	62	—	—	—	4
Employee stock option plan grant		—	—	—	213	335	—	—	—	548
Employee stock purchase plan issuance		—	—	—	(55)	282	—	—	—	227
Dividends paid to:
First Quarter Ended September 1, 2007
Common ($0.04 per share)		—		—	—	—	(592)	—	—	(592)
Class B ($0.036 per share)		—		—	—	—	(110)	—	—	(110)
Second Quarter Ended December 1, 2007
Common ($0.04 per share)		—		—	—	—	(593)	—	—	(593)
Class B ($0.036 per share)		—		—	—	—	(110)	—	—	(110)
Third Quarter Ended March 1, 2008
Common ($0.02 per share)		—		—	—	—	(296)	—	—	(296)
Class B ($0.018 per share)		—		—	—	—	(55)	—	—	(55)
Fourth Quarter Ended May 31, 2008
Common ($0.02 per share)		—		—	—	—	(296)	—	—	(296)
Class B ($0.018 per share)		—		—	—	—	(55)	—	—	(55)

Balance May 31, 2008		15,929	3,048	949	119,735	(6,310)	11,053	15,958	45	141,430
Comprehensive income (loss):
Net loss	$(12,164)	—	—	—	—	—	(12,164)	—	—	(12,164)
Currency translation	(9,724)	—	—	—	—	—	—	(9,724)	—	(9,724)
Fair value adjustments on investments	(75)	—	—	—	—	—	—	(75)	—	(75)

Comprehensive loss	$(21,963)

RICHARDSON ELECTRONICS, LTD.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss)—(Continued)
(in thousands)

	Comprehensive Income (Loss)	Common	Class B Common	Par Value	Additional Paid In Capital	Treasury Stock	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Discontinued Accumulated Other Comprehensive Income (Loss)	Total
Share-based compensation:
Non-vested restricted stock		—	—	—	32	—	—	—	—	32
Stock options		—	—	—	598	—	—	—	—	598
Common stock issued		1	—	—	5	—	—	—	—	5
Dividends paid to:
Common ($0.080 per share)		—	—	—	—	—	(1,189)	—	—	(1,189)
Class B ($0.072 per share)		—	—	—	—	—	(220)	—	—	(220)

Balance May 30, 2009		15,930	3,048	949	120,370	(6,310)	(2,520)	6,159	45	118,693
Comprehensive income (loss):
Net income	$16,095	—	—	—	—	—	17,268	—	(1,173)	16,095
Currency translation	(2,663)	—	—	—	—	—	—	(2,663)	—	(2,663)
Fair value adjustments on
investments	(7)	—	—	—	—	—	—	(7)	—	(7)

Comprehensive income	$13,425

Share-based compensation:
Non-vested restricted stock		—	—	—	29	—	—	—	—	29
Stock options		—	—	—	628	(11)	—	—	—	617
Common stock issued		99	—	5	675	—	—	—	—	680
Treasury stock		—	—	—	—	10	—	—	—	10
Repurchase of common stock		—	—	—	—	(2,192)	—	—	—	(2,192)
Dividends paid to:
Common ($0.080 per share)		—	—	—	(594)	—	(585)	—	—	(1,179)
Class B ($0.072 per share)		—	—	—	(110)	—	(110)	—	—	(220)

Balance May 29, 2010		16,029	3,048	$954	$120,998	$(8,503)	$14,053	$3,489	$(1,128)	$129,863

See notes to consolidated financial statements.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements

(in thousands, except per share amounts)

1. DESCRIPTION OF THE COMPANY

        Richardson Electronics, Ltd. was originally incorporated in the state of Illinois in 1947 and is currently incorporated in the state of Delaware. We are a global provider of engineered solutions and a global distributor of electronic components to the RF, wireless and power conversion, electron device, and display systems markets with total sales in fiscal 2010 of $491.8 million. Utilizing our core engineering and manufacturing capabilities, our strategy is to provide specialized technical expertise and value-add, or "engineered solutions." We provide solutions and add value through design-in support, systems integration, prototype design and manufacturing, testing, and logistics for end products of our customers. Design-in support includes component modifications or the identification of lower-cost product alternatives or complementary products.

        Our products include RF and microwave components, power semiconductors, electron tubes, microwave generators, and visual technology solutions. These products are used to control, switch or amplify electrical power signals, or are used as display devices in a variety of industrial, commercial, and communication applications.

2. BASIS OF PRESENTATION

        The accompanying consolidated financial statements have been prepared in accordance with the United States Generally Accepted Accounting Principles ("GAAP") for all fiscal years presented.

        References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards CodificationTM, sometimes referred to as the Codification or ASC. The FASB finalized the codification effective for periods ending on or after September 15, 2009.

        The consolidated financial statements include our wholly owned subsidiaries. All intercompany transactions and account balances have been eliminated in consolidation.

        Our fiscal year 2010 began on May 31, 2009, and ended on May 29, 2010. Unless otherwise noted, all references in this document to a particular year shall mean our fiscal year.

3. SIGNIFICANT ACCOUNTING POLICIES

        Use of Estimates:    The preparation of financial statements in conformity with GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates the significant estimates, including the allowance for doubtful accounts, inventory obsolescence, goodwill impairment testing, income taxes, contingencies, and litigation. Management bases the estimates on historical experience and on various other assumptions believed to be reasonable under the circumstances, however, actual results could differ from those estimates.

        Reclassifications:    The consolidated statements of cash flows for fiscal year ended May 31, 2008, has been restated to reflect the reclassification of inventory write-downs, prepaid expenses, and other liabilities.

        Fair Values of Financial Instruments:    The fair values of financial instruments are determined based on quoted market prices and market interest rates as of the end of the reporting period. Our

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

financial instruments include accounts receivable, accounts payable, accrued liabilities, and long-term debt. The fair values of these financial instruments, with the exception of long-term debt as disclosed in Note 7 "Debt" of the notes to our consolidated financial statements in Part II, Item 8 of this Annual Report on Form 10-K, were not materially different from their carrying values at May 29, 2010, and May 30, 2009.

        Cash Equivalents and Restricted Cash:    We consider short-term, highly liquid investments that are readily convertible to known amounts of cash, and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates, and that have a maturity of three months or less, when purchased, to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate the fair market value of these assets.

        Allowance for Doubtful Accounts:    Our allowance for doubtful accounts includes estimated losses that result from uncollectible receivables. The estimates are influenced by the following: continuing credit evaluation of customers' financial conditions; aging of receivables, individually and in the aggregate; a large number of customers which are widely dispersed across geographic areas; collectability and delinquency history by geographic area; and the fact that no single customer accounts for more than 10% of net sales. Significant changes in one or more of these considerations may require adjustments affecting net income and net carrying value of accounts receivable. The allowance for doubtful accounts was approximately $1.6 million and $2.4 million as of May 29, 2010, and May 30, 2009, respectively.

        Inventories:    Our worldwide inventories are stated at the lower of cost or market, generally using a weighted-average cost method. Inventories include material, labor, and overhead associated with such inventories. Substantially all inventories represent finished goods held for sale.

        Property, Plant and Equipment:    Property, plant and equipment are stated at cost, net of accumulated depreciation. Improvements and replacements are capitalized while expenditures for maintenance and repairs are charged to expense as incurred. Provisions for depreciation are computed using the straight-line method over the estimated useful life of the asset. Depreciation expense was approximately $3.9 million, $4.3 million, and $5.0 million during fiscal 2010, 2009, and 2008, respectively. Property, plant and equipment consist of the following (in thousands):

	May 29, 2010	May 30, 2009
Land and improvements	$1,331	$1,275
Buildings and improvements	18,868	18,808
Computer and communications equipment	30,165	29,678
Machinery and other equipment	10,760	11,187

	61,124	60,948
Accumulated depreciation	(44,449)	(41,577)

Property, plant and equipment, net	$16,675	$19,371

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Supplemental disclosure information of the estimated useful life of the asset:

Land improvements	10 years
Buildings and improvements	10 – 30 years
Computer and communications equipment	3 – 10 years
Machinery and other equipment	3 – 10 years

        In accordance with ASC 350-40, Intangibles—Goodwill and Other Internal-Use Software ("ASC 350-40"), we capitalize all direct costs associated with the application development of software including software acquisition costs, licensing fees, and consulting costs. ASC 350-40 requires these costs to be depreciated once the application development stage is complete. The balance of these capitalized costs that have not yet been placed into service, which is included in our net property, plant and equipment, were $2.2 million, $2.4 million, and $7.7 million as of May 29, 2010, May 30, 2009, and May 31, 2008, respectively.

        During the third quarter of fiscal 2009, we made the decision not to proceed with the implementation of various modules of enterprise resource management software that were in the development stage and were capitalized in accordance with ASC 350-40. As a result, we recorded a loss on disposal of assets of $5.8 million during the third quarter of fiscal 2009.

        Investments:    Our investments are primarily equity securities, all of which are classified as available-for-sale and are carried at their fair value based on quoted market prices. Our investments, which are included in non-current assets, had a carrying amount of $0.3 million at May 29, 2010 and May 30, 2009. Proceeds from the sale of securities were $0.2 million during both fiscal 2010 and 2009 and $0.7 million during fiscal 2008. We retained proceeds from the sale of securities during fiscal 2008 and in all other periods, all proceeds from the sale of securities were reinvested. The cost of the equity securities sold was based on a specific identification method. Gross realized gains and losses on those sales were immaterial during fiscal 2010 and 2009. Net unrealized holding losses were immaterial and $0.1 million for fiscal 2010 and 2009, respectively, and have been included in accumulated comprehensive income (loss) during its respective fiscal year.

        The following table presents the disclosure under ASC 320, Investments—Debt and Equity Securities, for the investment in marketable equity securities with fair values less than cost basis (in thousands):

	Marketable Security Holding Length
	Less Than 12 Months		More Than 12 Months		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
May 29, 2010
Common Stock	$60	$8	$17	$2	$77	$10
May 30, 2009
Common Stock	$20	$1	$25	$5	$45	$6

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Goodwill and Other Intangible Assets:    As of May 30, 2009, we had fully impaired all of our goodwill related to each of our segments.

        Goodwill represents the excess of purchase price over fair market value of identifiable net assets acquired through business purchases. In accordance with the ASC 350, Intangibles—Goodwill and Other ("ASC 350"), goodwill and indefinite-lived intangible assets are reviewed for impairment on at least an annual basis by applying a fair-value based test. In evaluating the recoverability of the carrying value of goodwill, we must make assumptions regarding the fair value of our reporting units, as defined under ASC 350. If our fair value estimates or related assumptions change, we may be required to record impairment charges related to goodwill.

        Our goodwill impairment testing follows the two-step process as defined in ASC 350. The first step in the process compares the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value.

        Our goodwill balances are reviewed for impairment through the application of a fair-value based test, using the end of our third quarter as the measurement date. In reviewing our annual review of goodwill balances for impairment, we estimate the fair value of each of our reporting units based primarily on projected future operating results, discounted cash flows, and other assumptions.

        Accrued Liabilities:    Accrued liabilities consist of the following (in thousands):

	May 29, 2010	May 30, 2009
Compensation and payroll taxes	$8,698	$9,543
Interest	701	1,869
Income taxes	1,097	1,745
Professional fees	694	576
Other accrued expenses	7,617	4,638

Accrued liabilities	$18,807	$18,371

        Warranties:    We offer warranties for the limited number of specific products we manufacture. We also provide extended warranties for some products we sell that lengthen the period of coverage specified in the manufacturer's original warranty. Our warranty terms generally range from one to three years.

        We estimate the cost to perform under the warranty obligation and recognize this estimated cost at the time of the related product sale. We record expense related to our warranty obligations as cost of sales in our consolidated statements of operations. Each quarter, we assess actual warranty costs incurred on a product-by-product basis and compare the warranty costs to our estimated warranty obligation. With respect to new products, estimates are based generally on knowledge of the products, the extended warranty period, and warranty experience.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Warranty reserves are established for costs that are expected to be incurred after the sale and delivery of products under warranty. Warranty reserves are included in accrued liabilities on our consolidated balance sheets. The warranty reserves are determined based on known product failures, historical experience, and other available evidence.

        Changes in the warranty reserve during fiscal 2010 and 2009 were as follows (in thousands):

Warranty Reserve
Balance at May 31, 2008	$377
Accruals for products sold	571
Utilization	(644)
Adjustment	(70)
Foreign exchange	(7)

Balance at May 30, 2009	$227
Accruals for products sold	463
Utilization	(538)
Adjustment	(10)
Foreign exchange	(4)

Balance at May 29, 2010	$138

        The reserve adjustments were a result of lower sales volume of products under warranty and lower than estimated failure rates.

        Other Non-Current Liabilities:    Other non-current liabilities of $1.5 million at May 29, 2010, and $1.4 million at May 30, 2009, primarily represent retirement plans in various non-US locations.

        Foreign Currency Translation:    Balance sheet items for our foreign entities, included in our consolidated balance sheet are translated into U.S. dollars at end-of-period spot rates. Gains and losses resulting from translation of foreign subsidiary financial statements are credited or charged directly to accumulated other comprehensive income (loss), a component of stockholders' equity. Revenues and expenses are translated at the current rate on the date of the transaction. Gains and losses resulting from foreign currency transactions are included in income. Foreign currency translation reflected in our consolidated statements of operations was a loss of $1.1 million during fiscal 2010, a gain of $1.3 million during fiscal 2009, and a loss of $1.5 million during fiscal 2008.

        Revenue Recognition:    Our product sales are recognized as revenue upon shipment, when title passes to the customer, when delivery has occurred or services have been rendered, and when collectability is reasonably assured. Our sales are recorded net of discounts and returns based on our historical experience. Our products are often manufactured to meet the specific design needs of our customers' applications. Our engineers work closely with customers to ensure that our products will meet their needs. Our customers are under no obligation to compensate us for designing the products we sell.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Although we have multiple deliverables in limited circumstances that meet the requirements under ASC 605-25, Revenue Recognition—Multiple-Element Arrangements ("ASC 605"), in every instance where we do have multiple deliverables, the predominant deliverable in the arrangement is always the product sold. Therefore, under the guidance of ASC 605, we apply the revenue recognition criteria associated with the predominant item, or product sold.

        Shipping and Handling Fees and Costs:    Shipping and handling costs billed to customers are reported as revenue and the related costs are reported as a component of cost of sales.

        Income Taxes:    We recognize deferred tax assets and liabilities based on the differences between financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and determine the need for a valuation allowance based on a number of factors, including both positive and negative evidence. Those factors include historical taxable income or loss, projected future taxable income or loss, the expected timing of the reversals of existing temporary differences, and the implementation of tax planning strategies. In circumstances where we or any of our affiliates have incurred three years of cumulative losses which constitute significant negative evidence, positive evidence of equal or greater significance is needed to overcome that negative evidence before a tax benefit is recognized for deductible temporary differences and loss carryforwards. In evaluating the positive evidence available, expectations as to future taxable income would rarely be sufficient to overcome the negative evidence of recent cumulative losses, even if supported by detailed forecasts and projections. See Note 9 "Income Taxes" of the notes to our consolidated financial statements in Part II, Item 8 of this Annual Report on Form 10-K for further information.

        Discontinued Operations:    In accordance with ASC 360-10, Property, Plant, and Equipment ("ASC 360"), we reported the results of SSD/Burtek as a discontinued operation. The application of ASC 360 is discussed in Note 4 "Discontinued Operations" of the notes to our consolidated financial statements in Part II, Item 8 of this Annual Report on Form 10-K.

        Stock-Based Compensation:    We measure and recognize compensation cost at fair value for all share-based payments, including stock options. We estimate fair value using the Black-Scholes option-pricing model, which requires assumptions such as expected volatility, risk-free interest rate, expected life, and dividends. Compensation cost is recognized using a graded-vesting schedule over the applicable vesting period, or date on which retirement eligibility is achieved, if shorter (non-substantive vesting period approach). Share-based compensation totaled approximately $0.6 million during both fiscal 2010 and 2009, and $0.7 million during fiscal 2008.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Stock options granted to members of the Board of Directors generally vest immediately and stock options granted to employees generally vest over a period of five years and have contractual terms to exercise of 10 years. A summary of stock option activity is as follows (in thousands, except option prices and years):

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding at June 2, 2007	1,701	$9.40
Granted	340	7.33
Exercised	(9)	7.70
Forfeited	(80)	8.68
Cancelled	(270)	10.60

Options outstanding at May 31, 2008	1,682	$8.84
Granted	285	4.92
Exercised	—	—
Forfeited	(152)	7.19
Cancelled	(142)	8.20

Options outstanding at May 30, 2009	1,673	$8.38
Granted	303	5.67
Exercised	(98)	6.88
Forfeited	(42)	6.30
Cancelled	(153)	7.70

Options outstanding at May 29, 2010	1,683	$8.09	5.63	$3,799

Options exercisable at May 29, 2010	1,039	$9.23	4.01	$1,542

        There were 98,000 stock options exercised during fiscal 2010, with cash received of $0.7 million. The total intrinsic value of options exercised totaled $0.3 million during fiscal 2010, no stock options were exercised during fiscal 2009, and there was an immaterial amount during fiscal 2008. The weighted average fair value of stock option grants was $2.81 during fiscal 2010, $2.26 during fiscal 2009, and $2.99 during fiscal 2008. As of May 29, 2010, total unrecognized compensation costs related to unvested stock options was approximately $1.2 million which is expected to be recognized over the remaining weighted average period of five years. The total grant date fair value of stock options vested during fiscal 2010 was $0.6 million.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The fair value of stock options is estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Fiscal Year Ended
	May 29, 2010	May 30, 2009
Expected volatility	55.99%	51.78%
Risk-free interest rate	2.85%	3.05%
Expected lives (years)	6.38	6.34
Annual cash dividend	$0.08	$0.08

        The expected volatility assumptions are based on historical experience. The expected stock option life assumption is based on the Securities and Exchange Commission's ("SEC") guidance in Staff Accounting Bulletin ("SAB") No. 107 ("SAB No. 107"). On December 21, 2007, the SEC issued SAB No. 110 stating that they will continue to accept SAB No. 107, past the original expiration date of December 31, 2007. The risk-free interest rate is based on the yield of a treasury note with a remaining term equal to the expected life of the stock option.

        The following table summarizes information about stock options outstanding at May 29, 2010 (in thousands, except option prices and years):

	Outstanding				Exercisable
Exercise Price Range	Shares	Price	Life	Aggregate Intrinsic Value	Shares	Price	Life	Aggregate Intrinsic Value
$3.46 to $7.00	504	$5.36	9.0	$2,209	75	$5.02	8.7	$354
$7.06 to $8.50	658	$7.63	5.0	$1,388	513	$7.67	4.5	$1,063
$8.58 to $13.81	521	$11.30	3.2	$202	451	$11.71	2.7	$125

Total	1,683	$8.09	5.6	$3,799	1,039	$9.23	4.0	$1,542

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        A summary of restricted stock award transactions was as follows (in thousands):

Shares
Unvested at June 2, 2007	3
Granted	10
Vested	(1)
Cancelled	—

Unvested at May 31, 2008	12
Granted	—
Vested	(4)
Cancelled	—

Unvested at May 30, 2009	8
Granted	—
Vested	(4)
Cancelled	—

Unvested at May 29, 2010	4

        Compensation effects arising from issuing stock awards have been charged against income and recorded as additional paid-in-capital in the consolidated statements of stockholders' equity and comprehensive income (loss) and were immaterial during fiscal 2010, 2009, and 2008.

        The Employees' 2001 Incentive Compensation Plan authorizes the issuance of up to 1,800,000 shares as incentive stock options, non-qualified stock options, or stock awards. Under this plan and predecessor plans, 1,211,272 shares are reserved for future issuance. The Plan authorizes the granting of incentive stock options at the fair market value at the date of grant. Generally, these options become exercisable over five years and expire up to 10 years from the date of grant.

        On June 16, 2005, our Board of Directors adopted the 2006 Stock Option Plan for Non-Employee Directors which authorizes the issuance of up to 400,000 shares as non-qualified stock options. Under this plan, 240,000 shares of common stock have been reserved for future issuances relating to stock options exercisable based on the passage of time. Each option is exercisable over a period of time from its date of grant at the market value on the grant date and expires after 10 years. This plan replaces the 1996 Stock Option Plan for Non-Employee Directors which was terminated on June 16, 2005.

        Earnings per Share:    We have authorized 30,000,000 shares of common stock, 10,000,000 shares of Class B common stock, and 5,000,000 shares of preferred stock. The Class B common stock has 10 votes per share. The Class B common stock has transferability restrictions; however, it may be converted into common stock on a share-for-share basis at any time. With respect to dividends and distributions, shares of common stock and Class B common stock rank equally and have the same rights, except that Class B common stock cash dividends are limited to 90% of the amount of common stock cash dividends.

        In accordance with ASC 260-10, Earnings per Share ("ASC 260"), our Class B common stock is considered a participating security requiring the use of the two-class method for the computation of

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

basic and diluted earnings per share. The two-class computation method for each period reflects the cash dividends paid per share for each class of stock, plus the amount of allocated undistributed earnings per share computed using the participation percentage which reflects the dividend rights of each class of stock. Basic and diluted earnings per share were computed using the two-class method as prescribed in ASC 260. The shares of Class B common stock are considered to be participating convertible securities since the shares of Class B common stock are convertible on a share-for-share basis into shares of common stock and may participate in dividends with common stock according to a predetermined formula which is 90% of the amount of common stock cash dividends.

        Diluted earnings per share is calculated by dividing net income, adjusted for interest savings, net of tax, on assumed conversion of convertible debentures and notes, by the actual shares outstanding and share equivalents that would arise from the exercise of stock options, certain restricted stock awards, and the assumed conversion of convertible debentures and notes when dilutive. For fiscal 2009 and 2008 the assumed conversion and the effect of the interest savings of our 7 3/4% Notes and 8% Notes were anti-dilutive and excluded.

        The per share amounts presented in the consolidated statements of operations are based on the following (amounts in thousands, except per share amounts):

	For the Fiscal Year Ended
	May 29, 2010		May 30, 2009		May 31, 2008
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Numerator for basic and diluted EPS:
Income (loss) from continuing operations	$17,268	$18,206	$(12,164)	$(12,164)	$(8,471)	$(8,471)
Less dividends:
Common stock	1,179	1,266	1,189	1,189	1,777	1,777
Class B common stock	220	220	220	220	330	330

Undistributed earnings (loss)	$15,869	$16,720	$(13,573)	$(13,573)	$(10,578)	$(10,578)

Common stock undistributed earnings (loss)	$13,383	$14,255	$(11,457)	$(11,457)	$(8,923)	$(8,923)
Class B common stock undistributed earnings (loss)	2,486	2,465	(2,116)	(2,116)	(1,655)	(1,655)

Total undistributed earnings (loss)	$15,869	$16,720	$(13,573)	$(13,573)	$(10,578)	$(10,578)

Income (loss) from discontinued operations	$(1,173)	$(1,173)	$—	$—	$45	$45
Less dividends:
Common stock	1,179	1,266	1,189	1,189	1,777	1,777
Class B common stock	220	220	220	220	330	330

Undistributed (loss)	$(2,572)	$(2,659)	$(1,409)	$(1,409)	$(2,062)	$(2,062)

Common stock undistributed (loss)	$(2,169)	$(2,267)	$(1,189)	$(1,189)	$(1,739)	$(1,739)
Class B common stock undistributed (loss)	(403)	(392)	(220)	(220)	(323)	(323)

Total undistributed (loss)	$(2,572)	$(2,659)	$(1,409)	$(1,409)	$(2,062)	$(2,062)

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

	For the Fiscal Year Ended
	May 29, 2010		May 30, 2009		May 31, 2008
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Net income (loss)	$16,095	$17,033	$(12,164)	$(12,164)	$(8,426)	$(8,426)
Less dividends:
Common stock	1,179	1,266	1,189	1,189	1,777	1,777
Class B common stock	220	220	220	220	330	330

Undistributed earnings (loss)	$14,696	$15,547	$(13,573)	$(13,573)	$(10,533)	$(10,533)

Common stock undistributed earnings (loss)	$12,394	$13,255	$(11,457)	$(11,457)	$(8,885)	$(8,885)
Class B common stock undistributed earnings (loss)	2,302	2,292	(2,116)	(2,116)	(1,648)	(1,648)

Total undistributed earnings (loss)	$14,696	$15,547	$(13,573)	$(13,573)	$(10,533)	$(10,533)

Denominator for basic and diluted EPS:
Denominator for basic EPS:	14,766	14,766	14,857	14,857	14,794	14,794

Common stock weighted average shares
Class B common stock weighted average shares, and shares under if-converted method for diluted EPS	3,048	3,048	3,048	3,048	3,048	3,048

Effect of dilutive securities
Unvested restricted stock awards		5		—		—
Dilutive stock options		12		—		—
Convertible debt—7 3/4% Notes		1,084		—		—

Denominator for diluted EPS adjusted for weighted average shares and assumed conversions		18,915		17,905		17,842

Income (loss) from continuing operations per share:
Common stock	$0.99	$0.96	$(0.69)	$(0.69)	$(0.48)	$(0.48)

Class B common stock	$0.89	$0.88	$(0.62)	$(0.62)	$(0.43)	$(0.43)

Income (loss) from discontinued operations per share:
Common stock	$(0.07)	$(0.06)	$0.00	$0.00	$0.00	$0.00

Class B common stock	$(0.06)	$(0.06)	$0.00	$0.00	$0.00	$0.00

Net income (loss) per share:
Common stock	$0.92	$0.90	$(0.69)	$(0.69)	$(0.48)	$(0.48)

Class B common stock	$0.83	$0.82	$(0.62)	$(0.62)	$(0.43)	$(0.43)

Note: Common stock options that were anti-dilutive and not included in dilutive earnings per common share were 1,671,823 for fiscal 2010, 1,673,127 for fiscal 2009, and 1,682,481 for fiscal 2008.

        New Accounting Pronouncements:    In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

("SFAS 168"). SFAS 168 establishes the FASB Accounting Standard Codification (the "Codification") as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. When effective, the Codification will supersede all existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. Following SFAS 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to: (a) update the Codification; (b) provide background information about the guidance; and (c) provide the bases for conclusions on the change(s) in the Codification. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 and the Codification are effective for financial statements issued for interim and annual periods ending after September 15, 2009. We adopted SFAS 168 beginning with our quarter ended November 28, 2009.

        In October 2009, the FASB issued ASC update No 2009-13, Revenue Recognition, ("ASC Update No. 2009-13"), which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, the guidance amends the criteria in FASB ASC Subtopic 605-25, Revenue Recognition—Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. The guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. The guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, the guidance significantly expands required disclosures related to a multiple-deliverable revenue arrangements. ASC Update No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. We believe that the adoption of ASC Update No. 2009-13 will not have a significant impact to our consolidated financial statements.

        In January 2010, the FASB issued ASC Update No. 2010-06, Fair Value Measurements and Disclosures, ("ASC Update No. 2010-06"). ASC Update No. 2010-06 requires new disclosures and clarifies existing disclosure requirements about fair value measurement as set forth in ASC 820. The objective is to improve these disclosures and, thus, increase the transparency in financial reporting. ASC Update No. 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. We are currently evaluating the impact of the adoption of ASC Update No. 2010-06 on our consolidated financial statements.

        In February 2010, the FASB issued ASC Update No. 2010-09, Subsequent Events, ("ASC Update No. 2010-09"). The amendments in ASC Update No. 2010-09 remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. ASC Updated No. 2009-10 also clarified that if the financial statements have been revised, then an entity that is not an SEC filer should disclose both the date that the financial statements were issued or available to be issued and the date the revised financial statements were issued or available to be issued. The amendment is effective upon issuance and as such we will adopt ASC Update No. 2010-09 during our first quarter fiscal 2011. The adoption of ASC Update

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

No. 2010-09 will have no impact on our consolidated financial statements other than an additional disclosure.

4. DISCONTINUED OPERATIONS

        On May 31, 2007, we completed the sale of the Security Systems Division/Burtek Systems ("SSD/Burtek") to Honeywell International Incorporated ("Honeywell"). The sale agreement of SSD/Burtek to Honeywell contemplated a post-closing working capital-based purchase price adjustment.

        On December 18, 2009, we reached an agreement with Honeywell to settle the pending working capital disputes as well as other related claims. As a result, we recorded $1.2 million of expense, net of zero tax effect, as a loss from discontinued operations during the second quarter of fiscal 2010. During the third quarter of fiscal 2010, a cash settlement of $1.0 million was paid.

        Net sales, gross profit, interest expense, income tax provision, and income (loss) from discontinued operations for fiscal 2010, 2009, and 2008 were as follows (in thousands):

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Net sales	$—	$—	$736
Gross profit	—	—	209
Interest expense	—	—	—
Income tax provision	—	—	21
Income (loss), net of tax	(1,173)	—	45

5. GOODWILL AND OTHER INTANGIBLE ASSETS

        As of May 30, 2009, we had fully impaired all of our goodwill related to each of our segments.

        During the fourth quarter of fiscal 2009, the results of our goodwill impairment tests indicated that the value of goodwill attributable to our RFPD and EDG segments were fully impaired. The goodwill impairment tests revealed that the carrying values of these segments exceeded their fair value, and the carrying amount of goodwill of our RFPD and EDG segments exceeded the implied goodwill value as of the February 28, 2009 measurement date. As a result, we recorded pre-tax goodwill impairment charges of $0.6 million and $0.9 million for RFPD and EDG, respectively, during the fourth quarter of fiscal 2009. Additionally, a $0.2 million tax benefit was recorded related to the goodwill impairment.

        During the fourth quarter of fiscal 2008, the results of our goodwill impairment tests indicated that the value of goodwill attributable to our Canvys segment was fully impaired. The goodwill impairment tests revealed that the carrying value of our Canvys segment exceeded its fair value, and the carrying amount of goodwill of our Canvys segment exceeded the implied goodwill value as of the March 1, 2008 measurement date. As a result, we recorded a pre-tax goodwill impairment charge of $11.5 million and a $2.3 million tax benefit related to the charge, during the fourth quarter of fiscal 2008.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

5. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        The table below provides changes in carrying value of goodwill by reportable segment which includes RFPD, EDG, and Canvys (in thousands):

	Goodwill
	Reportable Segments
	RFPD	EDG	Canvys	Total
Balance at May 31, 2008	$551	$932	$—	$1,483
Contingent purchase price consideration	(2)	—	—	(2)
Foreign currency translation	8	(17)	—	(9)
Impairment of goodwill	(557)	(915)	—	$(1,472)

Balance at May 30, 2009	$—	$—	$—	—

        Intangible assets subject to amortization as well as amortization expense are as follows (in thousands):

	Intangible Assets Subject to Amortization as of
	May 29, 2010	May 30, 2009
Gross amounts:
Deferred financing costs	$254	$1,115

Total gross amounts	$254	$1,115

Accumulated amortization:
Deferred financing costs	$194	$683

Total accumulated amortization	$194	$683

        Deferred financing costs decreased during fiscal 2010 due primarily to the write-off of previously capitalized deferred financing costs of $0.1 million related to the redemption of $0.9 million, $10.0 million, $0.3 million, and $14.0 million of the 7 3/4% notes on December 14, 2009, March 22, 2010, April 30, 2010, and May 14, 2010, respectively. In addition, the decrease relates to the write off of $0.2 million related to the redemption of $7.7 million of the 8% Notes on January 11, 2010.

        Amortization expense during fiscal 2010 and 2009 was as follows (in thousands):

	Amortization of Intangible Assets Subject to Amortization
	May 29, 2010	May 30, 2009
Deferred financing costs	$140	$209

Total	$140	$209

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

5. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        The amortization expense associated with the intangible assets subject to amortization for the next five years is presented in the following table (in thousands):

Fiscal Year	Amortization Expense
2011	$60
2012	$—
2013	$—
2014	$—
2015	$—
Thereafter	$—

        The weighted average number of years of amortization expense remaining is 0.1.

        On June 1, 2010, we notified the holders of our 7 3/4% Notes that we have elected to redeem all $19.5 million of the aggregate outstanding principal amount. We redeemed the 7 3/4% Notes on June 11, 2010, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest. See Note 16 "Subsequent Events" of the notes to our consolidated financial statements in Part II, Item 8 of this Annual Report on Form 10-K for additional discussion on this redemption.

6. DISPOSAL OF ASSETS

        Loss on disposal of assets was less than $0.1 million during fiscal 2010.

        During the third quarter of fiscal 2009, we decided not to proceed with the implementation of various modules of enterprise resource management software that were in the development stage and thus were capitalized in accordance with ASC 350-40. As a result, we recorded a loss on disposal of assets of $5.8 million during the third quarter of fiscal 2009.

        On February 20, 2009, we sold our building in Mexico City, Mexico, for $0.1 million. We recorded an immaterial gain during the third quarter of fiscal 2009 with respect to the sale of this property.

        During the first quarter of fiscal 2008, we received an offer to sell our interests in property located in Rio de Janeiro, Brazil for approximately $1.2 million. We recorded an immaterial gain during the third quarter of fiscal 2008 with respect to the sale of our interests in this property.

        On February 1, 2008, we sold our building in Pianopoli, Italy, for $0.4 million, and recorded a pre-tax gain of $0.1 million during the third quarter of fiscal 2008.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

7. DEBT FINANCING

        Long-term debt consists of the following (in thousands):

	May 29, 2010	May 30, 2009
7 3/4% notes, due December 2011	$19,517	$44,683
8% notes, due June 2011	—	7,670

Total debt	19,517	52,353
Less: current portion	(19,517)	—

Long-term debt	$—	$52,353

        As of May 29, 2010, we maintained $19.5 million in short-term debt in the form of 7 3/4% Notes. We reclassified $19.5 million of long-term debt to short-term debt as of May 29, 2010 due to the redemption on June 11, 2010, of the remaining balance of our 7 3/4% Notes. See Note 16 "Subsequent Events" of the notes to our consolidated financial statements in Part II, Item 8 of this Annual Report on Form 10-K for additional discussion on the redemption. The decrease in long-term debt during fiscal 2010 was due to our redemption of all $7.7 million of our 8% Notes on January 11, 2010, as well as $25.2 million redemption of our 7 3/4% Notes.

Credit Agreement

        On May 28, 2010, we entered into a Sixth Amendment ("Credit Agreement Amendment") to the Revolving Credit Agreement ("Credit Agreement") by and among us, certain of our subsidiaries, the lenders party thereto, and JP Morgan Bank, N.A., as administrative agent. The Credit Agreement Amendment increases the aggregate commitment for the revolving credit facility under the Credit Agreement from $20.0 million to $40.0 million and extends the termination date of the Credit Agreement from October 31, 2010, to May 31, 2013, or any earlier day on which the aggregate commitment is reduced to zero or the Credit Agreement is otherwise terminated pursuant to its terms. The Credit Agreement Amendment also requires us to maintain a leverage ratio of less than 2.5 to 1.0 at all times after March 1, 2008. The Credit Agreement Amendment permits us to redeem all of our outstanding 7 3/4% Notes, provided that no default or un-matured default under the Credit Agreement has occurred and is continuing on the date of the redemption and provided further that the representations and warranties contained in the Credit Agreement are true and correct on the date of the redemption and will remain true and correct after giving effect to the redemption. We will use proceeds from the Credit Agreement to redeem the 7 3/4% Notes and for general corporate purposes.

        Pursuant to an amendment to the revolving credit agreement entered into on July 20, 2009, the definition of the leverage ratio has been modified to exclude goodwill impairment charges, severance expense, and inventory write-downs in the calculation of adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA"), for the fiscal year ended May 30, 2009.

        We entered into a revolving credit agreement on July 27, 2007, which included a Euro sub-facility of $15.0 million and a Singapore sub-facility of $5.0 million. Pursuant to an amendment to the revolving credit agreement entered into on February 29, 2008, the Euro sub-facility and Singapore sub-facility individual limits were increased to $20.0 million each; however, the total amount of the combined Euro sub-facility and Singapore sub-facility is limited to $25.0 million. The U.S. facility is

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

7. DEBT FINANCING (Continued)

reduced by the amounts drawn on the Euro sub-facility and Singapore sub-facility, maintaining a total capacity of $40.0 million on the revolving credit agreement. Pursuant to an amendment to the revolving credit agreement entered into on July 20, 2009, the total capacity was reduced from $40.0 million to $25.0 million. This revolving credit agreement expires in July 2010 and bears interest at applicable LIBOR, SIBOR, or prime rates plus a margin varying with certain quarterly borrowings under the revolving credit agreement. This revolving credit agreement is secured by a lien on our U.S. assets and also contains a financial covenant requiring us to maintain a leverage ratio of less than 2.0 to 1.0. Pursuant to an amendment to the revolving credit agreement entered into on November 29, 2007, the leverage ratio was increased to 3.0 to 1.0 for the fiscal quarters ended December 1, 2007, and March 1, 2008. The commitment fee related to the revolving credit agreement is 0.25% per annum payable quarterly on the average daily unused portion of the aggregate commitment.

        As of May 29, 2010, there were no amounts outstanding under the revolving credit agreement or the reserve for usage on our commercial credit card program. Outstanding letters of credit were approximately $0.1 million, leaving an unused line of $39.9 million as of May 29, 2010. Based on our loan covenants, actual available credit as of May 29, 2010, was $39.9 million.

8% Convertible Senior Subordinated Notes

        On January 11, 2010, we redeemed $7.7 million, or the remaining full balance plus accrued and unpaid interest, of the 8% Notes at par value, which resulted in a loss of $0.2 million due to the write-off of the remaining deferred financing costs associated with the 8% Notes. As the revolving credit agreement allows us to redeem up to $15.0 million of our outstanding notes or equity, we did not need to obtain a waiver from our lending group to permit the redemption of the $7.7 million of the 8% Notes. The redemption was financed through cash generated from operating activities.

        The indenture provides that on or after December 20, 2008, we have the option of redeeming the 8% notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the 8% notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Holders may require us to repurchase all or a portion of their 8% notes for cash upon a change-of-control event, as described in the indenture, at a repurchase price equal to 100% of the principal amount of the 8% notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding the repurchase date. The 8% notes are unsecured and subordinate to our existing and future senior debt. The 8% notes rank on parity with the existing 7 3/4% convertible senior subordinated notes (7 3/4% notes) due December 2011.

        On November 7, 2008, we retired $3.3 million of the 8% notes at approximately 71% of par value, which resulted in a gain of $0.8 million, net of deferred financing costs of $0.1 million. As the revolving credit agreement allows us to retire up to $15.0 million of our outstanding notes, we did not need to obtain a waiver from our lending group to permit the retirement of $3.3 million of the 8% notes. The retirement was financed through the use of cash available as of November 7, 2008.

        On November 21, 2005, we sold $25.0 million in aggregate principal amount of 8% notes due 2011 pursuant to an indenture dated November 21, 2005. The 8% notes bear interest at a rate of 8% per annum. Interest is due on June 15 and December 15 of each year. The 8% notes are convertible at the

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

7. DEBT FINANCING (Continued)

option of the holder, at any time on or prior to maturity, into shares of our common stock at a price equal to $10.31 per share, subject to adjustment in certain circumstances.

7 3/4% Convertible Senior Subordinated Notes

        On December 9, 2009, we redeemed $0.9 million, on March 22, 2010, we redeemed $10.0 million, on April 30, 2010 we redeemed $0.3 million, and on May 14, 2010, we redeemed $14.0 million of the 7 3/4% Notes, leaving a remaining balance of $19.5 million outstanding on the 7 3/4% Notes as of May 29, 2010. The redemptions were financed through cash generated from operating activities. We recorded costs associated with these redemptions of long-term debt of $0.1 million due to the write-off of the remaining deferred financing costs associated with the 7 3/4% Notes.

        On February 15, 2005, we issued the 7 3/4% notes pursuant to an indenture dated February 14, 2005. The 7 3/4% notes bear interest at the rate of 7 3/4% per annum. Interest is due on June 15 and December 15 of each year. The 7 3/4% notes are convertible at the option of the holder, at any time on or prior to maturity, into shares of our common stock at a price equal to $18.00 per share, subject to adjustment in certain circumstances. On or after December 19, 2006, we may elect to automatically convert the 7 3/4% notes into shares of common stock if the trading price of the common stock exceeds 125% of the conversion price of the 7 3/4% notes for at least twenty trading days during any thirty trading day period ending within five trading days prior to the automatic conversion notice. The 7 3/4% notes are unsecured and subordinated to our existing and future senior debt. The 7 3/4% notes rank on parity with the 8% notes.

        Interest expense was $4.0 million, $4.6 million, and $6.9 million during fiscal 2010, 2009, and 2008, respectively. The components of interest expense from continuing operations are shown in the following table (in thousands):

	FY 2010	FY 2009	FY 2008
7 3/4% notes interest expense	$3,236	$3,463	$3,463
8% notes interest expense	377	728	880
Revolving credit agreement interest expense	18	97	955
Deferred financing costs amortization	140	209	275
Write-off of deferred financing costs	—	—	643
Credit agreement interest expense	—	—	556
Other	202	103	82

Total interest expense	$3,973	$4,600	$6,854

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

7. DEBT FINANCING (Continued)

        In the following table, the estimated fair values of our 7 3/4% Notes and 8% Notes are based on quoted market prices at the fiscal year ended May 29, 2010 and May 30, 2009. The fair values of the bank term loans are based on carrying value (in thousands):

	May 29, 2010		May 30, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value
7 3/4% notes	$19,517	$19,517	$44,683	$38,235
8% notes	—	—	7,670	6,789

Total	19,517	19,517	52,353	45,024
Less: current portion	(19,517)	(19,517)	—	—

Total	$—	$—	$52,353	$45,024

        Our ability to service our debt and meet our other obligations is dependent on our future financial and operating performance. This performance is subject to various factors, including factors beyond our control such as changes in global and regional economic conditions, changes in our industry or the end markets for our products, changes in interest or currency exchange rates, and inflation in costs.

        On June 1, 2010, we notified the holders of our 7 3/4% Notes that we have elected to redeem all $19.5 million of the aggregate outstanding principal amount. We redeemed the 7 3/4% Notes on June 11, 2010, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

8. LEASE OBLIGATIONS, OTHER COMMITMENTS, AND CONTINGENCIES

        We lease certain warehouse and office facilities and office equipment under non-cancelable operating leases. Rent expense during fiscal 2010, 2009, and 2008 was $3.4 million, $4.0 million, and $4.7 million, respectively. Future lease commitments for minimum rentals, including common area maintenance charges and property taxes, during the next five years are as follows (in thousands):

Fiscal Year	Payments
2011	$2,834
2012	$1,939
2013	$644
2014	$294
2015	$291
Thereafter	$683

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

9. INCOME TAXES

        The components of income (loss) before income taxes are (in thousands):

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
United States	$7,325	$(15,773)	$(16,098)
Foreign	9,777	5,359	7,409

Income (loss) before income taxes	$17,102	$(10,414)	$(8,689)

        The provision for income taxes differs from income taxes computed at the federal statutory tax rate of 35% during fiscal 2010 and 34% for fiscal 2009 and fiscal 2008 as a result of the following items (in thousands):

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Federal statutory rate	35.0%	(34.0%)	(34.0%)
Effect of:
State income taxes, net of federal tax benefit	1.0	(3.6)	(5.7)
Foreign income inclusion	54.1	30.0	50.0
Foreign taxes at other rates	(8.6)	6.1	(20.4)
Foreign permanent tax differences	—	5.0	4.8
Tax reserves	(7.8)	(10.4)	2.8
Net increase (decrease) in valuation allowance for deferred tax assets	(75.3)	27.5	(1.4)
Other	0.6	(3.8)	1.4

Effective tax rate	(1.0%)	16.8%	(2.5%)

        The effective income tax rates during fiscal 2010, 2009, and 2008 were (1.0%), 16.8%, and (2.5%), respectively. The difference between the effective tax rates as compared to the U.S. federal statutory rate of 35% during fiscal 2010 and 34% during fiscal 2009 and 2008, primarily results from our geographical distribution of taxable income or losses, release of valuation allowances related to net operating losses, and repatriation of foreign earnings. Also, fiscal 2010 includes a $0.5 million tax benefit related to prior certain foreign jurisdictions.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

9. INCOME TAXES (Continued)

        The provision for income taxes consists of the following (in thousands):

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Current:
Federal	$114	$—	$—
State	—	—	—
Foreign	(254)	1,898	1,980

Total current	(140)	1,898	1,980

Deferred:
Federal	—	—	(492)
State	—	—	(45)
Foreign	(26)	(148)	(1,661)

Total deferred	(26)	(148)	(2,198)

Income tax provision (benefit)	$(166)	$1,750	$(218)

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

9. INCOME TAXES (Continued)

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities as of May 29, 2010, and May 30, 2009, are as follows (in thousands):

	May 29, 2010	May 30, 2009
Deferred tax assets:
NOL carryforwards—foreign and domestic	$13,148	$22,694
Inventory valuation	4,774	6,642
Goodwill—impaired assets	2,452	2,851
Alternative minimum tax credit carryforward	1,189	1,193
Foreign tax credits	2,967	—
Severance reserve	321	961
Other	4,129	3,869

Subtotal	28,980	38,210
Valuation allowance—foreign and domestic	(19,846)	(28,969)

Net deferred tax assets after valuation allowance	9,134	9,241

Deferred tax liabilities:
Accelerated depreciation	(2,936)	(3,260)
Other	(223)	(5)

Subtotal	(3,159)	(3,265)

Net deferred tax assets	$5,975	$5,976

Supplemental disclosure of deferred tax asset information:
Domestic	$21,441	$29,488
Foreign	$4,380	$5,457

        As of May 29, 2010, domestic federal net operating loss ("NOL") carryforwards amounted to approximately $26.1 million. These federal NOLs expire between 2026 and 2029. Domestic state NOL carryforwards amounted to approximately $65.2 million. These state NOLs expire between 2011 and 2029. Foreign NOL carryforwards totaled approximately $5.7 million with various or indefinite expiration dates. We also have an alternative minimum tax credit carryforward as of May 29, 2010 in the amount of $1.2 million that has an indefinite carryforward period.

        Income taxes paid, including foreign estimated tax payments, were $1.5 million, $2.6 million, and $6.1 million during fiscal 2010, 2009, and 2008, respectively.

        As of May 29, 2010, all of the cumulative positive earnings of our foreign subsidiaries, which amounted to $93.4 million, are still considered permanently reinvested pursuant to ASC 740-30. Due to various tax attributes that are continuously changing, it is not possible to determine what, if any, tax liability might exist if such earnings were to be repatriated.

        In the normal course of business, we are subject to examination by taxing authorities throughout the world. We are no longer subject to either U.S. federal, state, or local tax examinations by tax

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

9. INCOME TAXES (Continued)

authorities for years prior to fiscal 2004. We are no longer subject to non-U.S. income tax examinations by tax authorities for years prior to fiscal 2003. Our primary foreign tax jurisdictions are China, Japan, Germany, Singapore, and the Netherlands. We have tax years open in Singapore beginning in fiscal 2003; in Japan beginning in fiscal 2004; in the Netherlands and Germany beginning in fiscal 2005; and in China beginning in calendar year 2005.

        Effective June 3, 2007, we adopted the provisions of ASC 740 related to accounting for uncertainty in income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. ASC 740 prescribes a recognition threshold and measurement approach for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The application of ASC 740 would have resulted in an increase in retained earnings of $1.6 million, except that the increase was fully offset by the application of a valuation allowance against net operating losses. As of the date of adoption, we had approximately $6.5 million of total gross unrecognized tax benefits.

        The uncertain tax positions as of May 29, 2010, and May 30, 2009, totaled $3.3 million and $4.3 million, respectively. Unrecognized tax benefits of $0.4 million would affect our effective tax rate if recognized. The following table summarizes the activity related to the unrecognized tax benefits (in thousands):

	May 29, 2010	May 30, 2009
Unrecognized tax benefits, beginning of period	$4,341	$5,959
Decrease due to currency translation	(205)	(671)
Increase in positions taken in prior period	132	138
Decrease in positions taken in prior period	—	(83)
Increase in positions taken in current period	50	—
Decrease related to the expiration of statute of limitations	(1,046)	(1,002)

Unrecognized tax benefits, end of period	$3,272	$4,341

        We record penalties and interest relating to uncertain tax positions in the income tax expense line item within the consolidated statements of operations and comprehensive income (loss). As of May 29, 2010 and May 30, 2009, we recorded a liability for interest and penalties of $0.3 million and $0.8 million, respectively.

        It is reasonably possible that there will be a change in the unrecognized tax benefits, excluding interest and penalties, in the range of $0 to approximately $0.1 million due to the expiration of various statutes of limitations within the next 12 months.

10. EMPLOYEE BENEFIT PLANS

        Employee Stock Purchase Plan:    The Employee Stock Purchase Plan ("ESPP") provides substantially all employees an opportunity to purchase our common stock at 85% of the stock price at the end of the fiscal year. At May 29, 2010, the ESPP had 214,170 shares reserved for future issuance. The ESPP was not offered to our employees for fiscal 2010 or 2009.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

10. EMPLOYEE BENEFIT PLANS (Continued)

        Employee Stock Ownership Plan:    One of our U.S. employee retirement plans is an Employee Stock Ownership Plan ("ESOP"). Annual contributions to this plan are at the discretion of our Board of Directors. Shares are included in the calculation of earnings per share and dividends are paid to the ESOP from the date the shares are contributed. The ESOP was terminated on October 15, 2009.

        Employee Profit Sharing Plan:    The employee profit sharing plan is for U.S. employees, and is a defined contribution profit sharing plan. Annual contributions in cash are made at the discretion of the Board of Directors. The profit sharing plan has a 401(k) provision whereby we match 50.0% of employee contributions up to 4.0% of pay. As a result of the weakening global economy, we elected not to match employee contributions for fiscal 2010 and 2009. Charges to expense for matching contributions to this plan were $0.6 million during fiscal 2008.

        Foreign employees are covered by a variety of government mandated programs.

11. SEGMENT AND GEOGRAPHIC INFORMATION

        Based on our interpretation of ASC 280-10, Segment Reporting, we have identified three reportable segments: RFPD, EDG, and Canvys.

        RFPD serves the global RF and wireless communications market, including infrastructure, and wireless networks, and the power management and alternative energy markets.

        EDG provides engineered solutions and distributes electronic components to customers in diverse markets including the steel, automotive, textile, plastics, semiconductor manufacturing, and broadcast industries.

        Canvys provides global integrated display products, systems and digital signage solutions serving financial, corporate enterprise, healthcare, and industrial markets.

        RFPD and Canvys are directed by a General Manager who reports to the Chief Executive Officer ("CEO"). EDG is directed by the CEO. The CEO evaluates performance and allocates resources, in part, based on gross profit of each segment.

        During the first quarter of fiscal 2009, we moved our CRT product line from our Canvys segment to our EDG segment. Prior period segment information has been restated to reflect this change.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

11. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

        Operating results and assets by segment are summarized in the following table (in thousands):

	Net Sales	Gross Profit	Assets(1)
Fiscal 2010
RFPD	$356,475	$76,727	$124,526
EDG	86,541	28,721	34,948
Canvys	48,831	12,563	10,911

Total	$491,847	$118,011	$170,385

Fiscal 2009
RFPD	$355,189	$76,031	$120,072
EDG	82,168	21,512	36,702
Canvys	59,019	12,405	13,071

Total	$496,376	$109,948	$169,845

Fiscal 2008
RFPD	$376,203	$85,323	$129,424
EDG	108,272	35,049	45,690
Canvys	79,655	15,740	24,520

Total	$564,130	$136,112	$199,634

(1)
Accounts receivable, inventory, and goodwill are identified by segment. Cash, net property plant and equipment, and other assets are not identifiable by segment.

        A reconciliation of net sales, gross profit, and assets to the relevant consolidated amounts is as follows (in thousands):

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Segment net sales	$491,847	$496,376	$564,130
Corporate	—	3	4,279

Net sales	$491,847	$496,379	$568,409

Segment gross profit(1)	$118,011	$109,948	$136,112
Corporate(2)	—	(318)	(513)

Gross profit	$118,011	$109,630	$135,599

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

11. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Segment assets	$170,385	$169,845	$199,634
Cash, cash equivalents, and restricted cash	29,038	43,887	40,042
Other current assets(3)	13,954	11,605	11,648
Net property	16,675	19,371	28,635
Other assets(4)	4,763	4,107	6,276

Total assets	$234,815	$248,815	$286,235

(1)
Included in gross profit during fiscal 2010 are inventory write-downs of $0.3 million for RFPD, $0.2 million for EDG, and $0.8 million for Canvys. Included in gross profit during fiscal 2009 are inventory write-downs of $2.3 million for RFPD, $4.8 million for EDG, and $2.4 million for Canvys. Included in gross profit during fiscal 2008 are inventory write-downs of $0.9 million for RFPD and $1.9 million for Canvys.

(2)
Corporate includes unabsorbed value-add costs and other unallocated expenses.

(3)
Other current assets include miscellaneous receivables, prepaid expenses, and current deferred income taxes.

(4)
Other assets include investments, notes receivable, assets held for sale, non-current deferred income taxes, and other assets.

        Geographic net sales information is primarily grouped by customer destination into five areas: North America; Asia/Pacific; Europe; Latin America; and Corporate. Europe includes sales to the Middle East and Africa. Net sales to Mexico are included as part of Latin America.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

11. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

        Net sales, gross profit (loss) and long-lived assets are presented in the table below (in thousands):

	Fiscal Year Ended
	May 29, 2010	May 30, 2009	May 31, 2008
Net sales
North America	$164,730	$171,961	$228,466
Asia/Pacific	192,880	181,906	167,943
Europe	117,637	125,932	151,685
Latin America	16,497	15,319	17,288
Corporate	103	1,261	3,027

Total	$491,847	$496,379	$568,409

Gross profit (loss)
North America	$40,900	$34,236	$56,832
Asia/Pacific	43,466	40,942	39,510
Europe	31,183	31,192	40,755
Latin America	5,348	4,739	5,240
Corporate	(2,886)	(1,479)	(6,738)

Total	$118,011	$109,630	$135,599

Long-lived assets(1)
North America	$15,678	$17,928	$26,517
Asia/Pacific	277	514	807
Europe	615	810	2,212
Latin America	105	119	345

Total	$16,675	$19,371	$29,881

(1)
Long-lived assets include net property and other assets, excluding investments, other intangible assets, and non-current deferred income taxes.

        Historically, we have not tracked capital expenditures and depreciation by segment as the majority of our spending related to company-wide projects.

12. LITIGATION

        We are involved in several pending judicial proceedings concerning matters arising in the ordinary course of its business. While the outcome of litigation is subject to uncertainties, based on currently available information, we believe that, in the aggregate, the results of these proceedings will not have a material adverse effect on its financial condition.

13. FAIR VALUE MEASUREMENTS

        ASC 820, Fair Value Measurements and Disclosures ("ASC 820") defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

13. FAIR VALUE MEASUREMENTS (Continued)

United States, and expands disclosures about fair value measurements. We adopted the provisions of ASC 820 as of June 1, 2008. The adoption of ASC 820 did not materially impact our financial condition, results of operations, or cash flow.

        ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists; therefore requiring an entity to develop its own assumptions.

        As of May 29, 2010, we held investments that are required to be measured at fair value on a recurring basis. Our investments primarily consist of equity securities of publicly traded companies for which market prices are readily available.

        Investments measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of May 29, 2010, were as follows (in thousands):

	Level 1	Level 2	Level 3
Equity securities	$324	$—	$—

14. VALUATION AND QUALIFYING ACCOUNTS

        The following table presents the valuation and qualifying account activity for fiscal year ended May 29, 2010, May 30, 2009, and May 31, 2008, (in thousands):

Description	Balance at beginning of period	Charged to expenses		Deductions		Balance at end of period
Year ended May 29, 2010:
Allowance for doubtful accounts	$2,396	$199	(1)	$1,003	(2)	$1,592
Inventory provisions	$23,004	$1,260	(3)	$8,952	(4)	$15,312
Deferred tax asset valuation	$28,969	$(9,122)		$—		$19,847
Warranty reserves	$227	$463		$552		$138
Year ended May 30, 2009:
Allowance for doubtful accounts	$1,635	$1,094	(1)	$333	(2)	$2,396
Inventory provisions	$17,744	$9,835	(3)	$4,575	(4)	$23,004
Deferred tax asset valuation	$26,112	$2,857		$—		$28,969
Warranty reserves	$377	$571		$721	(5)	$227
Year ended May 31, 2008:
Allowance for doubtful accounts	$1,574	$560	(1)	$499	(2)	$1,635
Inventory provisions	$22,211	$3,977	(3)	$8,444	(4)	$17,744
Deferred tax asset valuation	$27,640	$(1,528	)(6)	$—		$26,112
Warranty reserves	$415	$593		$631	(5)	$377

(1)
Charges to bad debt expense.

(2)
Uncollectible amounts written off, net of recoveries and foreign currency translation.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

14. VALUATION AND QUALIFYING ACCOUNTS (Continued)

(3)
Charges to cost of sales. Included in fiscal 2010 are inventory write-downs of $0.3 million for RFPD, $0.2 million for EDG, and $0.8 million for Canvys. Included in fiscal 2009 are inventory write-downs of $2.3 million for RFPD, $4.8 million for EDG and $2.4 million for Canvys. Included in fiscal 2008 are inventory write-downs of $0.9 million for RFPD and $1.9 million for Canvys.

(4)
Inventory disposed of or sold, net of foreign currency translation.

(5)
Reserve adjustments of $0.1 million were recorded during both fiscal 2009 and 2008.

(6)
Tax benefit of $1.5 million primarily relates to the goodwill impairment.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

15. SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

Description	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal 2010(1):
Net sales	$109,492	$115,934	$121,330	$145,091
Gross profit	26,469	29,041	29,408	33,093
Income from continuing operations	1,915	4,307	4,468	6,578
Loss from discontinued operations	—	(1,173)	—	—
Net income	1,915	3,134	4,468	6,578
Income from continuing operations:
Common stock—basic	$0.11	$0.25	$0.26	$0.38
Class B common stock—basic	$0.10	$0.22	$0.23	$0.34
Common stock—diluted	$0.11	$0.24	$0.25	$0.36
Class B common stock—diluted	$0.10	$0.21	$0.23	$0.33
Loss from discontinued operations:
Common stock—basic	$—	$(0.07)	$—	$—
Class B common stock—basic	$—	$(0.06)	$—	$—
Common stock—diluted	$—	$(0.06)	$—	$—
Class B common stock—diluted	$—	$(0.05)	$—	$—
Net income:
Common stock—basic	$0.11	$0.18	$0.26	$0.38
Class B common stock—basic	$0.10	$0.16	$0.23	$0.34
Common stock—diluted	$0.11	$0.18	$0.25	$0.36
Class B common stock—diluted	$0.10	$0.16	$0.23	$0.33
Fiscal 2009(2):
Net sales	$138,947	$132,551	$110,316	$114,565
Gross profit	32,719	33,178	23,726	20,007
Net income (loss)	3,693	5,934	(11,385)	(10,406)
Net income (loss):
Common stock—basic	$0.21	$0.34	$(0.65)	$(0.59)
Class B common stock—basic	$0.19	$0.30	$(0.58)	$(0.53)
Common stock—diluted	$0.20	$0.31	$(0.65)	$(0.59)
Class B common stock—diluted	$0.18	$0.28	$(0.58)	$(0.53)

(1)
During fiscal 2010 we recorded inventory write-downs of $1.3 million.

(2)
During fiscal 2009 we recorded inventory write-downs of $9.5 million, a loss on disposal of assets of $5.8 million, and a goodwill impairment charge of $1.5 million.

RICHARDSON ELECTRONICS, LTD.

Notes to Consolidated Financial Statements (Continued)

(in thousands, except per share amounts)

16. SUBSEQUENT EVENTS

        In accordance with ASC 855, Subsequent Events, we have evaluated our subsequent events through the date that our financial statements were issued. The following events took place after May 29, 2010, yet before our financial statements were issued:

        On June 1, 2010, we notified the holders of our 7 3/4% Notes that we have elected to redeem all $19.5 million of the aggregate outstanding principal amount. We redeemed the 7 3/4% Notes on June 11, 2010, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

 Report of Independent Registered Public Accounting

The Board of Directors and Stockholders
of Richardson Electronics, Ltd.;

        We have audited the accompanying consolidated balance sheets of Richardson Electronics, Ltd. as of May 29, 2010 and May 30, 2009, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the three years in the period ended May 29, 2010. These financial statements are the responsibility of the Company's opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richardson Electronics, Ltd. at May 29, 2010 and May 30, 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended May 29, 2010, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 9 to the consolidated financial statements, as of June 3, 2007, the Company changed its method of accounting for uncertain tax provisions to conform with new accounting guidance.

/s/ Ernst & Young LLP

Chicago, Illinois
July 22, 2010

 ANNEX D

Richardson Electronics, Ltd.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	August 28, 2010	May 29, 2010
Assets
Current assets:
Cash and cash equivalents	$31,982	$29,038
Accounts receivable, less allowance of $1,492 and $1,592	102,037	98,691
Inventories	85,564	78,730
Prepaid expenses	4,758	4,514
Deferred income taxes	2,251	2,404

Total current assets	226,592	213,377

Non-current assets:
Property, plant and equipment, net	16,207	16,675
Deferred financing costs, net	—	60
Non-current deferred income taxes	3,790	3,571
Other non-current assets	319	1,132

Total non-current assets	20,316	21,438

Total assets	$246,908	$234,815

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,169	$61,616
Accrued liabilities	18,732	18,807
Short-term debt	22,000	19,517

Total current liabilities	101,901	99,940

Non-current liabilities:
Long-term income tax liabilities	3,417	3,475
Other non-current liabilities	1,369	1,537

Total non-current liabilities	4,786	5,012

Total liabilities	106,687	104,952

Commitments and contingencies	—	—
Stockholders' equity
Common stock, $0.05 par value; issued 16,051 shares at August 28, 2010, and 16,029 shares at May 29, 2010	803	802
Class B common stock, convertible, $0.05 par value; issued 3,048 shares at August 28, 2010, and at May 29, 2010	152	152
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in-capital	121,312	120,998
Common stock in treasury, at cost, 1,355 shares at August 28, 2010, and at May 29, 2010	(8,503)	(8,503)
Retained earnings	20,953	12,925
Accumulated other comprehensive income	5,504	3,489

Total stockholders' equity	140,221	129,863

Total liabilities and stockholders' equity	$246,908	$234,815

Richardson Electronics, Ltd.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share amounts)

	Three Months Ended
	August 28, 2010	August 29, 2009
Statements of Operations
Net sales	$137,144	$109,492
Cost of sales	104,553	83,023

Gross profit	32,591	26,469
Selling, general, and administrative expenses	23,295	22,943
Gain on disposal of assets	—	(2)

Operating income	9,296	3,528

Other (income) expense:
Interest expense	234	1,145
Investment income	—	(33)
Foreign exchange loss	119	818
Loss on retirement of short-term debt	60	—
Other, net	9	(7)

Total other expense	422	1,923

Income before income taxes	8,874	1,605
Income tax provision (benefit)	498	(310)

Net income	$8,376	$1,915

Net income per share—basic:
Common stock	$0.48	$0.11

Class B Common stock	$0.43	$0.10

Net income per share—diluted:
Common stock	$0.47	$0.11

Class B Common stock	$0.43	$0.10

Weighted average number of shares:
Common shares—basic	14,679	14,859

Class B common shares—basic	3,048	3,048

Common shares—diluted	17,917	17,915

Class B common shares—diluted	3,048	3,048

Dividends per common share	$0.020	$0.020

Dividends per Class B common share	$0.018	$0.018

Statements of Comprehensive Income
Net income	$8,376	$1,915
Foreign currency translation	2,018	1,479
Fair value adjustments on investments	(3)	(5)

Comprehensive income	$10,391	$3,389

Richardson Electronics, Ltd.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	August 28, 2010	August 29, 2009
Operating activities:
Net income	$8,376	$1,915
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	895	1,064
Loss on retirement of short-term debt	60	—
Gain on disposal of assets	—	(2)
Stock compensation expense	148	149
Deferred income taxes	54	(176)
Accounts receivable	(1,676)	5,825
Inventories	(6,543)	(1,820)
Prepaid expenses	(842)	(1,676)
Accounts payable	(710)	(7,743)
Accrued liabilities	259	355
Other	420	(91)

Net cash provided by (used in) operating activities	441	(2,200)

Investing activities:
Capital expenditures	(399)	(280)
(Gain) loss on sale of investments	4	(17)
Market value adjustments	3	—
Proceeds from sales of available-for-sale securities	10	39
Purchases of available-for-sale securities	(10)	(39)

Net cash used in investing activities	(392)	(297)

Financing activities:
Proceeds from borrowings	62,300	10,200
Payments on debt	(40,300)	(10,200)
Payments on retirement of short-term debt	(19,517)	—
Proceeds from issuance of common stock	164	5
Cash dividends paid	(348)	(352)

Net cash provided by (used in) financing activities	2,299	(347)

Effect of exchange rate changes on cash and cash equivalents	596	752

Increase (decrease) in cash and cash equivalents	2,944	(2,092)
Cash and cash equivalents at beginning of period	29,038	43,887

Cash and cash equivalents at end of period	$31,982	$41,795

Richardson Electronics, Ltd.

Unaudited Condensed Consolidated Statement of Stockholders' Equity

(in thousands)

	Common	Class B Common	Par Value	Additional Paid In Capital	Common Stock in Treasury	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance May 29, 2010:	16,029	3,048	$954	$120,998	$(8,503)	$12,925	$3,489	$129,863
Net income	—	—	—	—	—	8,376	—	8,376
Foreign currency translation	—	—	—	—	—	—	2,018	2,018
Fair value adjustments on investments	—	—	—	—	—	—	(3)	(3)
Share-based compensation:	—	—	—	—	—	—	—	—
Non-vested restricted stock	—	—	—	7	—	—	—	7
Stock options	—	—	—	144	—	—	—	144
Common stock:								—
Employee stock option grant	1	—	—	5	—	—	—	5
Options Exercised	21	—	1	158	—	—	—	159
Repurchase of common stock	—	—	—	—	—	—	—	—
Restricted stock grants	—	—	—	—	—	—	—	—
Treasury stock	—	—	—	—	—	—	—	—
Dividends paid to:	—	—	—	—	—	—	—	—
Common ($0.02 per share)	—	—	—	—	—	(293)	—	(293)
Class B ($0.018 per share)	—	—	—	—	—	(55)	—	(55)

Balance August 28, 2010:	16,051	3,048	$955	$121,312	$(8,503)	$20,953	$5,504	$140,221

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF THE COMPANY

        Richardson Electronics, Ltd. ("we", "us", and "our") was originally incorporated in the state of Illinois in 1947 and is currently incorporated in the state of Delaware. We are a global provider of engineered solutions and a global distributor of electronic components to the radio frequency ("RF"), wireless and power management, electron device, and display systems markets. Utilizing our core engineering and manufacturing capabilities, our strategy is to provide specialized technical expertise and value-add, or "engineered solutions." We provide solutions and add value through design-in support, systems integration, prototype design and manufacturing, testing, and logistics for end products of our customers. Design-in support includes component modifications or the identification of lower-cost product alternatives or complementary products.

        Our products include RF and microwave components, power semiconductors, electron tubes, microwave generators, and visual technology solutions. These products are used to control, switch or amplify electrical power signals, or are used as display devices in a variety of industrial, commercial, and communication applications.

        We evaluate our business based on our three operating segments, which we define as follows:

  RF, Wireless & Power Division ("RFPD") serves the global RF and wireless communications market, including infrastructure and wireless networks, and the power management and alternative energy markets.

  Electron Device Group ("EDG") provides engineered solutions and distributes electronic components to customers in diverse markets including the steel, automotive, textile, plastics, semiconductor manufacturing, and broadcast industries.

  Canvys provides global integrated display products, systems and digital signage solutions serving the financial, corporate enterprise, healthcare, and industrial markets.

        We currently have operations in the following major geographic regions:

  •
  North America;

  •
  Asia/Pacific;

  •
  Europe; and

  •
  Latin America.

2. BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements.

        In the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results of interim periods have been made. All inter-company transactions and balances have been eliminated. The unaudited condensed consolidated financial statements presented herein include the accounts of our wholly owned subsidiaries. The results of operations and cash flows for the three months ended August 28, 2010, are not necessarily indicative of the results that may be expected for the fiscal year ending May 28, 2011.

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. BASIS OF PRESENTATION (Continued)

        Our fiscal quarter ends on the Saturday nearest the end of the quarter ending month. The first three months of fiscal 2011 and 2010 each contained 13 weeks.

        The financial information contained in this report should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended May 29, 2010.

3. INVESTMENT IN MARKETABLE EQUITY SECURITIES

        Our investments are primarily equity securities, all of which are classified as available-for-sale and are carried at their fair value based on the quoted market prices. Our investments, which are included in other non-current assets, had a carrying amount of $0.3 million as of August 28, 2010, and May 29, 2010, respectively. Proceeds from the sale of securities were less than $0.1 million during the first quarter of fiscal 2011 and 2010. Gross realized losses on those sales were less than $0.1 million during the first quarter of fiscal 2011 and 2010. Net unrealized holding gains of less than $0.1 million and net unrealized holding losses of less than $0.1 million during the first quarter of fiscal 2011 and first quarter of fiscal 2010, respectively, have been included in accumulated other comprehensive income.

        The following table presents the disclosure as required by ASC 320-10, Investments—Debt and Equity Securities, for the investment in marketable equity securities with fair values less than cost basis (in thousands):

	Marketable Security Holding Length
	Less Than 12 Months		More Than 12 Months		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
August 28, 2010
Common Stock	$103	$12	$19	$6	$122	$18
May 29, 2010
Common Stock	$60	$8	$17	$2	$77	$10

4. WARRANTIES

        We offer warranties for the limited number of specific products we manufacture. We also provide extended warranties for some products we sell that lengthen the period of coverage specified in the manufacturer's Original warranty. Our warranty terms generaly range from one to three years.

        Warranty reserves are established for costs that are expected to be incurred after the sale and delivery of products under warranty. The warranty reserves are determined based on known product failures, historical experience, and other available evidence. Warranty reserves, which are included in accrued liabilities on our condensed consolidated balance sheets, were approximately $0.1 million as of August 28, 2010, and May 29, 2010.

5. DEBT

  Credit Agreement

        On May 28, 2010, we entered into a sixth amendment ("Credit Agreement Amendment") to the revolving credit agreement ("Credit Agreement") by and among us, certain of our subsidiaries, the lenders party thereto, and JP Morgan Bank, N.A., as administrative agent. The Credit Agreement

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. DEBT (Continued)

Amendment increased the aggregate commitment for the revolving credit facility under the Credit Agreement from $20.0 million to $40.0 million and extended the termination date of the Credit Agreement from October 31, 2010, to May 31, 2013, or any earlier day on which the aggregate commitment is reduced to zero or the Credit Agreement is otherwise terminated pursuant to its terms. The Credit Agreement Amendment also requires us to maintain a leverage ratio of less than 2.5 to 1.0 at all times after March 1, 2008. The Credit Agreement Amendment permitted us to redeem all of our outstanding 7 3/4% convertible senior subordinated notes ("7 3/4% Notes"), provided that no default or un-matured default under the Credit Agreement has occurred and continued on the date of the redemption and provided further that the represented and warranties contained in the Credit Agreement were true and correct on the date of the redemption and remain true and correct after giving effect to the redemption. We used proceeds from the Credit Agreement to redeem the 7 3/4% Notes.

        On August 26, 2010, we notified JP Morgan Bank, N.A., to reduce our aggregate commitment on our revolving credit line from $40.0 million to $36.0 million. As of August 28, 2010, there was $22.0 million outstanding under the revolving credit agreement. There were no amounts outstanding under the reserve for usage on our commercial credit card program and outstanding letters of credit were approximately $0.1 million, leaving an unused line of $13.9 million. Based on our loan covenants, actual available credit as of August 28, 2010, was $13.9 million. We were in compliance with our loan covenants as of August 28, 2010.

  7 3/4% Convertible Senior Subordinated Notes

        On June 1, 2010, we notified the holders of our 7 3/4% Notes that we elected to redeem all $19.5 million of the aggregate outstanding principal amount. We redeemed the 7 3/4% Notes on June 11, 2010, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

6. INCOME TAXES

        The effective income tax rate from continuing operations during the first quarter of fiscal 2011 was a tax provision of 5.6% as compared to a tax benefit of 19.3% during the first quarter of fiscal 2010.

        The difference between the effective tax rate as compared to the U.S. federal statutory rate of 35.0% and 34.0% during the first quarter of fiscal 2011 and fiscal 2010 resulted from our geographical distribution of taxable income or losses, valuation allowances in the U.S. and several foreign jurisdictions, the use of net operating losses that had a valuation allowance, and the release of tax reserves due to expiring statute of limitations.

        In the normal course of business, we are subject to examination by taxing authorities throughout the world. We are no longer subject to either U.S. federal, state, or local tax examinations by tax authorities for years prior to fiscal 2004. With few exceptions, we are no longer subject to non-U.S. income tax examinations by tax authorities for years prior to fiscal 2003. Our primary foreign tax jurisdictions are China, Japan, Germany, Singapore, and the Netherlands. We have tax years open in Singapore beginning in fiscal 2003; in Japan, the Netherlands and Germany beginning in fiscal 2005; and in China beginning in calendar year 2005.

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. INCOME TAXES (Continued)

        As a result of the agreement to sell RFPD, we no longer consider $22.0 million of undistributed foreign earnings to be permanently reinvested in our non-U.S. subsidiaries. We currently have a valuation allowance against substantially all of our U.S. deferred tax assets. We have not provided for U.S. deferred income taxes or foreign withholding tax on the remainder of undistributed earnings from our non-U.S. subsidiaries because such earnings are considered to be permanently reinvested and it is not practicable to estimate the amount of tax that may be payable upon distribution.

        As of August 28, 2010, and May 29, 2010, our worldwide liability for uncertain tax positions, excluding interest and penalties, was $3.3 million. We record penalties and interest relating to uncertain tax positions in the income tax expense line item within the unaudited condensed consolidated statements of income and comprehensive income.

        It is reasonably possible that there will be a change in the unrecognized tax benefits, excluding interest and penalties, in the range of $0 to approximately $0.2 million due to the expiration of various statutes of limitations within the next 12 months.

7. CALCULATION OF EARNINGS PER SHARE

        We have authorized 30,000,000 shares of common stock, 10,000,000 shares of Class B common stock, and 5,000,000 shares of preferred stock. The Class B common stock has 10 votes per share and has transferability restrictions; however, Class B common stock may be converted into common stock on a share-for-share basis at any time. With respect to dividends and distributions, shares of common stock and Class B common stock rank equally and have the same rights, except that Class B common stock cash dividends are limited to 90% of the amount of common stock cash dividends.

        In accordance with ASC 260-10, Earnings Per Share ("ASC 260"), our Class B common stock is considered a participating security requiring the use of the two-class method for the computation of basic and diluted earnings per share. The two-class computation method for each period reflects the cash dividends paid per share for each class of stock, plus the amount of allocated undistributed earnings per share computed using the participation percentage which reflects the dividend rights of each class of stock. Basic and diluted earnings per share were computed using the two-class method as prescribed in ASC 260. The shares of Class B common stock are considered to be participating convertible securities since the shares of Class B common stock are convertible on a share-for-share basis into shares of common stock and may participate in dividends with common stock according to a predetermined formula which is 90% of the amount of common stock cash dividends.

        Diluted earnings per share is calculated by dividing net income, adjusted for interest savings, net of tax, on assumed conversion of convertible debentures and notes, by the actual shares outstanding and share equivalents that would arise from the exercise of stock options, certain restricted stock awards, and the assumed conversion of convertible debentures and notes when dilutive. For the first quarter of fiscal 2011, our 7 3/4% Notes were repurchased, thus eliminating any effect from the dilutive calculation. For the first quarter of fiscal 2010, the assumed conversion and the effect of the interest savings of our 7 3/4% Notes were excluded because their inclusion would have been anti-dilutive.

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. CALCULATION OF EARNINGS PER SHARE (Continued)

        The earnings per share ("EPS") presented in our unaudited condensed consolidated statements of income and comprehensive income are based on the following amounts (in thousands, except per share amounts):

	Three Months Ended
	August 28, 2010		August 29, 2009
	Basic	Diluted	Basic	Diluted
Numerator for basic and diluted EPS:
Net income	$8,376	$8,376	$1,915	$1,915
Less dividends:
Common stock	294	294	297	297
Class B common stock	55	55	55	55

Undistributed earnings	$8,027	$8,027	$1,563	$1,563

Common stock undistributed earnings	6,763	6,777	$1,319	$1,320
Class B common stock undistributed earnings	1,264	1,250	$244	$243

Total undistributed earnings	$8,027	$8,027	$1,563	$1,563

Denominator for basic and diluted EPS:
Common stock weighted average shares	14,679	14,679	14,859	14,859

Class B common stock weighted average shares, and shares under if-converted method for diluted EPS	3,048	3,048	3,048	3,048

Effect of dilutive securities
Unvested restricted stock awards		4		8
Dilutive stock options		186		—

Denominator for diluted EPS adjusted for weighted average shares and assumed conversions		17,917		17,915

Net income per share:
Common stock	$0.48	$0.47	$0.11	$0.11

Class B common stock	$0.43	$0.43	$0.10	$0.10

Note: Common stock options that were anti-dilutive and not included in diluted earnings per common share for the first quarter of fiscal 2011 were 1,467,576.

8. SEGMENT REPORTING

        In accordance with ASC 280-10, Segment Reporting, we have identified three reportable segments: RFPD, EDG, and Canvys.

        RFPD serves the global RF and wireless communications market, including infrastructure, and wireless networks, and the power management and alternative energy markets.

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SEGMENT REPORTING (Continued)

        EDG provides engineered solutions and distributes electronic components to customers in diverse markets including the steel, automotive, textile, plastics, semiconductor manufacturing, and broadcast industries.

        Canvys provides global integrated display products, systems and digital signage solutions serving the financial, corporate enterprise, healthcare, and industrial markets.

        The CEO evaluates performance and allocates resources, in part, based on the gross profit of each segment.

        Operating results and assets by segment are summarized in the following table (in thousands):

	Net Sales	Gross Profit
First Quarter Fiscal 2011
RFPD	$99,634	$21,201
EDG	27,493	9,055
Canvys	10,017	2,335

Total	$137,144	$32,591

First Quarter Fiscal 2010
RFPD	$79,478	$17,402
EDG	18,796	6,267
Canvys	11,218	2,800

Total	$109,492	$26,469

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SEGMENT REPORTING (Continued)

        A reconciliation of net sales, gross profit, and assets to the relevant consolidated amounts is as follows (in thousands):

	Three Months Ended
	August 28, 2010	August 29, 2009
Segment net sales	$137,144	$109,492

Net sales	$137,144	$109,492

Segment gross profit	$32,591	$26,469

Gross profit	$32,591	$26,469

	August 28, 2010	May 29, 2010
Segment assets	$182,064	$170,385
Cash and cash equivalents	31,982	29,038
Other current assets(1)	12,546	13,954
Net property	16,207	16,675
Other assets(2)	4,109	4,763

Total assets	$246,908	$234,815

(1)
Other current assets include miscellaneous receivables, prepaid expenses, and current deferred income taxes.

(2)
Other assets include investments, notes receivable, assets held for sale, non-current deferred income taxes and other assets.

        Geographic net sales information is primarily grouped by customer destination into five areas: North America; Asia/Pacific; Europe; Latin America; and Corporate.

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SEGMENT REPORTING (Continued)

        Net sales and gross profit by geographic region are summarized in the following table (in thousands):

	Three Months Ended
	August 28, 2010	August 29, 2009
Net Sales
North America	$45,804	$36,243
Asia/Pacific	54,181	42,390
Europe	32,366	26,794
Latin America	4,711	4,128
Corporate	82	(63)

Total	$137,144	$109,492

Gross Profit
North America	$11,770	$9,272
Asia/Pacific	12,533	9,694
Europe	7,787	7,135
Latin America	1,566	1,392
Corporate	(1,065)	(1,024)

Total	$32,591	$26,469

        We sell our products to customers in diversified industries and perform periodic credit evaluations of our customers' financial condition. Terms are generally on open account, payable net 30 days in North America, and vary throughout Asia/Pacific, Europe, and Latin America. Estimates of credit losses are recorded in the financial statements based on monthly reviews of outstanding accounts. Corporate primarily includes unabsorbed value-add costs and other unallocated expenses.

9. FAIR VALUE MEASUREMENTS

        ASC 820, Fair Value Measurements and Disclosures ("ASC 820"), defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements.

        ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists; therefore requiring an entity to develop its own assumptions.

        As of August 28, 2010, we held investments that are required to be measured at fair value on a recurring basis. Our investments primarily consist of equity securities of publicly traded companies for which market prices are readily available.

RICHARDSON ELECTRONICS, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. FAIR VALUE MEASUREMENTS (Continued)

        Investments measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of August 28, 2010, were as follows (in thousands):

	Level 1	Level 2	Level 3
Equity securities	$316	$—	$—

10. SUBSEQUENT EVENTS

        In accordance with ASC 855, Subsequent Events, we have evaluated our subsequent events through the date that our financial statements were issued. The following events took place after August 28, 2010, yet before our financial statements were issued:

        On October 1, 2010, we entered into a definitive agreement (the "Acquisition Agreement") with Arrow Electronics, Inc. ("Arrow") to sell certain assets and liabilities of our RFPD strategic business unit, along with certain other assets, for $210.0 million in cash, subject to post-closing adjustments (the "RFPD Transaction"). The RFPD Transaction is subject to the approval of our stockholders as well as customary closing conditions and regulatory approvals. We expect the transaction to close in early January 2011. We will report the results of RFPD as a discontinued operation in accordance with the criteria of ASC 205-20, Presentation of Financial Statements—Discontinued Operations beginning with the second quarter of fiscal 2011.

        As of August 28, 2010, the net assets of RFPD were approximately $89.5 million. Based on our tax structure and our ability to utilize existing net operating loss carryforwards, we expect to pay income taxes as a result of the RFPD Transaction of approximately $25.0 million. We also expect to record a gain on sale of approximately $110.0 million during the third quarter of fiscal 2011.

 Annex E

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

        The following presents our unaudited pro forma condensed financial information for the quarter ended August 28, 2010 and the fiscal years ended May 29, 2010, May 30, 2009, and May 31, 2008. This financial information reflects our historical financial statements as adjusted for the assets and liabilities being transferred pursuant to the Transaction, which is subject to the approval of the Company's stockholders, as described elsewhere within this proxy, and certain other liabilities associated with RFPD that are not being transferred pursuant to the Transaction. The pro forma unaudited condensed balance sheet as of August 28, 2010 and the fiscal years ended May 29, 2010 and May 30, 2009 reflect the specifically identified net assets of RFPD, the estimated net book value of Property, Plant and Equipment (PP&E), and the amount of prepaid expenses related to computer support and maintenance costs to be transferred in connection with the Transaction.

        The unaudited pro forma condensed financial information of ours is for informational purposes only and does not purport to present what our results would have been had the Transaction actually occurred on the dates presented or to project our results of operations or financial position for any future period. The pro forma financials have been made based upon currently available information, preliminary estimates, and certain assumptions that are believed to be reasonable and represent all material information that is necessary to fairly present the pro forma financial information. In particular, we have prepared the unaudited pro forma condensed statements of operations without including adjustments for expenses related to the Transaction or for additional actions that may be taken to realign our cost structure. In addition, the pro forma condensed statements of operations do not include the expected gain related to the Transaction and the unaudited pro forma balance sheet does not include any adjustments to reflect the cash proceeds that will be received at closing.

        This pro forma information should be read in conjunction with our audited financial statements as of August 28, 2010; May 29, 2010; May 30, 2009 and May 31, 2008, including the notes thereto.

        The unaudited pro forma condensed financial statements are based upon information and assumptions available at the time of the filing of this proxy statement and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the various Transactions occurred on the dates indicated.

        The unaudited pro forma condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with (i) our audited consolidated financial statements and the notes thereto for the year ended May 29, 2010, (ii) our unaudited consolidated financial statements and the notes thereto for the three months ended August 28, 2010, and (iii) our pro forma consolidated financial statements for the years ended May 30, 2009, May 29, 2010 and for the three months ended August 28, 2010 which are excerpted and included as Annexes C, D and E hereto, respectively, and incorporated herein by reference.

Richardson Electronics, Ltd.
Income Statement—Proforma
(in thousands, except per share amounts)

	Q1 FY 2011			FY 2010			FY 2009			FY 2008
	As Reported	RFPD	Proforma	As Reported	RFPD	Proforma	As Reported	RFPD	Proforma	As Reported	RFPD	Proforma
Net sales	$137,144	$99,634	$37,510	$491,847	$356,475	$135,372	$496,379	$355,189	$141,190	$568,409	$376,203	$192,206
Cost of sales	104,553	78,433	26,120	373,836	279,748	94,088	386,749	279,158	107,591	432,810	290,880	141,930

Gross margin(1)	32,591	21,201	11,390	118,011	76,727	41,284	109,630	76,031	33,599	135,599	85,323	50,276
% of net sales	23.8%	21.3%	30.4%	24.0%	21.5%	30.5%	22.1%	21.4%	23.8%	23.9%	22.7%	26.2%
Direct SG&A(2)	15,162	9,489	5,673	62,141	38,513	23,628	68,596	41,283	27,313	74,853	42,754	32,099
% of net sales	11.1%	9.5%	15.1%	12.6%	10.8%	17.5%	13.8%	11.6%	19.3%	13.2%	11.4%	16.7%

Direct Operating Contribution(1)	17,429	11,712	5,717	55,870	38,214	17,656	41,034	34,748	6,286	60,746	42,569	18,177
% of net sales	12.7%	11.8%	15.2%	11.4%	10.7%	13.0%	8.3%	9.8%	4.5%	10.7%	11.3%	9.5%
Support Functions(3)	8,133	3,003	5,130	33,700	13,035	20,665	41,852	16,188	25,664	50,477	19,524	30,953
Goodwill impairment	—	—	—	—	—	—	1,472		1,472	11,506	—	11,506
(Gain) loss on disposal of assets	—	—	—	19	(1)	20	5,854	3	5,851	27	—	27

Operating Income (Loss)	$9,296	$8,709	$587	$22,151	$25,180	$(3,029)	$(8,144)	$18,557	$(26,701)	$(1,264)	$23,045	$(24,309)
% of net sales	6.8%	8.7%	1.6%	4.5%	7.1%	-2.2%	-1.6%	5.2%	-18.9%	-0.2%	6.1%	-12.6%

Other (income) expense
Interest expense	234	167	67	3,973	2,834	1,139	4,600	3,603	997	6,854	4,211	2,643
Investment income	—	—	—	(113)	(81)	(32)	(329)	(258)	(71)	(928)	(570)	(358)
Foreign exchange (gain) loss	119	—	119	1,116	—	1,116	(1,316)	—	(1,316)	1,485	—	1,485
Other, net	69	—	69	73	—	73	(685)	—	(685)	14	—	14

Total	422	167	255	5,049	2,753	2,296	2,270	3,345	(1,075)	7,425	3,641	3,784

Income (loss) before taxes	8,874	8,542	332	17,102	22,427	(5,325)	(10,414)	15,212	(25,626)	(8,689)	19,404	(28,093)
Income tax provision	498	364	134	(166)	214	(380)	1,750	1,279	471	(218)	514	(732)

Income (loss) from continuing operations	$8,376	$8,178	$198	$17,268	$22,213	$(4,945)	$(12,164)	$13,933	$(26,097)	$(8,471)	$18,890	$(27,361)

Income (loss) from continuing operations:
Per common share—basic	$0.48	$0.47	$0.01	$0.99	$1.27	$(0.28)	$(0.69)	$0.79	$(1.48)	$(0.48)	$1.08	$(1.56)

Per common share—diluted	$0.47	$0.46	$0.01	$0.96	$1.22	$(0.28)	$(0.69)	$0.78	$(1.48)	$(0.48)	$1.01	$(1.56)

Per Class B common shares—basic	$0.43	$0.42	$0.01	$0.89	$1.14	$(0.26)	$(0.62)	$0.71	$(1.33)	$(0.43)	$0.97	$(1.40)

Per Class B common shares—diluted	$0.43	$0.42	$0.01	$0.88	$1.14	$(0.26)	$(0.62)	$0.71	$(1.33)	$(0.43)	$0.97	$(1.40)

Weighted average number of shares
Common shares—basic	14,679	14,679	14,679	14,766	14,766	14,766	14,857	14,857	14,857	14,794	14,794	14,794

Common shares—diluted	17,917	17,917	17,917	18,915	18,915	14,766	14,857	17,905	14,857	14,794	21,391	14,794

Class B common shares—basic	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048

Class B common shares—diluted	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048	3,048

(1)
Included in RFPD gross profit and direct operating contribution for fiscal 2009 and fiscal 2008 are inventory write downs of $2.3 million and $0.9 million, respectively.
(2)
RFPD Direct SG&A includes severance expense for fiscal 2010, fiscal 2009, and fiscal 2008 of $0.9 million, $0.9 million, and $0.4 million, respectively. RFPD Direct SG&A for fiscal 2009 includes a goodwill impairment charge of $0.6 million.
(3)
RFPD support function costs include costs that transfer to Arrow Electronics in connection with the Transaction, net of Company costs associated with the Transition Services Agreement.

Richardson Electronics, Ltd.

Balance Sheet—Proforma

(in thousands USD)

	Q1 FY 2011				FY 2010				FY 2009
	As Reported	RFPD(1)	Adjust(2)	Proforma	As Reported	RFPD(1)	Adjust(2)	Proforma	As Reported	RFPD(1)	Adjust(2)	Proforma
Assets
Current Assets
Cash and Cash Equivalents	$31,982	$—	$185,000	$216,982	$29,038	$—	$185,000	$214,038	$43,887	$—	$185,000	$228,887
Receivables	102,037	75,064		26,973	98,691	71,153		26,315	92,449	69,640		20,964
Inventories	85,564	58,916		26,648	78,730	50,923		27,807	81,165	47,406		33,759
Prepaid Expenses(3)	4,758	609		4,149	4,514	490		4,024	5,245	282		4,963
Deferred Income Taxes	2,251	—		2,251	2,404	—		2,404	2,591	—		2,591

Total Current Assets	226,592	134,589	185,000	277,003	213,377	122,566	185,000	274,588	225,337	117,328	185,000	291,164

Property, Plant and Equipment, Net(4)	16,207	10,900		5,307	16,675	11,215		5,460	19,371	12,979		6,392
Deferred financing costs, net	—	—		—	60	—		60	432	—		432
Non-Current Deferred Income Taxes	3,790	—		3,790	3,571	—		3,571	3,385	—		3,385
Other non-current assets	319	—		319	1,132	—		1,132	290	—		290

Total Other Assets	20,316	10,900	—	9,416	21,438	11,215	—	10,223	23,478	12,979	—	10,499

TOTAL ASSETS	$246,908	$145,489	$185,000	$286,419	$234,815	$133,781	$185,000	$284,811	$248,815	$130,307	$185,000	$301,663

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable(5)	$61,169	$44,826		$16,343	$61,616	$41,877		$19,739	$52,996	$38,889		$14,107
Accrued Liabilities(6)	18,732	14,086		4,646	18,807	12,782		6,025	18,371	13,481		4,890
Current Portion of Long-Term Debt	22,000	—		22,000	19,517	—		19,517	—	—		—

Total Current Liabilities	101,901	58,912	—	42,989	99,940	54,659	—	45,281	71,367	52,370	—	18,997

Long-term debt	—	—		—	—	—		—	52,353	—		52,353
Long-term income tax liabilities	3,417	—		3,417	3,475	—		3,475	5,016	—		5,016
Non-Current Liabilities	1,637	—		1,637	1,537	—		1,537	1,386	—		1,386

Total Non-Current Liabilities	5,054	—	—	5,054	5,012	—	—	5,012	58,755	—	—	58,755

Total Liabilities	$106,955	$58,912	$—	$48,043	$104,952	$54,659	$—	$50,293	$130,122	$52,370	$—	$77,752

Total Shareholder Equity	$139,953	$86,577	$185,000	$238,376	$129,863	$79,122	$185,000	$234,518	$118,693	$77,937	$185,000	$223,911

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$246,908	$145,489	$185,000	$286,419	$234,815	$133,781	$185,000	$284,811	$248,815	$130,307	$185,000	$301,663

(1)
RFPD assets and liabilities are those that have been specifically identified as RFPD and excludes all other assets and liabilities that are identified as general Richardson Electronics assets and liabilities or specific to other divisions of Richardson Electronics.
(2)
Represents net cash proceeds received at the close of the transaction, consisting of gross proceeds of $210 million less estimated taxes of $25 million.
(3)
RFPD prepaid expenses relate specifically to computer support and maintenance costs to be transferred in connection with th Transaction.
(4)
RFPD Property, Plant and Equipment ("PP&E") includes an estimated net book value of PP&E to be transferred in connection with the Tansaction.
(5)
RFPD Accounts Payable are defined as RFPD's trade accounts payable and include amounts related to inventory purchases, vendor incentive programs, and in-transit inventory.
(6)
RFPD Accrued Liabilities are non-trade liabilities specifically associated with RFPD ithat are not transferring in connection with the Transaction and include estimated amounts related to RFPD employee compensation and benefits and related payroll tax liabilities, unearned revenue, accrued freight costs, accrued tax, and other RFPD non-trade liabilities.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0000076612_1 R2.09.05.010 RICHARDSON ELECTRONICS, LTD. KYLE C BADGER 40W267 Keslinger Road P.O. BOX 393 LaFox, Illinois 60147-0393 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 1 PROPOSAL TO APPROVE the sale of all the assets primarily used or held for use in our RF, Wireless and Power Division business unit, certain other asset and certain liabilities, pursuant to the Acquisition Agreement, dated October 1, 2010, by and among Richardson Electronics, Ltd., certain subsidiaries of Richardson Electronics, Ltd. and Arrow Electronics, Inc. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000076612_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . RICHARDSON ELECTRONICS, LTD. Special Meeting of Stockholders [ ], 2010 [ ] Central time This proxy is solicited by the Board of Directors The undersigned hereby appoints Edward J. Richardson and Kyle C. Badger as Proxies, each with the power to appoint his substitute, and hereby authorizes tem to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on [ ], 2010, at the Special Meeting of Stockholders to be held on [ ], 2010 or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side